Exhibit 99.3

CREDIT AGREEMENT

Dated as of January 23, 2004

among

COMMUNICATIONS & POWER INDUSTRIES, INC.,
as Borrower,

COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION,
as a Guarantor,

THE OTHER GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

UBS SECURITIES LLC and
BEAR, STEARNS & CO. INC.,
as Joint Lead Arrangers and Bookrunners,

and

UBS AG, STAMFORD BRANCH,
as Administrative Agent, Collateral Agent and Issuing Bank,

UBS LOAN FINANCE LLC,
as Swingline Lender,

BEAR STEARNS CORPORATE LENDING INC.,
as Syndication Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Documentation Agent,

and

WACHOVIA CAPITAL MARKETS, LLC,
as Co-Arranger

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Classification of Loans and Borrowings	31
SECTION 1.03.	Terms Generally	31
SECTION 1.04.	Accounting Terms; GAAP	31

ARTICLE II

THE CREDITS

SECTION 2.01.	Commitments	32
SECTION 2.02.	Loans	32
SECTION 2.03.	Borrowing Procedure	33
SECTION 2.04.	Evidence of Debt; Repayment of Loans	34
SECTION 2.05.	Fees	35
SECTION 2.06.	Interest on Loans	36
SECTION 2.07.	Termination and Reduction of Commitments	36
SECTION 2.08.	Interest Elections	37
SECTION 2.09.	Amortization of Term Borrowings	38
SECTION 2.10.	Optional and Mandatory Prepayments of Loans	38
SECTION 2.11.	Alternate Rate of Interest	41
SECTION 2.12.	Increased Costs	42
SECTION 2.13.	Breakage Payments	43
SECTION 2.14.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	43
SECTION 2.15.	Taxes	44
SECTION 2.16.	Mitigation Obligations; Replacement of Lenders	46
SECTION 2.17.	Swingline Loans	47
SECTION 2.18.	Letters of Credit	48

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	52
SECTION 3.02.	Authorization; Enforceability	52
SECTION 3.03.	Governmental Approvals; No Conflicts	52
SECTION 3.04.	Financial Statements	53
SECTION 3.05.	Properties	53
SECTION 3.06.	Equity Interests and Subsidiaries	54
SECTION 3.07.	Litigation; Compliance with Laws	54
SECTION 3.08.	Agreements	54
SECTION 3.09.	Federal Reserve Regulations	55
SECTION 3.10.	Investment Company Act; Public Utility Holding Company Act	55
SECTION 3.11.	Use of Proceeds	55

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SECTION 3.12.	Taxes	55
SECTION 3.13.	No Material Misstatements	55
SECTION 3.14.	Labor Matters	56
SECTION 3.15.	Solvency	56
SECTION 3.16.	Employee Benefit Plans	56
SECTION 3.17.	Environmental Matters	57
SECTION 3.18.	Insurance	58
SECTION 3.19.	Security Documents	58
SECTION 3.20.	Acquisition Documents; Representations and Warranties in Agreement	59
SECTION 3.21.	Representations, Warranties and Agreements of Holdings and Parent	59
SECTION 3.22.	Anti-Terrorism Law	59
SECTION 3.23.	Bribery	60
SECTION 3.24.	Subordination of Senior Subordinated Notes	60

ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01.	All Credit Events	60
SECTION 4.02.	First Credit Event	61

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements, Reports, etc.	66
SECTION 5.02.	Litigation and Other Notices	68
SECTION 5.03.	Existence; Businesses and Properties	68
SECTION 5.04.	Insurance	69
SECTION 5.05.	Obligations and Taxes	69
SECTION 5.06.	Employee Benefits	70
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	70
SECTION 5.08.	Use of Proceeds	70
SECTION 5.09.	Compliance with Environmental Laws; Environmental Reports	70
SECTION 5.10.	[Reserved]	71
SECTION 5.11.	Additional Collateral; Additional Guarantors	71
SECTION 5.12.	Security Interests; Further Assurances	73
SECTION 5.13.	Redemption Notes	73
SECTION 5.14.	Post-Closing Matters	73

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Indebtedness	75
SECTION 6.02.	Liens	76
SECTION 6.03.	Investment, Loan and Advances	78
SECTION 6.04.	Mergers, Consolidations, Sales of Assets and Acquisitions	80
SECTION 6.05.	Dividends	81
SECTION 6.06.	Transactions with Affiliates	82
SECTION 6.07.	Financial Covenants	83

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SECTION 6.08.	Prepayments of Other Indebtedness; Modifications of Certificate of Incorporation, Other Constitutive Documents or By-Laws and Certain Other Agreements, etc.	85
SECTION 6.09.	Limitation on Certain Restrictions on Subsidiaries	85
SECTION 6.10.	Limitation on Issuance of Capital Stock	86
SECTION 6.11.	Limitation on Creation of Subsidiaries	86
SECTION 6.12.	Business	86
SECTION 6.13.	Limitation on Accounting Changes	86
SECTION 6.14.	Fiscal Year	86
SECTION 6.15.	Sale and Leaseback Transactions	86
SECTION 6.16.	Anti-Terrorism Law; Anti-Money Laundering	87

ARTICLE VII

GUARANTEE

SECTION 7.01.	The Guarantee	87
SECTION 7.02.	Obligations Unconditional	87
SECTION 7.03.	Reinstatement	88
SECTION 7.04.	Subrogation; Subordination	89
SECTION 7.05.	Remedies	89
SECTION 7.06.	Instrument for the Payment of Money	89
SECTION 7.07.	General Limitation on Guarantee Obligations	89

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01.	Events of Default	90

ARTICLE IX

COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01.	Collateral Account	92
SECTION 9.02.	Proceeds of Casualty Events	93
SECTION 9.03.	Application of Proceeds	93

ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01.	Appointment	94
SECTION 10.02.	Agent in Its Individual Capacity	94
SECTION 10.03.	Exculpatory Provisions	94
SECTION 10.04.	Reliance by Agent	95
SECTION 10.05.	Delegation of Duties	95
SECTION 10.06.	Successor Agent	95
SECTION 10.07.	Non-Reliance on Agent and Other Lenders	95
SECTION 10.08.	No Other Administrative Agent	96
SECTION 10.09.	Indemnification	96

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ARTICLE XI

MISCELLANEOUS

SECTION 11.01.	Notices	96
SECTION 11.02.	Waivers; Amendment	97
SECTION 11.03.	Expenses; Indemnity	98
SECTION 11.04.	Successors and Assigns	100
SECTION 11.05.	Survival of Agreement	102
SECTION 11.06.	Counterparts; Integration; Effectiveness	103
SECTION 11.07.	Severability	103
SECTION 11.08.	Right of Setoff	103
SECTION 11.09.	Governing Law; Jurisdiction; Consent to Service of Process	103
SECTION 11.10.	WAIVER OF JURY TRIAL	104
SECTION 11.11.	Headings	104
SECTION 11.12.	Confidentiality	104
SECTION 11.13.	Interest Rate Limitation	105
SECTION 11.14.	Lender Addendum	105
SECTION 11.15.	Administrative Agent Consent to Defeasance	105

ANNEXES

Annex I	Amortization Table

SCHEDULES

Schedule 1.01(a)	Mortgaged Properties
Schedule 1.01(b)	Refinancing Indebtedness To Be Repaid
Schedule 1.01(c)	Subsidiary Guarantors
Schedule 3.03	Governmental Approvals; No Conflicts
Schedule 3.05(b)	Real Properties
Schedule 3.05(c)	Intellectual Property
Schedule 3.06(a)	Subsidiaries
Schedule 3.08	Material Agreements
Schedule 3.18	Insurance
Schedule 3.20	Acquisition Documents
Schedule 4.02(o)(vi)	Landlord Access Agreements

EXHIBITS

Exhibit A	Form of Landlord Access Agreement
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Lender Addendum
Exhibit H	Form of Mortgage
Exhibit I-1	Form of Term Note
Exhibit I-2	Form of Revolving Note
Exhibit I-3	Form of Swingline Note

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Exhibit J-1	Form of Perfection Certificate
Exhibit J-2	Form of Perfection Certificate Supplement
Exhibit K	Form of Security Agreement
Exhibit L	Form of Exemption Certificate
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Intercompany Note

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CREDIT AGREEMENT

CREDIT AGREEMENT (this “Agreement”) dated as of January 23, 2004, among COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation (“Borrower”), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation (“Holdings”), CPI ACQUISITION CORP., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO.  INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and as issuing bank (in such capacity, “Issuing Bank”), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, “Syndication Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, “Documentation Agent”) and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, “Co-Arranger”).

W I T N E S S E T H :

WHEREAS, Holdings, Parent and CPI Merger Sub Corp. (“Merger Sub”) have entered into that certain agreement and plan of merger with Green Equity Investors II, L.P. (“GEI”), dated as of November 17, 2003, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof (the “Merger Agreement”) to effect the merger (the “Merger”) of Merger Sub with and into Holdings, with Holdings as the surviving corporation;

WHEREAS, Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount of $90.0 million, and Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40.0 million, which Revolving Loans may not be drawn on the Closing Date other than to fund up to $4.0 million of working capital of Borrower and its Subsidiaries;

WHEREAS, Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Maturity Date, in the form of Swingline Loans, in an aggregate amount at any time outstanding of up to $5.0 million;

WHEREAS, Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $15.0 million, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries;

WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.11.

NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

Definitions

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“AC Amount” shall have the meaning assigned to such term in the definition of “Permitted Acquisition.”

“Access Agreement” shall mean an Access Agreement substantially in the form of Exhibit A.

“Acquired Business” shall mean Holdings and its subsidiaries.

“Acquired Indebtedness” shall mean (1) with respect to any person that becomes a Subsidiary after the Closing Date as a result of a Permitted Acquisition, Indebtedness of such person and its subsidiaries existing at the time such person becomes a Subsidiary that was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (2) with respect to Borrower or any Subsidiary, any Indebtedness of a person (other than Borrower or a Subsidiary) existing at the time such person is merged with or into Borrower or a Subsidiary in connection with a Permitted Acquisition, or Indebtedness expressly assumed by Borrower or any Subsidiary in connection with a Permitted Acquisition, which Indebtedness was not, in any case, incurred by such other person in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for or as part of any Permitted Acquisition, whether paid in cash, by assumption of Indebtedness, or by exchange of assets other than Qualified Capital Stock of Parent and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, and includes Borrower’s reasonable estimate of any and all payments that will be required to be made and that represent the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business.

“Acquisition Documents” shall mean the collective reference to the Merger Agreement, Voting and Indemnification Agreement and the Escrow Agreement.

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.06, the term “Affiliate” shall also include any person that directly or indirectly owns more than 10% of the aggregate voting Equity Interests of the person specified or that is an executive officer or director of the person specified.

“Agents” shall mean the Arrangers, Syndication Agent, Documentation Agent, Administrative Agent and Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” shall mean, for any day, with respect to any Loan, the applicable percentage set forth below:

Leverage Ratio	Applicable Percentage Revolving Loans		Applicable Percentage Term Loans
	Eurodollar	ABR	Eurodollar	ABR
Level I >3.5: 1.0	3.00%	2.00%	3.00%	2.00%
Level II < 3.5:1.0	2.75%	1.75%	2.75%	1.75%

Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.  Notwithstanding the foregoing, (a) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and 5.01(d) for the first fiscal quarter ending at least six months after the Closing Date, the Leverage Ratio shall be deemed to be in Level I for purposes of determining the Applicable Margin and (b) at any time during which Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), the Leverage Ratio shall be deemed to be in Level I for purposes of determining the Applicable Margin.

“Arrangers” shall mean the Joint Lead Arrangers and the Co-Arranger.

“Asset Sale” shall mean (a) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property (including stock of subsidiaries by the holder thereof) by any of the Group Companies to any person other than any Loan Party and (b) any issuance or sale by any Subsidiary of its Equity Interests to any person (other than to a Loan Party).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Audited Financial Statements” shall have the meaning assigned to such term in Section 3.04(a).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now constituted or hereafter amended.

“Bailee Letter” shall have the meaning assigned to such term in the Security Agreement.

“Bear Stearns” shall mean Bear Stearns Corporate Lending Inc.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, with respect to any person, the board of directors (or similar governing body) of such person.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City or Stamford, CT are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, with respect to any person, for any period, the aggregate cash expenditures made during that period for property, plant or equipment as reflected in the consolidated balance sheet of such person and its Consolidated Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of property (a) to the extent financed from insurance proceeds paid on account of the loss of or damage to the property being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the property being replaced or (c) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided that Capital Expenditures shall not in any event include the Acquisition Consideration paid in connection with Permitted Acquisitions or up to $20.0 million of expenditures in connection with the sale, remediation or restoration work concerning the San Carlos Facility.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any person:  (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having, capital and surplus aggregating in excess of $1.0 billion with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

“Casualty Event” shall mean, with respect to any property (including Real Property) of any person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such person or any of its subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than $500,000.  “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military.

“CERCLA” shall have the meaning assigned thereto in the definition of “Environmental Law”.

A “Change in Control” shall be deemed to have occurred if:  (a) Holdings shall at any time cease to own 100% of the capital stock of Borrower or Parent shall at any time cease to own 100% of the capital stock of Holdings (other than as a result of a merger permitted by Section 6.04(k)); (b) prior to an IPO, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Parent; (c) following an IPO, either (i) the Permitted Holders shall fail to own, or to have the power to vote or direct the voting of, Voting Stock representing at least 30% of the voting power of the total outstanding Voting Stock of Parent or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 30% of the voting power of the total outstanding Voting Stock of Parent; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholder of Parent was approved by a vote of at least 51% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent, provided that this clause (d) shall not apply when the Permitted Holders own sufficient Voting Stock to elect a majority of directors to the Board of Directors.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or Swingline Commitment.

“Closing Date” shall mean the date of the initial Credit Event hereunder.

“Closing Date Intercompany Loan” shall mean a loan from Borrower to Holdings made from the proceeds of borrowings made hereunder on the Closing Date for the sole purpose of funding a portion of the consideration for the Merger not funded by the Equity Financing and to pay fees, commissions and expenses in connection with the Transactions.

“Co-Arranger” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall mean all of the Security Agreement Collateral, the Mortgaged Real Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

“Collateral Account” shall mean a collateral account or sub-account in the form of a deposit account established and maintained by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 9.01.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Collateral Documents” shall mean the Security Documents, the Perfection Certificate and all UCC or other financing statements or instruments of perfection required by this Agreement or any Security Document to be filed with respect to the security interests in property and fixtures created pursuant to the Security Documents.

“Commercial Letter of Credit” means any letter of credit issued for the account of Borrower for the benefit of Borrower or any of its Subsidiaries, for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, Term Loan Commitment and Swingline Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commitment Letter” shall mean the Commitment Letter, dated January 12, 2004, among Parent, UBS Loan Finance LLC, UBS Securities LLC, Bear Stearns Corporate Lending Inc., Bear Stearns & Co. Inc., Wachovia Bank, National Association and Wachovia Capital Markets, LLC.

“Companies” shall mean Borrower and the Subsidiaries; and “Company” shall mean any one of them.

“Confidential Information Memorandum” shall mean that certain confidential information memorandum dated as of January 2004.

“Consolidated Companies” shall mean Borrower and its Consolidated Subsidiaries.

“Consolidated Current Assets” shall mean, with respect to any person as at any date of determination, the total assets of such person and its Consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” shall mean, with respect to any person as at any date of determination, the total liabilities of such person and its Consolidated Subsidiaries which may properly be classified as current liabilities (other than (a) the current portion of any Loans and Capital Lease Obligations and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein) on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted, without duplication and in each case only to the extent included in determining Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary that is not a Guarantor only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders), by (x) adding thereto (i) the amount of Consolidated Interest Expense, (ii) provision for taxes, (iii) amortization, (iv) depreciation, (v) extraordinary losses, (vi) fees and expenses incurred in connection with the Transactions, the sale, remediation or relocation work at the San Carlos Facility or any Permitted Acquisition, (vii) non-cash compensation expense, (viii), non-cash impairment charges and (ix) all other non-recurring items reducing the Consolidated Net Income for such period; provided that the aggregate amount of all non-recurring cash items added back for such period shall not exceed $10.0 million; provided, further, that an item will not be considered “non-recurring” if the nature of such item is such that it is reasonably likely to recur within two years or there was a similar item within the prior two years, and (y) subtracting (i) dividends paid by Borrower pursuant to Section 6.05(c), (ii) the aggregate amount of all extraordinary gains and all non-cash items and (iii) the aggregate amount of all non-recurring cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.  To the extent that the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Section 6.04) has occurred during the relevant period, Consolidated EBITDA shall be determined for the respective period on a Pro Forma Basis for such occurrence (other than for the purposes of calculating Excess Cash Flow).

Notwithstanding the foregoing, Consolidated EBITDA (i) for the third fiscal quarter of 2003 shall be $15.2 million, (ii) for the fourth fiscal quarter of 2003 shall be $12.1 million and (iii) for the first fiscal quarter of 2004 shall be $13.8 million, subject, in each case, to adjustment pursuant to the preceding sentence.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such period less the sum of (i) Capital Expenditures paid in cash during such period, (ii) income taxes that have been paid in cash during such period (net of cash indemnification amounts received from third parties); provided that if a Tax Event has occurred, the amount of the taxes paid in connection with a Tax Event shall be allocated to the period or periods to which such taxes relate (provided, that if any such amounts paid would be allocated to a period prior to the fiscal quarter ended January 2, 2004, then such amounts shall be allocated pro rata amongst the period or periods to which such taxes relate from and including the fiscal quarter ended January 2, 2004) and (iii) any income taxes allocated to such Test Period pursuant to the immediately preceding clause (ii), to (b) the sum of (i) cash Consolidated Interest Expense for such period and (ii) the principal amount of all regularly scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Borrower and its Subsidiaries for such period (as determined on the first day of the respective period).  To the extent that the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Sec tion 6.04) has occurred during the relevant Test Period, the Consolidated Fixed Charge Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrence.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Capital Lease Obligations and all drawn letters of credit) of Borrower and its Consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP minus the aggregate stated balance sheet amount of cash and Cash Equivalents held by Borrower and its Consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.  To the extent that the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Section 6.04) has occurred during the relevant Test Period, the Consolidated Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrence.

“Consolidated Interest Expense” shall mean, for any period, the excess of (a) the sum, without duplication, of (i) the total consolidated cash interest expense of Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP, (ii) the portion of Capital Lease Obligations of Borrower and its Consolidated Subsidiaries representing the interest factor for such period, (iii) all interest paid with respect to discontinued operations, and (iv) all accrued but unpaid interest on any Indebtedness of any other person guaranteed by Borrower or any of its Subsidiaries, minus (b) the total consolidated interest income of Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net after tax income of Borrower and its Consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event net earnings or loss of any other person (other than a Subsidiary) in which Borrower or any Consolidated Subsidiary has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by Borrower or such Consolidated Subsidiary in the form of cash distributions.

“Consolidated Subsidiaries” shall mean, as to any person, all subsidiaries of such person which are consolidated with such person for financial reporting purposes in accordance with GAAP.

“Contested Collateral Lien Conditions” shall mean, with respect to any Permitted Lien of the type described in clauses (a) and (b) of Section 6.02, the following conditions:

(a)           any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any material portion of the Collateral on account of such Lien;

(b)           the appropriate Credit Party shall maintain, to the extent it deems necessary, cash reserves in an amount sufficient to pay and discharge such Lien and the reasonable estimate of all interest and penalties related thereto; and

(c)           such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

“Contingent Obligation” shall mean, as to any person, any obligation of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any product warranties for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Parties” shall mean Borrower and the Guarantors.

“Debt Issuance” shall mean the incurrence by Parent, Holdings, Borrower or any Subsidiary of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“Default” shall mean any event or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defeasance Activities” shall have the meaning assigned to such term in Section 4.02(e).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 90 days following the Term Loan Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 90 days following the Term Loan Maturity Date, or (c) contains any repurchase obligation which comes into effect prior to payment in full of all amounts hereunder.

“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to its stockholders or made any other distribution, payment or delivery of property (other than common stock of such person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such person outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock).

“dollars” or “$” shall mean lawful money of the United States of America.

“ECF Percentage” shall mean, with respect to any fiscal year, the applicable percentage set forth below across from the applicable Leverage Ratio as of the last day of such fiscal year:

Leverage Ratio	Applicable Percentage
> 3.5:1.0	75%
≤ 3.5:1.0 and > 2.75:1.0	50%
≤ 2.75:1.0	25%

“environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written accusation, allegation, notice of violation, investigation or potential liability claim, demand, order, directive, cost recovery action or other cause of action by any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Response action costs, property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties, restrictions or modification of operations or equipment, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, or the common law relating in any way to the environment (including, without limitation preservation or reclamation of natural resources), the management, Release or threatened Release of any Hazardous Material or to public or occupational health and safety matters to the extent involving exposure to Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively “CERCLA”), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments to or regulations promulgated under, any of the foregoing.

“Environmental Permit” shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Financing” shall mean (i) the common equity investments in Parent by the Equity Investors and (ii) the Rollover Equity, which together shall be in an amount not less than $100.0 million (which amount may be reduced, to the extent that the amount of fees, commissions and expenses in connection with the Transactions is less than $17.5 million, by the amount of such deficiency).

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

“Equity Investors” shall mean Affiliates of Sponsor or such Affiliates and one more other investors reasonably satisfactory to the Arrangers.

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Parent after the Closing Date of (x) any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling person or (ii) any capital contribution to Parent; provided, however, that an Equity Issuance shall not include (a) any such sale or issuance by Parent to directors, officers or employees of any Group Company of its Equity Interests or any warrants or options to purchase its Equity Interests (including such Equity Interests issued upon exercise of any warrant or option but excluding any Disqualified Capital Stock) in an aggregate amount of up to 15.0% of the outstanding Equity Interests of Parent on the date hereof, (b) any issuance or sale by Parent to Sponsor or the Equity Investors, (c) any capital contribution by Sponsor, or any Equity Investor to Parent or (d) any issuance or sale by Parent of its Equity Interests to the extent the proceeds thereof are contemporaneously applied to fund Permitted Acquisitions or to fund Investments permitted by Section 6.03(m).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414(m) or (o) of the Tax Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Tax Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Tax Code or Section 406 of ERISA) which could result in liability to any Company.

“Escrow Agreement” shall mean the Escrow Agreement, dated as of January 23, 2004, in substantially the form attached as Exhibit B to the Merger Agreement.

“Escrow Proceeds” shall mean cash amounts received by any Group Company under the Escrow Agreement or any other escrow agreements entered into under the Merger Agreement; provided, however, that Escrow Proceeds shall not include such cash amounts relating to (i) indemnification of amounts actually paid by any Group Company to persons other than any Group Company or (ii) working capital adjustments.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VIII.

“Excess Cash Flow” shall mean, for any fiscal year of Borrower, the sum, without duplication, of

(a)           Consolidated EBITDA for such fiscal year provided that, to the extent otherwise included in such calculation, such calculation shall exclude all unrealized gains and unrealized losses; plus

(b)           the difference, if positive, of the amount of Net Working Capital at the end of the prior fiscal year over the amount of Net Working Capital at the end of such fiscal year; minus

(c)           the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior fiscal year over the amount of Net Working Capital at the end of such fiscal year; minus

(d)           the amount of non-recurring cash items reducing Consolidated Net Income; minus

(e)           the amount of any cash income taxes paid or payable by Borrower and its Consolidated Subsidiaries with respect to such fiscal year; minus

(f)           cash interest, commitment fees, Letter of Credit fees and other fees associated with or paid pursuant to any Loan Document or any other Indebtedness paid by Borrower and its Consolidated Subsidiaries during such fiscal year and fees and expenses paid with respect to the sale, remediation or relocation work concerning the San Carlos Facility; minus

(g)           Capital Expenditures made in cash in accordance with Section 6.07(d), cash payments in respect of Acquisition Consideration and cash Investments made in accordance with Section 6.03, in each case, during such fiscal year and to the extent funded from Internally Generated Funds; minus

(h)           permanent repayments of Indebtedness made by Borrower and its Consolidated Subsidiaries during such fiscal year but only to the extent such repayments do not occur in connection with a refinancing of all or any portion of the Loans; minus

(i)           extraordinary cash losses from the sale of assets during such fiscal year and not included in Consolidated EBITDA;

provided that, to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and Casualty Events shall be excluded from the calculation of Excess Cash Flow.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income, branch profits or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office or applicable lending office is located and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any U.S. withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).

“Executive Order” shall have the meaning assigned to such term in Section 3.22.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the confidential Fee Letter, dated January 12, 2004, among the Parent, UBS Loan Finance LLC, UBS Securities LLC, Bear Stearns Corporate Lending Inc., Bear, Stearns & Co.  Inc., Wachovia Bank, National Association and Wachovia Capital Markets, LLC.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

“Foothill Loan Agreement” shall mean the Loan and Security Agreement, dated as of December 15, 2000, by and among Borrower, as borrower, the other obligors named therein, the lenders signatory thereto and Foothill Capital Corporation, as arranger and administrative agent, as amended.

“Foreign Lender” shall mean any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Tax Code.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“GEI” has the meaning assigned to such term in the recitals hereto.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property to be sold, mortgaged or assigned or the establishment for which control is to be transferred.

“Group Companies” shall mean Parent, Holdings and the Companies; and “Group Company” shall mean any one of them.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by the Guarantors.

“Guarantors” shall mean Holdings, Parent and the Subsidiary Guarantors.

“Hazardous Materials” shall mean all pollutants, contaminants, chemicals, wastes, substances and constituents including without limitation petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes which are regulated pursuant to, or can give rise to liability under, any Environmental Law.

“Hedging Agreement” means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person in an amount not to exceed the fair market value of such property, whether or not the obligations secured thereby have been assumed; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all obligations of such person in respect of Hedging Agreements; provided that the amount of Indebtedness of the type referred to in this clause (h) of any person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such person; (i) all obligations of such person as an account party in respect of drawn letters of credit, letters of guaranty and bankers’ acceptances; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.  The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such person is not liable therefor.  Notwithstanding the foregoing, until the earlier of (x) March 31, 2007 and (y) the termination of the San Carlos Agreement, “Indebtedness” shall not include indebtedness of Borrower of up to $20.0 million aggregate principal amount at any time outstanding arising in connection with the sale, remediation or relocation work concerning the San Carlos Facility; provided that such indebtedness shall constitute “Indebtedness” if, at any time, neither Borrower nor Holdings is permitted, pursuant to the terms of the San Carlos Agreement, to convey the San Carlos Facility to satisfy such indebtedness in full.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Indenture” shall have the meaning assigned to such term in Section 11.15.

“Initial Lenders” shall mean UBS Loan Finance LLC, Bear Stearns and Wachovia, each, as a Lender.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.05(c).

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit N.

“Interest Election Request” means a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December to occur during the period that such Loan is outstanding and the final maturity date of such Loan, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months and, if available to all relevant Lenders, nine or twelve months thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to seven days to the extent required under Section 2.03(e) hereof.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower or the Subsidiaries against fluctuations in interest rates and not entered into for speculation.

“Internally Generated Funds” shall mean funds not constituting the proceeds of any Loan, Debt Issuance, Equity Issuance, Asset Sale, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof).

“Investments” shall have the meaning assigned to such term in Section 6.03.

“IPO” means an underwritten public offering of Equity Interests of Parent pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Issuing Bank” shall mean, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Section 2.18(i), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“Joinder Agreement” shall mean that certain joinder agreement substantially in the form of Exhibit F.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble hereto.

“Junior Preferred Stock” shall mean the Series A 14% Junior Preferred Stock of Borrower.

“Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit A, or such other form as may reasonably be acceptable to the Collateral Agent.

“Latest Balance Sheet” shall have the meaning assigned to such term in the Merger Agreement.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time.  The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Sub-Account” shall have the meaning assigned to such term in Section 9.01(d).

“Lender Addendum” shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit G, to be executed and delivered by such Lender on the Closing Date as provided in Section 11.14.

“Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Lender Affiliate” means with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by (i) the same investment advisor as such Lender or by an Affiliate of such advisor or (ii) any Lender or an Affiliate of any Lender.

“Letter of Credit” shall means any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.18.

“Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such Eurodollar Borrowing to be outstanding during such Interest Period.  “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities (other than securities representing an interest in a joint venture), any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Notes (if any) and the Security Documents.

“Loan Parties” shall mean Borrower and the Subsidiary Guarantors.

“Loans” shall mean the loans made by the Lenders to Borrower pursuant to this Agreement.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations or condition, financial or otherwise, of Borrower and the Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to perform any of their obligations under any Loan Document; or (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Merger” shall have the meaning assigned to such term in the recitals hereto.

“Merger Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Merger Sub” shall have the meaning assigned to such term in the recitals hereto.

“Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in substantially the form of Exhibit H, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

“Mortgaged Real Property” shall mean (a) each Real Property identified on Schedule 1.01(a) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(c).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any Company or any ERISA Affiliate is then making or has an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

“Net Cash Proceeds” shall mean:

(a)           with respect to any Asset Sale, the cash proceeds received by any Group Company (including cash proceeds subsequently received (as and when received by any Group Company) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of other taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold;  (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a senior Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); and (v) with respect to the San Carlos Facility and without duplication of the amounts in clause (i) through (iv) above, Borrower’s good faith estimate of the amount of payments arising in connection with the remediation, demolition or relocation work concerning the San Carlos Facility pursuant to the San Carlos Agreement;

(b)           with respect to any Debt Issuance, Preferred Stock Issuance or Equity Issuance, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

(c)           with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and e penses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

     “Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

   “Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Subsidiary Guarantor.

“Notes” shall mean any notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibits I-1, I-2 or I-3.

“Obligations” shall mean (a) obligations of the Credit Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Credit Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Credit Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment of all obligations of the Credit Parties under each Hedging Agreement in respect of the Loans entered into with any counterparty that was a Lender or Affiliate of a Lender at the time such Hedging Agreement was entered into and (c) the due and punctual payment of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

“Officers’ Certificate” shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its Chief Executive Officer, its President or one of its Vice Presidents (or an equivalent officer) or by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer, each in his or her official (and not individual) capacity.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overdraft Obligations” shall mean the Obligations described in clause (c) of the definition of “Obligations.”

“Parent” shall have the meaning assigned to such term in the preamble hereto.

“Participant” shall have the meaning assigned to such term in Section 11.04(e).

“Paying Agent” shall mean J.P. Morgan Trust Company, National Association, as paying agent under the Paying Agent Agreement.

“Paying Agent Agreement” shall mean the Paying Agent Agreement dated as of the Closing Date between Borrower and the Paying Agent.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit J-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit J-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean, with respect to Borrower or any Subsidiary Guarantor, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or a portion of the property of any other person, or of any business segment or division of any other person; (b) acquisition of any brand, patent, trademark or trade name; (c) acquisition of a majority of the Equity Interests of any other person (to the extent such acquisition causes such person to become a subsidiary of the acquiror), or otherwise causing any other person to become a subsidiary of such person; or (d) merger or consolidation or any other combination with any other person, if each of the following conditions are met:

                (i)no Default then exists or would result therefrom;

                (ii)on a Pro Forma Basis after giving effect to such acquisition, Borrower shall be in compliance with all covenants set forth in Section 6.07 as of the most recent Test Period (assuming, for purposes of Section 6.07, that such acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.07 ending on or prior to the date of such acquisition, had occurred on the first day of such relevant Test Period);

                (iii)the acquired person shall be engaged in a business in which Borrower and the Subsidiaries are permitted to engage and the property acquired in connection with any such acquisition shall be made subject to the Lien of the Security Documents to the extent required under the Loan Documents and shall be free and clear of any Liens, other than Permitted Liens;

                (iv)the board of directors or other similar governing body of the acquired person shall not have indicated publicly its opposition to the consummation of such acquisition;

                (v)with respect to any acquisition involving Acquisition Consideration of more than $10.0 million, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years of the person or business to be acquired (audited if available, and if such Acquisition Consideration is more than $20.0 million, audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired, (C) copies of all material documentation pertaining to such acquisition, and (D) all such other information and data relating to such acquisition or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

      (vi)Borrower shall have delivered to the Agents and the Lenders an Officers’ Certificate certifying that (A) such acquisition complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such acquisition could not reasonably be expected to result in a Material Adverse Effect;

    (vii)the Acquisition Consideration for such acquisition shall not exceed $40.0 million unless (i) the first $15.0 million of such Acquisition Consideration in excess of $40.0 million is funded with the proceeds of Equity Interests of Parent and (ii) at least 50% of such Acquisition Consideration in excess of $55.0 million is funded with the proceeds of Equity Interests of Parent, and the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions since the Closing Date shall not exceed $75.0 million plus an additional $75.0 million (to be decreased in an amount equal to the amount of Investments made by Borrower and the Subsidiaries pursuant to Section 6.03(m) in excess of $25.0 million (such adjusted amount, the “AC Amount”)), to the extent such additional AC Amount is funded with the proceeds from issuances of Equity Interests of Parent; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Term Loan Maturity Date; and

                (viii)the fees and expenses in connection with such acquisition shall be reasonable; provided that in the case of any acquisition involving Acquisition Consideration of more than $10.0 million, the fees and expenses in connection with such acquisition shall be reasonably acceptable to the Administrative Agent.

“Permitted Holders” shall mean, collectively, The Cypress Group L.L.C., Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-by-Side L.L.C. (or any vehicle formed pursuant to the governing agreements of such vehicles to invest with or in lieu of such vehicles) (together “CMBP II”), any new investment funds sponsored or managed by Cypress Advisors Inc. or an affiliate thereof and any new partnership or other vehicle created to co-invest with CMBP II or such new investment fund sponsored or managed by Cypress Advisors Inc. or an affiliate thereof; provided that with respect to any such new investment fund, partnership or other vehicle, The Cypress Group L.L.C., Cypress Associates II LLC or another entity controlled by employees of Cypress Advisors Inc. is the general partner or similar managing entity of such new investment fund, partnership or other vehicle.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and in respect of which Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

“Preferred Stock Issuance” shall mean any issuance or sale by any Group Company after the Closing Date of Preferred Stock.

“Prime Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.  The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Prior Lien” shall have the meaning ascribed thereto in the applicable Mortgage.

“Proceeding” shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Pro Forma Basis” shall mean, as to any person, for any events as described in clauses (ii) and (iii) below which occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if same had occurred at the beginning of such period of calculation, and

                (i)for purposes of the foregoing calculation, each transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four consecutive fiscal quarter period most recently ended for which financial standards are required by Section 5.01 to have been delivered (the “Reference Period”);

                (ii)in making any determination of Consolidated EBITDA, pro forma effect shall be given to the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or consent of the Required Lenders pursuant to Section 6.04), in each case which occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Acquisition contained herein, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition is consummated) as if the Merger, such Asset Disposition, such Permitted Acquisition or other transaction, as the case may be, occurred on the first day of the Reference Period; and

                (iii)in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Acquisition contained herein, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition is consummated) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Consolidated Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates which would have  been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to this definition of “Pro Forma Basis” shall be made on a basis consistent with Regulation S-X under the Exchange Act or on another basis reasonably acceptable to the Administrative Agent.

     “Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 3.04(b).

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitment represented by such Lender’s Revolving Commitment.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired.

“Public Debt Securities” shall mean the Borrower’s senior subordinated notes due 2005 issued under the Indenture.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 90 days after such acquisition of such property by such person.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Capital Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinancing” shall mean (a) the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding Indebtedness of Holdings and Borrower and their respective subsidiaries listed on Schedule 1.01(b), including, without limitation, the Defeasance Activities and (b) the redemption of all of the Junior Preferred Stock and the Senior Preferred Stock in accordance with the restated certificate of incorporation of Borrower, in each case in accordance with the terms of Section 4.02(e).

“Register” shall have the meaning assigned to such term in Section 11.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Hedging Obligations” shall mean the obligations described in clause (b) of the definition of “Obligations”

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or emanating of any Hazardous Material in, into, onto or through the environment.

“Required Lenders” shall mean, at any time, Lenders having Loans, LC Exposure and unused Revolving and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term Loan Commitments at such time.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C.  §  9601(25), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to:  (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof with responsibility for the administration of the obligations of such corporation in respect of this Agreement.

“Revolving Availability Period” shall mean the period following the Closing Date to but excluding the earlier of the Business Day preceding the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The aggregate amount of the Lenders’ Revolving Commitments on the Closing Date is $40.0 million.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loans” shall mean the Revolving Loans made by the Lenders to Borrower pursuant to Section 2.01(b).

“Revolving Maturity Date” shall mean the sixth anniversary of the Closing Date.

“Rollover Equity” shall mean the Equity Interests in Holdings exchanged for Equity Interests in Parent by management of the Acquired Business.

“Sale and Leaseback Transaction” shall mean the sale and leaseback transaction between Borrower and Holdings relating to the San Carlos Facility.

“San Carlos Facility” means the Holdings’ San Carlos, California facility located at 301 Industrial Road.

“San Carlos Agreement” shall mean the Agreement of Purchase and Sale, dated as of February 7, 2003, among Holdings and Palo Alto Medical Foundation and amendments thereto for the sale of the San Carlos Facility or any other similar agreement as amended, supplemented or replaced; provided that any replacement agreement shall be substantially the same terms as the replaced agreement.

 “Secured Parties” shall mean, collectively, the Agents, each Lender, each person holding Related Hedging Obligations (in its capacity as such) and each person holding Overdraft Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit K among the Credit Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Collateral Agent (on behalf of the Secured Parties) a perfected first priority security interest in the Security Agreement Collateral covered thereby, subject only to Permitted Liens.

“Security Agreement Collateral” shall have the meaning set forth in any Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.11.

“Security Documents” shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any property acquired or developed and any other document or instrument utilized to pledge as collateral for the Obligations any property of whatever kind or nature.

“Senior Preferred Stock” shall mean the Series B 14% Senior Redeemable Exchangeable Cumulative Preferred Stock of Borrower.

“Senior Subordinated Note Agreement” shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Subordinated Notes are issued as in effect on the date hereof and thereafter amended from time to time subject to the requirements of this Agreement.

“Senior Subordinated Note Documents” shall mean the Senior Subordinated Notes, the Senior Subordinated Note Agreement, the Senior Subordinated Note Guarantees and all other documents executed and delivered with respect to the Senior Subordinated Notes or the Senior Subordinated Note Agreement.

“Senior Subordinated Note Guarantees” shall mean the guarantees of Parent, Holdings and the Subsidiary Guarantors pursuant to the Senior Subordinated Note Agreement.

“Senior Subordinated Notes” shall mean Borrower’s 8% Senior Subordinated Notes due 2012 issued pursuant to the Senior Subordinated Note Agreement and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as the notes.

“Sponsor” shall mean The Cypress Group L.L.C.

“Standby Letter of Credit” means any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of Borrower or any Subsidiary, (b) the obligations of third-party insurers of Borrower or any Subsidiary arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (c) performance, payment, deposit or surety obligations of Borrower or any Subsidiary if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

“Statutory Reserves” shall mean, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurodollar liabilities” (as such term is used in Regulation D).  Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subordinated Indebtedness” shall mean any Indebtedness of a Group Company that is subordinated in right of payment to any other Indebtedness of such Group Company, including the Senior Subordinated Notes and the Senior Subordinated Note Guarantees

“subsidiary” shall mean, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by (x) the parent or one or more subsidiaries of the parent or (y) by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(c), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11, other than a Foreign Subsidiary.

“Supermajority Lenders” shall mean at any time, Lenders having Loans, LC Exposure and unused Revolving and Term Loan Commitments representing at least 66 2/3% of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term Loan Commitments at such time.

“Survey” shall mean a survey of any Mortgaged Real Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property or any easement, right of way or other interest in the Mortgaged Real Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Real Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Real Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Real Property and issue the endorsements requested by the Collateral Agent under Section 4.02(p) or 5.11(c) or (b) otherwise acceptable to the Collateral Agent.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.

“Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Tax Event” shall mean the payment of any income taxes on account of a judgment resulting from a tax audit that would cause a violation of Section 6.07(c) if all of such tax payment is included within a single Test Period for purposes of calculating Consolidated Fixed Charge Coverage Ratio.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Tax Sharing Agreements” shall mean all tax sharing, tax allocation and other similar agreements entered into by Parent, Holdings or any subsidiary of Holdings.

“Taxes” shall mean any and all present or future taxes, duties, levies, fees, imposts, deductions, charges or withholdings, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Commitment” shall mean with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, as such commitment may be (a) terminated or reduced from time to time pursuant to Section 2.07 and

(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The initial aggregate amount of the Lenders’ Term Loan Commitments is $90.0 million.

“Term Loan Maturity Date” shall mean the date that is six months following the six-year anniversary of the Closing Date.

“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09(a).

“Term Loans” shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01(a).  Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b).

“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 4.02(p)(ii).

“Transaction Documents” shall mean any and all agreements and other material documents entered into or delivered in connection with the Transactions, including but not limited to the Acquisition Documents, the Loan Documents, the Senior Subordinated Note Documents and the Equity Financing documents.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Merger; (b) the execution and delivery of the Loan Documents and the initial borrowings hereunder; (c) the making of the Closing Date Intercompany Loan; (d) the Equity Financing; (e) the Refinancing; (f) the exchange of the Rollover Equity and (g) the payment of all fees and expenses to be paid in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

“Voting and Indemnification Agreement” shall mean the Voting and Indemnification Agreement, dated as of November 17, 2003, in substantially the form attached as Exhibit A to the Merger Agreement.

“Voting Stock” shall mean any class or classes of capital stock of Parent pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Parent.

“Wachovia” shall mean Wachovia Bank, National Association.

“Wells Fargo Loan Agreement” shall mean the Loan Agreement, dated as of December 22, 2000, by and between Holdings and Wells Fargo Bank National Association, as amended.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings

.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”, “Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP

Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect on the date hereof, subject to the following sentence.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval of Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.  Notwithstanding anything in this Agreement to the contrary, prior to the unwinding of the Sale and Leaseback transaction, the financial definitions used herein which are calculated on a “consolidated” basis, shall be calculated on a consolidated basis for Holdings and its Consolidated Subsidiaries.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments

Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

(a) to make a Term Loan to Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment; and

    (b) to make Revolving Loans to Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the second Business Day preceding the Revolving Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided, however, that Revolving Loans made on the Closing Date shall not exceed $4.0 million.

Amounts paid or prepaid in respect of Term Loans may not be reborrowed.  Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

SECTION 2.02. Loans

.  (a)  Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  Except for Loans deemed made pursuant to Section 2.02(f), Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $250,000 and not less than $1.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, so long as such option does not result in increased costs to Borrower; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such

Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing constituting Revolving Loans or Term Loans if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as the case may be.

(f) If the Issuing Bank shall not have received from Borrower the payment required to be made by Section 2.18(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof.  Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender, and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders.  The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to Section 2.18(e) prior to the time that any Revolving Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear.  If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03. Borrowing Procedure

To request a Revolving Borrowing or Term Borrowing, Borrower shall notify the Administrative Agent of such request by telephone (promptly confirmed by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.18(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

(b) the aggregate amount of such Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (i) the date which is 30 days after the Closing Date and (ii) the date on which a successful syndication of the Loans and Commitments shall have been declared by the Joint Lead Arrangers, Borrower shall only be permitted to request an Interest Period of seven days; and

(f) the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso of clause (e) above).  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans

.  (a)  Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender holding Term Loans, the principal amount of each Term Loan of such Lender as provided in Section 2.09, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from

Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05. Fees

(a) Commitment Fee.  Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Maturity Date or the date on which the Revolving Commitment of such Lender shall expire or be terminated).  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein.

(b) Administrative Agent Fees.  Borrower agrees to pay to the Administrative Agent, for its own account, the agency fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).

(c) LC and Fronting Fees.  Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof unttributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Fees shall be paid directly to the Issuing Bank.  Once paid, none of the Fees shall be refundable under any circumstances (absent manifest error).

SECTION 2.06. Interest on Loans

.  (a)  Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any overdue principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

SECTION 2.07. Termination and Reduction of Commitments

(a)  The Term Loan Commitments shall automatically terminate on the Closing Date.  The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b) Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $1.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10 or Section 2.01, as applicable, the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c) Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by Borrower pursuant to this Section shall be irrevocable.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08. Interest Elections

(a)  Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit E.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (i) the date which is 30 days after the Closing Date and (ii) the date on which a successful syndication of the Loans and Commitments shall have been declared by the Joint Lead Arrangers, Borrower shall be permitted to request an Interest Period of seven days only.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso in clause (iv) above).

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, after the occurrence and during the continuance of such Event of Default, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Amortization of Term Borrowings

(a)  Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on Annex I, or if any such date is not a Business Day, on the next preceding Business Day (each such date being a “Term Loan Repayment Date”), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.09(b) and 2.10) equal to the amount set forth on Annex I for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

SECTION 2.10. Optional and Mandatory Prepayments of Loans
.
(a) Optional Prepayments.  Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million.

(b) Revolving Loan Prepayments.  In the event of any termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit and/or deposit an amount equal to the LC Exposure in the LC Sub-Account.  In the event of any partial reduction of the Revolving Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (ii) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction or termination, then Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Borrowings or Swingline Loans (or a combination thereof) and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

(c) Asset Sales.  Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale, Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to make prepayments in accordance with Sections 2.10(i) and (j); provided that:

(i) no such prepayment shall be required with respect to (A) any Asset Sale permitted by Section 6.04(b)(ii), (b)(iii), (d), (e), (h), (i) or (j), (B) the disposition of assets subject to a condemnation or eminent domain proceeding or insurance settlement to the extent it does not constitute a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $1.0 million in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $3.0 million in Net Cash Proceeds in any fiscal year; and

(ii) so long as no Default shall then exist or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales shall not exceed $20.0 million in any fiscal year of Borrower, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used (x) to purchase replacement assets or fixed or capital assets used or usable in the business of Borrower and the Subsidiaries, (y) to repair such assets or (z) to acquire 100% of the Equity Interests of any person that owns such replacement or other such assets no later than 360 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that if all or any portion of such Net Cash Proceeds not required to be applied to make prepayments as a result of this clause (ii) shall not be so reinvested as set forth in clauses (x), (y) and (z) within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).

(d) Debt or Preferred Stock Issuance.  Upon any Debt Issuance or any Preferred Stock Issuance after the Closing Date, Borrower shall make prepayments in accordance with Sections 2.10(i) and (j) in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such Debt Issuance or Preferred Stock Issuance.

(e) Equity Issuance.  Upon any Equity Issuance (other than a Preferred Stock Issuance) after the Closing Date, Borrower shall make prepayments in accordance with Sections 2.10(i) and (j) in an aggregate principal amount equal to 50% of the Net Cash Proceeds of such Equity Issuance; provided that if the Leverage Ratio after giving pro forma effect to such prepayment as of the most recently ended Test Period after the first anniversary of the Closing Date for which financial statements are available is less than 1.25 to 1.0, no such prepayment shall be required.

(f) Casualty Events.  Not later than five Business Days following the receipt of any Net Cash Proceeds from a Casualty Event, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(i) and (j); provided, however, that:

(i) so long as no Default or Event of Default then exists or would arise therefrom, the Net Cash Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers’ Certificate to the Collateral Agent on or prior to such date stating that such proceeds shall be used (A) to fund the acquisition or repair of property or the acquisition of 100% of the Equity Interests of any person that owns property used or usable in the business of Borrower and the Subsidiaries or (B) to repair, replace or restore the property in accordance with the provisions of this Agreement and the applicable Security Document in respect of which such Casualty Event has occurred; provided that, in each case, the actions described in clauses (A) and (B) above are commenced by Borrower within 360 days following the date of the receipt of such Net Cash Proceeds and are diligently pursued to satisfactory completion to the extent practicable in the good faith estimate of Borrower,

(ii) to the extent such Casualty Event affects any of the Collateral, all property acquired to effect any repair, replacement or restoration of such Collateral shall be made subject to the Lien of the Security Documents in accordance with the provisions of Section 5.11,

(iii) all such Net Cash Proceeds in excess of $10.0 million in the aggregate for all such Casualty Events shall be held in the Collateral Account and released therefrom only in accordance with the terms of Article IX, and

(iv) if all or any portion of such Net Cash Proceeds shall not be so applied within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).

(g) Excess Cash Flow.  No later than the earlier of (i) 90 days after the end of each fiscal year of Borrower, commencing with the fiscal year ending October 1, 2004, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(i) and (j) in an aggregate principal amount equal to the ECF Percentage of Excess Cash Flow for the fiscal year then ended; provided that if the Borrower makes any optional prepayment of Loans during any fiscal year with funds which would otherwise constitute “Excess Cash Flow” for such fiscal year (all such payments, the “ECF Optional Prepayments”), no deduction for such ECF Optional Prepayments shall be made in calculating Excess Cash Flow for such fiscal year (Excess Cash Flow without such deduction is herein referred to as “Gross Excess Cash Flow”).  If the ECF Optional Prepayments for such fiscal year equal or exceed the ECF Percentage of Gross Excess Cash Flow for such fiscal year, no prepayment shall be required pursuant to this Section 2.10(g) for such fiscal year.  To the extent that the ECF Optional Prepayments for such fiscal year are less than the ECF Percentage of Gross Excess Cash Flow for such fiscal year (such difference, the “Excess Cash Flow Shortfall”), subject to the proviso of the first sentence of this Section 2.10(g), the Borrower shall be required only to prepay an amount equal to such Excess Cash Flow Shortfall in respect of such fiscal year pursuant to this Section 2.10(g).

(h) Escrow Proceeds.  No later than five Business Days following the receipt of any Escrow Proceeds, Borrower shall apply an amount equal to 100% of such Escrow Proceeds to make prepayments in accordance with Sections 2.10(i) and (j).

(i) Application of Prepayments.  (i)  Optional prepayments in respect of Term Loans under this Agreement and mandatory prepayments pursuant to Section 2.10(d) or (e) shall be applied first to reduce remaining scheduled installments of principal due in respect of outstanding Term Loans under Section 2.09 in direct order of maturity up to but not including the first scheduled installment due after the date that is 12 months following the date of such prepayment.  After application of prepayments pursuant to the first sentence of this paragraph (i)(i) and to the extent there are mandatory prepayment amounts remaining after such application, such excess prepayments shall be applied (x) first, to reduce outstanding Term Loans pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.09 up to but not including the September 30, 2009 scheduled installment and (y) second, to the scheduled installment amounts on and after September 30, 2009, in direct order of maturity.  Mandatory prepayments pursuant to Sections 2.10(c), (f), (g) or (h) shall be applied (x) first, to reduce outstanding Term Loans pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.09, up to but not including the September 30, 2009 scheduled installment and (y) second, to the scheduled installment amounts on and after September 30, 2009, in direct order of maturity.

             (ii) After application of prepayments pursuant to paragraph (i)(i) and to the extent there are mandatory prepayment amounts remaining after such application (x) in the case of a mandatory prepayment pursuant to Section 2.10(d), (e), (g), or (h), Borrower shall first, repay outstanding Revolving Loans in an amount equal to such excess and second, the Revolving Commitments shall be reduced (but not to below $20.0 million) ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to the excess remaining after such repayment of Revolving Loans or (y) in the case of a mandatory prepayment pursuant to Section 2.10(c) or (f), the Revolving Commitments shall be reduced (but not to below $20.0 million) ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, provided, in either case, Borrower shall comply with Section 2.10(b).  Any remaining prepayment amounts after the application pursuant to the first sentence of this paragraph (i)(ii) may be retained by Borrower.

             (iii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively.  Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable.  Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.  Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

(j) Notice of Prepayment.  Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

SECTION 2.11. Alternate Rate of Interest

.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12. Increased Costs

(a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(d) A certificate of a Lender or the Issuing Bank setting forth the basis for its claim and the calculation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13. Breakage Payments

.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth the basis for its claim and the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14. Payments Generally; Pro Rata Treatment; Sharing of Setoffs

(a)  Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(f), 2.14(d), 2.17(d), 2.18(d) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.15. Taxes

.  (a)  Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided that if Borrower shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the basis for its claim and the calculation of the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), on or before the date it becomes a party to this Agreement (or in the case of any Participant, on or before such Participant purchases the related participation), such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.  In the case of a U.S. Borrower, each Foreign Lender either (1) (i) agrees to furnish either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (or successor form) and (ii) agrees (for the benefit of Borrower and the Administrative Agent), to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide a new Form W-8ECI or Form W-8BEN (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder or (2) in the case of any such Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (i) agrees to furnish either (a) an exemption certificate substantially in the form of Exhibit L and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or (b) an Internal Revenue Form W-8ECI (or successor form), certifying (in each case) to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder and (ii) agrees (for the benefit of Borrower and the Administrative Agent) to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide a new Form W-8BEN or W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder.

(f) If the Administrative Agent or a Lender (or an assignee) receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including, without limitation, any Taxes imposed on such refund to the extent in excess of any tax benefit actually realized in connection with the payments of the tax giving rise to such refund) of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority.  Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its tax returns or any other information which it deems confidential to Borrower or any other person.

SECTION 2.16. Mitigation Obligations; Replacement of Lenders

(a) Mitigation of Obligations.  If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable in the future pursuant to Section 2.12 or 2.15, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender.  Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If (1) any Lender requests compensation under Section 2.12, (2) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (3) any Lender defaults in its obligation to fund Loans hereunder or (4) Borrower elects to replace a Lender in accordance with Section 11.02(c), then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender) if the assignee is not another Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees, prepayment premiums and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments (other than a de minimis amount).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

SECTION 2.17. Swingline Loans

(a) Swingline Commitment.  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5.0 million or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Swingline Loans.  To request a Swingline Loan, Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from Borrower.  The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.  Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing.  Swingline Loans shall be made in minimum amounts of $250,000 and integral multiples of $50,000 above such amount.

(c) Prepayment.  Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Administrative Agent before 2:00 p.m., New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s Administrative Questionnaire, and such prepayments shall be made to the Swingline Lender by 3:00 p.m., New York City time, on such date of prepayment.  All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

(d) Participations.  The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment).  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders) and the Administrative Agent shall promptly pay to the Swingline

Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

SECTION 2.18. Letters of Credit

(a) General.  Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Borrower shall be a co-applicant, and shall be jointly and severally liable, with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least three Business Days in advance of the requested date of issuance, amendment, renewal or extension, or such shorter period as is acceptable to such respective Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $15.0 million and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (1) in the case of a Standby Letter of Credit, unless otherwise consented to by the Issuing Bank in its sole discretion, (x) (i) the date one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or (ii) such later date as requested by Borrower in the relevant application and (y) the date that is five days prior to the Revolving Maturity Date and (2) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the date that is five days prior to the Revolving Maturity Date.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.17 that such payment be financed with an ABR Revolving Loan or Swingline Loan in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan.  If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f), with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, distribute such payment to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  The obligation of Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presenta tion of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, any other issuing bank or any of their respective correspondent banks (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.18(e)).

(h) Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.06(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Bank.  The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and Borrower.  The Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  One or more Lenders may be appointed as additional Issuing Banks by written agreement among Borrower, the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed.  The Administrative Agent shall notify the Lenders of any such resignation or replacement of the Issuing Bank or any such additional Issuing Bank.  At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c).  From and after the effective date of any such resignation, replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require.  After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.  If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (g) or (h) of Article VIII.  Upon the Business Day Borrower receives such notice, Borrower shall deposit such cash collateral in the LC Sub-Account, to be held by the Collateral Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the risk and expense of Borrower, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement.  If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits or such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks.  Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement.  Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(l) Other.  The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

SECTION 3.01. Organization; Powers

.  Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability

.  The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and any implied covenant of good faith and fair dealing.

SECTION 3.03. Governmental Approvals; No Conflicts

.  Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the charter, by-laws or other organizational documents of any Company or any order of any Governmental Authority, (c) will not violate, result in a default or require any consent or approval under any applicable law or regulation, indenture, agreement or other instrument binding upon any Company or its assets, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Company, except Liens created under the Loan Documents and Permitted Liens.

SECTION 3.04. Financial Statements

(a)  Borrower has heretofore delivered to the Lenders the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Consolidated Subsidiaries and of Borrower and its Consolidated Subsidiaries, in each case, as of and for the fiscal years ended October 3, 2003, September 27, 2002 and September 28, 2001 (the statements as of and for the fiscal year ended October 3, 2003 referred to as the “Audited Financial Statements”).  Such financial statements (and all financial statements delivered pursuant to Section 5.01) have been prepared in accordance with GAAP consistently applied and present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings or Borrower, as the case may be.  Except as set forth in such financial statements (and all financial statements delivered pursuant to Section 5.01), there are no liabilities of Holdings or any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect.

(b) The pro forma consolidated balance sheet and related statements of income and cash flows of Borrower for the fiscal year ended October 3, 2003 (the “Pro Forma Financial Statements”) and the other pro forma information, including pro forma EBITDA, contained in the Confidential Information Memorandum have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and on the Closing Date to be reasonable), accurately reflect all adjustments required to be made to give effect to the Transactions and in the reasonable judgment of Borrower, present fairly on a pro forma basis the estimated consolidated financial position and results of operations of Borrower as and for such dates, assuming that the Transactions had actually occurred at such dates or at the beginning of such periods, as applicable.

SECTION 3.05. Properties

(a)  Each Company has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for irregularities or deficiencies in title that, individually or in the aggregate, do not interfere in a material respect with the ability of the Companies taken as a whole to conduct their business as currently conducted.  Title to all such property held by such Company is free and clear of all Liens except for Permitted Liens; provided, however, title to all Mortgaged Real Property is free and clear of all Liens except for the Prior Liens.  The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) (except to the extent such condition could not reasonably be expected to result in a Material Adverse Effect) and (ii) constitutes all the properties which are required for the business and operations of the Companies as currently conducted.

(b) As of the Closing Date, Schedule 3.05(b) contains a true and complete list of each parcel of Real Property (i) owned by any Credit Party as of the date hereof and describes the type of interest therein held by such Credit Party and (ii) leased, subleased or otherwise occupied or utilized by any Credit Party, as lessee, as of the date hereof and describes the type of interest therein held by such Credit Party and, in the case of Real Property located in the United States, whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

(c) Schedule 3.05(c) sets forth a list of all patents, patent applications, registered trademarks, domain names, registered service marks, and registered copyrights owned and necessary to such Loan Party for the conduct of the Acquired Business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No written claim has been asserted and is pending or has been threatened in writing against the Loan Party by any person challenging or questioning the validity or effectiveness of or alleging infringement or other violation of any such U.S. Intellectual Property, except as set forth in Schedule 3.05(c).  To the knowledge of each Loan Party, the use of such Intellectual Property by each Loan Party does not infringe or otherwise violate the intellectual property rights of any person, except for such claims, violations, and infringements that, individually or in the aggregate, could not reasonably be expected to be material to the Acquired Business.

SECTION 3.06. Equity Interests and Subsidiaries

(a)  Schedule 3.06(a) sets forth a list of (i) all the Subsidiaries and their jurisdiction of organization as of the Closing Date and (ii) the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date.  All Equity Interests of each Subsidiary are duly and validly issued and are fully paid and non-assessable and are owned directly or indirectly by Borrower.  All Equity Interests of Borrower are owned directly by Holdings and all Equity Interests of Holdings are owned directly by Parent.  Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except for Permitted Liens.

(b) No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests, subject only to Permitted Liens, pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

SECTION 3.07. Litigation; Compliance with Laws

(a)  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any such person (i) that challenge the enforceability or validity of any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for matters covered by Section 3.17, no Company or any of its property is in violation of, nor will the continued operation of their property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Real Property or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Agreements

(a)  As of the Closing Date, no Credit Party is a party to any material agreement other than the Acquisition Documents and the agreements set forth on

Schedule 3.08, and Borrower has delivered to the Administrative Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto.

(b) No Company is in default under any agreement or instrument to which it is a party or by which it or any of its property are or may be bound (other than agreements relating to or evidencing Indebtedness) where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. Federal Reserve Regulations

(a)  No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.  The pledge of the Securities Collateral (as defined in the Security Agreement) pursuant to the Security Agreement does not violate such regulations.

SECTION 3.10. Investment Company Act; Public Utility Holding Company Act

No Company is (a) an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company,” an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

SECTION 3.11. Use of Proceeds

Borrower will use the proceeds of (a) the Term Loans to finance a portion of the Merger (through the making of the Closing Date Intercompany Loan), effect the Refinancing and pay fees and expenses in connection with the Transactions and (b) the Revolving Loans following the Closing Date to provide ongoing working capital requirements and for general corporate purposes.  Borrower may also use the proceeds of the Revolving Loans on the Closing Date to fund up to $4.0 million to provide ongoing working capital requirements.  All of the proceeds from the Equity Financing will be used to fund the Transactions (other than the Refinancing, except with respect to the Wells Fargo Agreement).  All of the proceeds from the Closing Date Intercompany Loan will be used to fund the Merger consideration and to pay fees, commissions and expenses in connection with the Transactions.

SECTION 3.12. Taxes

.  Each Company has (a) filed or caused to be filed all material federal, state, local and foreign Tax Returns by it and (b) duly paid or caused to be duly paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company shall have set aside on its books adequate reserves in accordance with GAAP or which could not, individually or in the aggregate, have a Material Adverse Effect or (ii) with respect to taxable periods or portions thereof ending on or prior to the date of the Latest Balance Sheet for which it has made appropriate provision in the Latest Balance Sheet in accordance with GAAP.

SECTION 3.13. No Material Misstatements

.  The information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum) when taken as a whole does not contain any material misstatement of fact and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection or pro forma adjustment, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule, it being understood that projections are subject to uncertainties and contingencies and that no assurance can be given that any projection will be realized.

SECTION 3.14. Labor Matters

.  As of the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened which could reasonably be expected to result in a Material Adverse Effect.  The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect.  All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

SECTION 3.15. Solvency

.  Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

       SECTION 3.16. Employee Benefit Plans

(a)  Each Company and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would have a Material Adverse

Effect.  In the event of a complete withdrawal from each Multiemployer Plan, the aggregate liabilities of the Company and its ERISA Affiliates resulting therefrom could not reasonably be expected to result in a Material Adverse Effect.

(b) Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to comply or be maintained in good standing could not be reasonably expected to have a Material Adverse Effect.  No Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan that could reasonably be expected to result in a Material Adverse Effect.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is required to be funded, determined as of the end of the most recently ended fiscal year of the respective Company (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan by an amount that could reasonably be expected to have a Material Adverse Effect, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued, except where the failure to comply could not be reasonably expected to have a Material Adverse Effect.

SECTION 3.17 Environmental Matters

(a)  The Real Property of the Companies does not contain therein, thereon or thereunder, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require a Response under, or (iii) could give rise to liability under, Environmental Laws, which violations, Response and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b) The Real Property and all operations of the Companies are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary Environmental Permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(c) There have been no Releases at, from, under, or originating from properties adjacent to, the Real Property or otherwise in connection with the operations of any Company, which Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) None of the Companies has received an Environmental Claim, nor to their knowledge has any been threatened, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(e) To the knowledge of the Companies, Hazardous Materials have not been transported from Real Property of the Companies by or on behalf of any of the Companies, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such Real Property in a manner that could give rise to liability under, or in violation of, any Environmental Law, nor has any Company retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage, transport or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of Section 8.01 of this Agreement (Event of Default), notwithstanding the qualification by the knowledge of the Companies at the beginning of this subsection, the representations and warranties contained in this subsection shall be deemed not to be so qualified).

(f) No Real Property of the Companies is (i) listed or, to the knowledge of the Companies, proposed for listing on the National Priorities List under CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA, or (iii) included on any similar list maintained under any similar Environmental Law, in any case (i), (ii) or (iii), which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

(g) No Company is currently conducting any Response pursuant to any Environmental Law with respect to any Real Property or any other location which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18. Insurance

Schedule 3.18 sets forth a true, complete and correct summary description of all material insurance maintained by each Company as of the Closing Date.  As of each such date, such insurance is in full force and effect and all premiums have been duly paid.  Each Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents

(a)  The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) the Credit Parties have complied with Section 3.03 of the Security Agreement, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than (A) the Intellectual Property (as defined in the Security Agreement) and (B) such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

(b) When the Security Agreement (including all schedules thereto) or a short-form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office in the manner prescribed by each office and all actions required under the laws of the state of organization of the relevant Credit Party with respect to the perfection of a security interest in such intangible property are undertaken, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the U.S. Intellectual Property (as defined in the Security Agreement) to the fullest extent permitted by law, in each case subject to no Liens other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

(c) Each Mortgage executed and delivered as of the Closing Date is, or, to the extent any Mortgage is duly executed and delivered thereafter by the relevant Credit Party, will be, effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on and security interest in all of the Credit Parties’ right, title and interest in and to the Mortgaged Real Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 1.01(a) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Mortgaged Real Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Prior Liens.

(d) Each Security Document (other than Mortgages) delivered pursuant to Section 5.11 and Section 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Credit Parties’ right, title and interest in and to the Collateral thereunder, and when such Security Document is filed or recorded in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Security Agreement Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

SECTION 3.20. Acquisition Documents; Representations and Warranties in Agreement

.  (a)  Schedule 3.20 lists each agreement and each other material document contemplated by the Merger Agreement to be entered into, executed or delivered or to become effective in connection with the Merger.  The Lenders have been furnished true and complete copies of each such document to the extent executed and delivered on or prior to the Closing Date.

(b) All representations and warranties of each Company set forth in the Merger Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

SECTION 3.21. Representations, Warranties and Agreements of Holdings and Parent

.  Each of Holdings and Parent hereby represents, warrants and agrees that each of the representations, warranties and agreements made by a Company or a Loan Party in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, 3.22, 3.23 and 3.24 are also true and correct as to Holdings or Parent, as the case may be, as though references to such Company or Loan Party therein are references to Holdings or Parent, as the case may be.

SECTION 3.22. Anti-Terrorism Law

(a)  No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

        (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.23. Bribery

To the best knowledge of the Loan Parties, no Loan Party, nor any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Loan Parties, has directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Loan Parties (or assist the Loan Parties in connection with any actual or proposed transaction) which would subject any Loan Party or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign) except for such damages or penalties, either individually or in the aggregate that would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.24 Subordination of Senior Subordinated Notes

The Obligations are “Senior Debt,” the Guaranteed Obligations are “Guarantor Senior Debt” and the Obligations and Guaranteed Obligations are “Designated Senior Debt,” in each case, within the meaning of the Senior Subordinated Note Documents.

ARTICLE IV

CONDITIONS OF LENDING

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events

On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.17(b).

(b) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(c) Each of the representations and warranties set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d) There has been no material adverse change in the condition, financial or otherwise, business, operations, assets or liabilities of the Companies, taken as a whole, since October 3, 2003.

Each Credit Event shall be deemed to constitute a representation and warranty by each Credit Party on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

SECTION 4.02. First Credit Event

On the Closing Date:

(a) Loan Documents.  All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and Collateral Documents, including this Agreement, the Security Agreement, each Mortgage, the Perfection Certificate and each other applicable Loan Document and Collateral Document.

(b) Corporate Documents.  The Administrative Agent shall have received:

(i) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation or other constitutive documents, including all amendments thereto certified as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of the by-laws of each Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or managers of such person

(ii) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such person (together with a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate in this clause (i));

(iii) a long form certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State; and

(iv) such other documents as the Administrative Agent may reasonably request.

(c) Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b), (c) and (d) of Section 4.01.

(d) Financings and Other Transactions, Etc.  (i)  The Lenders shall be satisfied with the form and substance of the Transaction Documents, the total financing requirements for the Transactions (including the value of the Rollover Equity) shall not exceed $315.0 million and the Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents (and without the waiver or amendment of any material terms thereof not approved by the Initial Lenders).

(ii) Borrower shall have received not less than $125.0 million in gross proceeds from the issuance and sale of the Senior Subordinated Notes, and the Senior Subordinated Note Agreement shall be in form and substance reasonably satisfactory to the Lenders.

(iii) Holdings shall have received 100% of the cash from the Equity Financing and shall have used all of such proceeds in accordance with Section 3.11.  Any Rollover Equity shall be in the form of common equity (including options) of Holdings.

(e) The Refinancing.  (i)  The Refinancing with respect to the Foothill Loan Agreement and the Wells Fargo Loan Agreement shall have been consummated in full to the satisfaction of the Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a “pay off’ letter with respect to the Foothill Loan Agreement and the Wells Fargo Loan Agreement; the Administrative Agent shall have received from any person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

(i) Borrower shall have effected a covenant defeasance of all of the Public Debt Securities on or prior to the Closing Date in accordance with the Indenture (the “Defeasance Activities”).  All of the Public Debt Securities shall have either been (a) repurchased and be no longer outstanding or (b) called for redemption (with the redemption date being the 30th day following the date of the notice of redemption) and sufficient funds for such redemption shall have been irrevocably deposited with the trustee for the Public Debt Securities in accordance with the terms

(ii) of the Indenture; provided that Borrower may defer the mailing of the notice of redemption described in clause (b) with respect to Public Debt Securities outstanding on the Closing Date for one Business Day following the Closing Date.

(iii) All of the Junior Preferred Stock shall have been repurchased and be no longer outstanding.  All of the Senior Preferred Stock shall have either been (a) repurchased and be no longer outstanding or (b) called for redemption (with the redemption date being the 30th day following the date of the notice of redemption) in accordance with the terms of Borrower’s restated certificate of incorporation and sufficient funds for such redemption shall have been irrevocably deposited with the Paying Agent in accordance with the terms of the Paying Agent Agreement; provided that Borrower may defer the mailing of the notice of redemption described in clause (b) with respect to any Senior Preferred Stock outstanding on the Closing Date for one Business Day following the Closing Date.

        (f) Financial Statements; Projections.  The Lenders shall have (i) received and shall be reasonably satisfied with the Audited Financial Statements and (ii) received and reviewed the Pro Forma Financial Statements, pro forma EBITDA and any changes to the forecasts of the financial performance of Borrower and its Subsidiaries (including quarterly forecasts through the quarter ending on or about September 30, 2004).

(g) Indebtedness, Preferred Stock and Minority Interests.  After giving effect to the Transactions and the other transactions contemplated hereby, no Group Company shall have outstanding any Indebtedness, Preferred Stock or minority interests other than (i) the Loans and extensions of credit hereunder, (ii) Public Debt Securities to the extent sufficient funds for the redemption thereof have been irrevocably deposited with the trustee for the Public Debt Securities in accordance with the terms of the Indenture, (iii) shares of Senior Preferred Stock to the extent sufficient funds for the redemption thereof have been irrevocably deposited with the Paying Agent in accordance with the terms of the Paying Agent Agreement, (iv) the Senior Subordinated Notes, (v) intercompany Indebtedness represented by the Intercompany Note or intercompany notes to be pledged to the Collateral Agent pursuant to the Security Agreement and (vi) up to $1.0 million of other Indebtedness.

(h) Opinions of Counsel.  The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the Issuing Bank, (i) favorable written opinion of Simpson Thacher & Bartlett LLP, special counsel for the Credit Parties, in form reasonably acceptable to the Administrative Agent and the Initial Lenders, (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank, and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request and (ii) a favorable written opinion of Stikeman Elliot LLP, Jeffer, Mangels, Butler & Marmaro LLP and Gadsby Hannah LLP, in form reasonably acceptable to the Administrative Agent and the Initial Lenders, (A) dated the Closing Date and (B) addressed to the Agents, the Issuing Bank, and the Lenders.

(i) Solvency Certificate.  The Administrative Agent shall have received a solvency certificate from Borrower’s chief financial officer, in substantially the form of Exhibit M, as to the solvency of each of the Loan Parties after giving effect to the Transactions.

(j) Requirements of Law.  The Administrative Agent shall be satisfied that the Transactions shall be in full compliance with all material Requirements of Law, including without limitation Regulations T, U and X of the Board.

(k) Consents and Approvals.  The Administrative Agent shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions or the other transactions contemplated hereby.

(l) Litigation.  There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Parent, Holdings, Borrower and the Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

(m) Sources and Uses.  The sources and uses of the Loans shall be as set forth in Section 3.11.

(n) Fees.  The Agents and Lenders shall have received all Fees and other amounts due and payable hereunder and under the Fee Letter on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Cahill Gordon & Reindel llp, special counsel to the

    Agents) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.  The fees and expenses of the Transactions shall not exceed $17.5 million.

(o) Personal Property Requirements.  The Collateral Agent shall have received:

(i) all certificates, agreements or instruments representing or evidencing the Pledged Equity Interests and the Pledged Notes (each as defined in the Security Agreement) accompanied by instruments of transfer and stock powers endorsed in blank shall have been delivered to the Collateral Agent;

(ii) all other certificates, agreements, including control agreements, or instruments necessary to perfect all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Credit Party (as each such term is defined in the Security Agreement and to the extent required by Section 3.03 of the Security Agreement);

(iii) UCC Financing Statements (Form UCC-1 or UCC-2, as appropriate) in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

(iv) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state and county jurisdictions in which any of the property of any Credit Party is located and the state and county jurisdictions in which any Credit Party’s principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than those relating to Liens acceptable to the Collateral Agent);

(v) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement, including filings with the United States Patent, Trademark and Copyright Offices, and the execution and/or delivery of such other security and other documents, and the taking of all actions as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement in Collateral located in the U.S., except for any of the foregoing to be provided after the Closing Date pursuant to Section 5.12 hereof;

(vi) with respect to each location set forth on Schedule 4.02(o)(vi), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement or Bailee Letter shall be required with respect to any Real Property or personal property Collateral, as the case may be, that could not be obtained after the Loan Party that is the lessee or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so;

(vii) evidence acceptable to the Collateral Agent of payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Collateral Documents; and

(viii) the Intercompany Note executed by and among Parent and each of its subsidiaries, accompanied by instruments of transfer undated and endorsed in blank.

(p) Real Property Requirements.  The Collateral Agent shall have received:

(i) a Mortgage encumbering each Mortgaged Real Property in favor of Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Credit Party that is the owner of or holder of any interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 Financing Statements, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

(ii) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property and fixtures described therein in an amount equal to 100% of the fair market value of such Real Property which policies (or commitments) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement (if available under applicable law), (D) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent, and (E) contain no exceptions to title other than exceptions for the Prior Liens;

(iii) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements contemplated in subparagraph (ii) above;

(iv) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to subparagraph (ii) above;

(v) with respect to each Mortgaged Real Property, copies of all Leases in which any Group Company holds the lessor’s interest or other agreements relating to possessory interests of any Group Company, if any.  To the extent any of the foregoing encumber any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such

             Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement;

(vi) with respect to each Mortgaged Real Property, each Group Company shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency;

(vii) a Survey with respect to each Mortgaged Real Property; and

(viii) with respect to each leasehold Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Collateral Agent in order for the owner of the fee interest therein to consent to or approve of the Lien contemplated by the Mortgage with respect to such leasehold Mortgaged Real Property, and as may be obtained by the owner of such leasehold interest constituting such leasehold Mortgaged Real Property using commercially reasonable efforts.

(q) Insurance.  The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(r) Paying Agent Agreement.  The Paying Agent Agreement shall have been executed and delivered and shall be in form and substance reasonably satisfactory to the Joint Lead Arrangers.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or fully cash collateralized, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its subsidiaries to:

SECTION 5.01. Financial Statements, Reports, etc.

  In the case of Borrower, furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender):

(a) Annual Reports.  Within 90 days after the end of each fiscal year, (i) the consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, and notes thereto, accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in stockholders’ equity of the Consolidated Companies as of the end of and for such fiscal year in accordance with GAAP consistently applied, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth the financial condition, results of operation and cash flows of the Consolidated Companies as of the end of and for such fiscal year, as compared to the Consolidated Companies’ financial condition, results of operation and cash flows as of the end of and for the previous fiscal year and its budgeted results of operations and cash flows, and (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year;

(b) Quarterly Reports.  Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Consolidated Companies as of the date and for the periods specified in accordance with GAAP consistently applied and on a basis consistent with the audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnotes; (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth the financial condition, results of operation and cash flows of the Consolidated Companies as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to the Consolidated Companies’ financial condition, results of operation and cash flows as of the end of such fiscal quarter and for the comparable periods in the previous fiscal year and its budgeted results of operations and cash flows; and (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

(c) [reserved];

(d) Financial Officer’s Certificate.  (i)  Concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Section 6.07 (including, if a Tax Event has occurred, demonstrating compliance with Section 6.07(c) for all prior Test Periods affected by the allocation of taxes in connection with such Tax Event) and, in the case of paragraph (a) above, setting forth Borrower’s calculation of Excess Cash Flow; and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default under Section 6.07 has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

(e) Financial Officer’s Certificate Regarding Collateral.  Concurrently with any delivery of financial statements under paragraph (a) above, a Perfection Certificate Supplement;

(f) Public Reports.  Promptly after they become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its material Indebtedness pursuant to the terms of the documentation governing such material Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(g) Management Letters.  Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(h) Budgets.  No later than 90 days after the first day of each fiscal year of Borrower, an annual budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of Borrower’s business units and sources and uses of cash and balance sheets) prepared by Borrower for each fiscal month of such fiscal year prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budget is based, accompanied by the statement of a Financial Officer of Borrower to the effect that to such officer’s knowledge such budget is a reasonable estimate for the period covered thereby; and

(i) Other Information.  Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Litigation and Other Notices

.  Furnish to the Administrative Agent and each Lender prompt written notice of the following:

        (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect; and

(d) the occurrence of a Casualty Event in excess of $500,000.

SECTION 5.03. Existence; Businesses and Properties

.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable Requirements of Law (including any applicable Environmental Law, zoning or building ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Transaction Documents; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all commercially reasonable repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be conducted at all times as it is currently conducted; provided, however, that nothing in this Section 5.03(b) shall prevent (i) sales of assets, consolidations or mergers by or involving any Company in accordance with Section 6.04; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any property, rights, franchises, licenses and patents that such person reasonably determines are not necessary for the proper conduct of its business.

SECTION 5.04. Insurance

.  (a)  Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it; and maintain such other insurance as may be required by law; and, with respect to the Mortgaged Property, otherwise maintain all insurance coverage required under the applicable Mortgage, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days (10 days for non-payment) after receipt by the Collateral Agent of written notice thereof and (ii) name the Collatera Agent as insured party or additional loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

(c) Borrower shall, upon the Administrative Agent’s or the Collateral Agent’s request, deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker annually with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

SECTION 5.05. Obligations and Taxes

.  Pay its material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, the applicable Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, non-payment or non-discharge could not reasonably be expected to have a Material Adverse Effect and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and, in the case of Collateral, the applicable Company shall have otherwise complied with the provisions of the applicable Security Document in connection with such nonpayment.

SECTION 5.06. Employee Benefits

(a)  Comply with the applicable provisions of ERISA and the Tax Code, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Companies or their ERISA Affiliates knows or has reason to know that, any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or their ERISA Affiliates in an aggregate amount exceeding $1.0 million, a statement of a Financial Officer of Holdings setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (ii) upon request by the Administrative Agent, copies of:  (w) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (x) the most recent actuarial valuation report for each Plan; (y) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (z) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections

Keep proper books of record and account (i) in which full, true and correct entries are made in conformity with all Requirements of Law, (ii) in form permitting financial statement conforming with GAAP to be derived therefrom and (iii) in which all material dealings and transactions in relation to its business and activities are recorded.  Each Company will permit any representatives designated by any Agent (at the sole cost and expense of the Lenders) to visit and inspect the financial records and the property of such Company upon reasonable prior notice during regular business hours and under guidance of officers of such Company and to make extracts from and copies of such financial records, and permit any representatives designated by any Agent to discuss the affairs, finances and condition of any Company with and be advised as to the same by the officers thereof and the independent accountants therefor, all at such reasonable times and intervals and to such reasonable extent as any Agent or its representatives may request.

SECTION 5.08. Use of Proceeds

Use the proceeds of the Loans, the Closing Date Intercompany Loan and the Equity Financing and request the issuance of Letters of Credit only for the purposes set forth in Section 3.11.

SECTION 5.09. Compliance with Environmental Laws; Environmental Reports

(a)  Comply and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property owned or operated by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and property and obtain and renew all material Environmental Permits applicable to its operations and property and conduct any Response in accordance with Environmental Laws; provided, however, that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) If a Default caused by reason of a breach of Section 3.17 or Section 5.09(a) shall have occurred and be continuing for more than 20 Business Days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental site assessment report regarding the matters which are the subject of such default, including where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in form and substance reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them in connection with such Default.

SECTION 5.10. [Reserved]

SECTION 5.11. Additional Collateral; Additional Guarantors

(a)  Subject to this Section 5.11, with respect to any assets acquired after the Closing Date by any Credit Party that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (but, in any event, excluding any assets described in paragraph (b) of this subsection), promptly (and in any event within 45 days after the acquisition thereof):  (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent shall reasonably deem necessary to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such properties or assets subject to no Liens other than Permitted Liens, and (ii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.  Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of Security Documents against such after-acquired properties or assets.

(b) With respect to any Person that is or becomes a Subsidiary (other than any Foreign Subsidiary that is not a direct Subsidiary of a Loan Party or a Non-Guarantor Subsidiary) promptly (and in any event within 45 days after such Person becomes a Subsidiary) (i) deliver to the Administrative Agent the certificates, if any, representing the Equity Interests of such Subsidiary (provided that with respect to any Foreign Subsidiary of Borrower, in no event shall more than 65% of the Equity Interests of any Foreign Subsidiary be subject to any Lien or pledged under any Loan Document), together with undated stock powers executed and delivered in blank by a duly authorized officer of such Subsidiary’s parent, as the case may be, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer duly executed and delivered in blank by a duly authorized officer of such Loan Party, and (ii) cause such new Subsidiary (other than any Foreign Subsidiary or a Non-Guarantor Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions reasonably necessary or advisable to cause the Lien created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

(c) (i) Each Credit Party will promptly grant to the Collateral Agent, within 180 Business Days of the acquisition thereof, security interests and Mortgages in such owned or leased Real Property of such Credit Party as is acquired by such Credit Party after the Closing Date and that, together with any improvements thereon, in the case of any such owned or leased Real Property, individually or in the aggregate has a fair market value of at least $5.0 million, as additional security for the Obligations (unless, with respect to any such property, (x) such property is already mortgaged to a third party to the extent permitted by Section 6.02 or (y) the Administrative Agent determines, in its reasonable discretion, that the fees and expenses of obtaining a Mortgage with respect to such property and the other related deliveries required by this Section 5.11 would be disproportionate to the expected benefits to be received by the Secured Parties) and (ii) in the event the San Carlos Agreement is terminated or the sale of the San Carlos Facility is not otherwise consummated prior to March 31, 2007, Holdings will promptly grant to the Collateral Agent, within 30 days of the expiration of such nine-month period (or, if earlier, the termination of the San Carlos Agreement), security interests and a Mortgage in the San Carlos Facility.  In connection with either clause (i) or (ii) above, the Collateral Agent shall have received:

(A)           a Mortgage encumbering each Mortgaged Real Property in favor of Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the Credit Party that is the owner of or holder of a possessory interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable law, and such UCC-1 Financing Statements, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

(B)           with respect to each leasehold Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Collateral Agent in order for the owner of the fee interest therein to consent to or approve of the Lien contemplated by the Mortgage with respect to such leasehold Mortgaged Real Property, and as may be obtained by the owner of such leasehold interest constituting such leasehold Mortgaged Real Property using commercially reasonable efforts;

(C)           with respect to each Mortgage, a Title Policy shall (A) be issued by the Title Company, (B) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement (if available under applicable law), (D) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent, and (E) contain no exceptions to title other than exceptions for the Permitted Liens applicable to such Mortgaged Real Property and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements);

(D)           with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Title Policies and endorsements contemplated in subparagraph (iii) above;

(E)           evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to in subparagraph (iii) above;

(F)           with respect to each Mortgaged Real Property, copies of all leases in which any Group Company holds the lessor’s interest or other agreements relating to possessory interests of any Group Company, if any.  To the extent any of the foregoing encumber any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement;

(G)           with respect to each Mortgaged Real Property, each Group Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged

    Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency;

(H)           with respect to each Mortgaged Real Property, a legal opinion from counsel licensed in the state in which the Mortgaged Real Property is located in form and substance reasonably satisfactory to Collateral Agent; and

(I)           a Survey of any such Mortgaged Real Property.

The Mortgages and instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges due and payable in connection therewith shall be paid in full.  Such Credit Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property within 60 days after prompt notice of the acquisition of such after-acquired Real Property is provided to the Collateral Agent.

SECTION 5.12. Security Interests; Further Assurances

.  Each Credit Party shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.  Promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third persons other than the holders of Permitted Liens and subject to other Liens except as permitted by the Security Documents, or obtain any consents, including, without limitation, access agreements or landlord or similar Lien waivers and consents, as may be reasonably necessary in connection therewith, and as may be obtained by using commercially reasonable efforts.  Deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents.  Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority or any other person, execute and deliver and/or obtain all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may be so required to obtain.

SECTION 5.13. Redemption Notes

.  If any Public Debt Securities were outstanding as of the Closing Date and Borrower did not mail a notice of redemption with respect thereto on the Closing Date, then Borrower shall mail such notice on the Business Day following the Closing Date in accordance with the terms of the Indenture.  If any Senior Preferred Stock was outstanding as of the Closing Date and Borrower did not mail a notice of redemption with respect thereto on the Closing Date, then Borrower shall mail such notice on the Business Day following the Closing Date in accordance with the terms of its certificate of incorporation.

SECTION 5.14. Post-Closing Matters

     (a)     The applicable Credit Parties shall obtain and deliver to the Collateral Agent, within the time periods set forth below (unless waived or extended by the Collateral Agent in its discretion), to the extent such items have not provided as of the Closing Date, the following:

(i) Each of the items in clauses (i) through (viii) of Section 4.02(p) of this Agreement with respect to the Mortgaged Real Property located at 607/811 Hansen Way, Palo Alto, CA 94303, within ten (10) Business Days after the Closing Date;

(ii) Favorable opinions from Jeffer, Mangels, Butler & Marmaro LLP and Gadsby Hannah LLP in form reasonably satisfactory to the Collateral Agent, as required by Section 4.02(h) of this Agreement, within ten (10) Business Days after the Closing Date;

(iii) Survey for the Mortgaged Real Property located at 150 Sohier Road Beverly, MA  01915-5595 within thirty (30) Business Days of the Closing Date;

(iv) Endorsements to each Title Policy delivered, with respect to the Mortgaged Real Property located at 150 Sohier Road, Beverly, MA 01915-5595, removing the standard survey exceptions therein and providing the comprehensive and survey endorsements thereto, within ten (10) Business Days after the delivery of the Survey described in clause (iii) of this Section 5.14(a);

(v) Insurance certificates as required by Section 4.02(q) of this Agreement, within ten (10) Business Days after the Closing Date;

(vi) The certificate or certificates, representing the Equity Interests of Holdings, together with undated stock powers executed and delivered in blank by a duly authorized officer of Parent within ten (10) Business Days after the Closing Date; and

(vii) The certificates, representing 65% of the Equity Interests of each Foreign Subsidiary together with undated stock powers executed and delivered in blank by a duly authorized officer of such Subsidiary’s parent within forty five (45) days of the Closing Date, to the extent that certificates representing 65% of such Equity Interests could not be delivered on the Closing Date due to the denominations of such existing certificates,

(b)           The applicable Credit Parties shall use their commercially reasonable efforts to obtain and deliver to the Collateral Agent (unless waived or extended by the Collateral Agent in its discretion), within the time periods set forth below, to the extent such items have not provided as of the Closing Date, the following:

(i) Landlord Waiver and Consents from Varian, Inc., relating to that certain sublease dated August 10, 1995, as amended, and Varian Medical Systems, Inc. relating to that certain sublease dated April 1, 1999, in form and substance reasonably satisfactory to the Collateral Agent for the Real Property located at 3120 Hansen Way, Palo Alto, CA 94303, within forty-five (45) days after the Closing Date; and

(ii) Landlord Access Agreements for the Real Properties located at 2045 Route 35 South, Suite 101, South Amboy, NJ; 5205 Babcock Street N.E., Suite 2, Palm Bay, FL  and 4130 Linden Avenue, No.255 Dayton, OH 45432, in form and substance reasonably acceptable to the Collateral Agent, unless the Collateral Agent, in its reasonable judgment, waives such delivery, with respect to each of the leased Real Properties set forth in this clause (ii), within forty-five (45) days after the Closing Date.

ARTICLE VI

NEGATIVE COVENANTS

Holdings and Parent (each only with respect to Section 6.12(a)) and each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, Holdings and Parent (each only with respect to Section 6.12(a)) will not, Borrower will not, nor will Borrower cause or permit any Subsidiary to:

SECTION 6.01. Indebtedness

.  Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

(b) Indebtedness under Interest Rate Protection Agreements entered into in compliance with Section 5.10 and such other non-speculative Interest Rate Protection Agreements which may be entered into from time to time by any Company and which such Company in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 6.01;

(c) Indebtedness under Hedging Agreements (other than Interest Rate Protection Agreements) entered into from time to time by any Company in accordance with Section 6.03(c);

(d) intercompany Indebtedness of the Companies outstanding to the extent permitted by Section 6.03(d);

(e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations and refinancings or renewals thereof, in an aggregate amount not to exceed at any time outstanding $7.5 million at that time;

(f) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by a Company in the ordinary course of its business;

(g) other Indebtedness of any Company not to exceed $10.0 million in aggregate principal amount at any time outstanding;

(h) Contingent Obligations in respect of Indebtedness otherwise permitted under Section 6.01;

(i) Acquired Indebtedness in an aggregate principal amount that shall not exceed $10.0 million since the Closing Date;

(j) the Senior Subordinated Notes and the Senior Subordinated Note Guarantees (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Senior Subordinated Notes and Senior Subordinated Note Guarantees); and

(k) Indebtedness of any Foreign Subsidiary not to exceed $10.0 million in aggregate principal amount at any time outstanding.

SECTION 6.02. Liens

Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except that the following (the “Permitted Liens”) shall be permitted:

(a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions.

(b) Liens in respect of property of any Company imposed by law which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money including Liens arising under 42 U.S.C. Section 9607(l) and similar Environmental Laws and those such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole or (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(c) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, (i) not securing Indebtedness and (ii) not individually or in the aggregate materially interfering with the conduct of the business of the Companies at such property;

(d) Liens arising out of judgments or awards not resulting in an Event of Default;

(e) Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(f) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

(g) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to Section 6.01(e); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of any Company;

(h) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and other account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(i) Liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with any Company (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

(j) Liens pursuant to the Security Documents;

(k) Licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Companies taken as a whole;

(l) other Liens securing Indebtedness or that are incurred in the ordinary course of business of any Company; provided that the obligations so secured do not in the aggregate exceed $1.0 million at any time outstanding;

(m) Liens in favor of any Loan Party to secure intercompany Indebtedness;

(n) Liens deemed to exist in connection with Investments in repurchase agreements for Cash Equivalents permitted under Section 6.04;

(o) Liens securing Hedging Obligations to the extent such Hedging Obligations are permitted by Sections 6.01(b), 6.01(c) and 6.03(c);

(p) the existence of the “equal and ratable” clause in the Senior Subordinated Note Documents (but not any security interests granted pursuant thereto); and

(q) Liens securing Indebtedness of Foreign Subsidiaries permitted under Section 6.01(k) provided that such Liens shall not exist, directly or indirectly, on any Collateral; provided, however, that no Liens other than pursuant to clauses (a) and (n) shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Security Agreement).  Notwithstanding the foregoing, no consensual mortgage or other Lien shall be permitted to exist on the San Carlos Facility (other than mortgages or Liens required pursuant to the San Carlos Agreement) and no agreement, instrument, deed or lease shall prohibit or limit the ability of any Credit Party to create, incur, assume or suffer to exist a Lien in favor of any of the Secured Parties upon the San Carlos Facility, or which requires the grant of any security for an obligation if security is granted to secure the Obligations (other than pursuant to mortgages or Liens required pursuant to the San Carlos Agreement).

SECTION 6.03. Investment, Loan and Advances

.  Directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

(b) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c) the Companies may enter into Interest Rate Protection Agreements to the extent permitted by Section 6.01(b) and may enter into and perform their obligations under Hedging Agreements entered into in the ordinary course of business and so long as any such Hedging Agreement is not speculative in nature and is (i) related to income derived from foreign operations of any Company or otherwise related to purchases permitted hereunder from foreign suppliers or (ii) entered into to protect such Companies against fluctuations in the prices of raw materials used in their businesses;

(d) (1) any Company may make intercompany loans to any Loan Party or, in the case of the Closing Date Intercompany Loan, to Holdings and any Loan Party may make intercompany loans and advances to any other Loan Party; provided that (i) such loan shall be evidenced by the Intercompany Note and shall be pledged (and delivered) by such Loan Party that is the lender of such intercompany loan as Collateral pursuant to the Security Agreement, (ii) any loans made by any Foreign Subsidiary or Non Guarantor Subsidiary to any Loan Party pursuant to this paragraph (d) shall be subordinated to the obligations of the Loan Parties pursuant to the Intercompany Note and (iii) in the case of the Closing Date Intercompany Loan, (A) the proceeds thereof are used in accordance with Section 3.11 and (B) the amount thereof shall be the minimum amount necessary to consummate the Transactions and (2) (i) Borrower may make Investments in any Subsidiary Guarantor, (ii) any Company may make Investments in Borrower, (iii) any Subsidiary Guarantor may make Investments in another Subsidiary Guarantor and (iv) any Non-Guarantor Subsidiary may make Investments in any other Non-Guarantor Subsidiary; provided that any such Investment in the form of an intercompany loan shall meet the requirements set forth in clause (1) above;

(e) Borrower and the Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $3.0 million;

(f) Borrower and the Subsidiaries may sell or transfer assets to the extent permitted by Section 6.04 (other than clause (c) thereof);

(g) Borrower may establish (i) Wholly Owned Subsidiaries to the extent permitted by Section 6.11 and (ii) non-Wholly Owned Subsidiaries and/or joint ventures to the extent that Investments in such non-Wholly Owned Subsidiaries and/or joint ventures shall not exceed $5.0 million at any time outstanding, after taking into account amounts returned in cash (including upon disposition);

(h) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(i) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.04;

(j) Investments consisting of advances, loans and/or other extensions of credit to officers, directors and employees of Borrower or any of its Subsidiaries made in connection with the purchase by such persons of Equity Interests of Parent so long as the cash proceeds of such purchase as received by Parent are contemporaneously remitted by Parent to Holdings and by Holdings to Borrower as capital contributions;

(k) Investments by Borrower in the Collateral Account and LC Sub-Account, and other Investments in other demand deposit accounts;

(l) Investments constituting Permitted Acquisitions;

(m) Investments by Borrower or any Subsidiary of up to $50.0 million in the aggregate, to the extent such Investments are funded with the proceeds from issuances of Equity Interests of Parent;

(n) other Investments by Borrower or any Subsidiary in an aggregate amount not to exceed $5.0 million at any time;

(o) Investments in Foreign Subsidiaries not to exceed $10.0 million at any time outstanding; provided that Investments pursuant to this clause (o) and clause (p) below shall not, in the aggregate, exceed $50.0 million at any time outstanding; and

(p) Investments in Canadian Subsidiaries made in the form of an intercompany loan from a Loan Party used solely to effect Permitted Acquisitions, in an amount not to exceed $50.0 million (less the amount of Investments outstanding under clause (o) above) at any time outstanding; provided that such intercompany loan is evidenced by an intercompany note pledged to the Collateral Agent as security for the Obligations.  Such intercompany note shall be secured by all assets and property acquired (and all assets and property of any entities acquired) in connection with such Permitted Acquisition and pursuant to documentation as set forth in Sections 5.11 and 5.12 as if such Canadian Subsidiary were a Credit Party or such comparable documentation as shall be reasonably acceptable to the Collateral Agent.

SECTION 6.04. Mergers, Consolidations, Sales of Assets and Acquisitions

.  Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any person (or agree to do any of the foregoing at any future time), except that:

(a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.07(d);

(b) (i) purchases or other acquisitions of tangible and intangible assets in the ordinary course of business shall be permitted, (ii) sales, transfers or dispositions of inventory shall be permitted, (iii) Asset Sales of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of assets that are, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole shall be permitted and (iv) subject to Section 2.10(c), the sale, lease or other disposal of any other assets shall be permitted;

(c) Investments to the extent permitted by Section 6.03 (other than clause (f) thereof);

(d) Borrower and the Subsidiaries may sell Cash Equivalents in the ordinary course of business;

(e) Borrower and the Subsidiaries may lease (as lessee or lessor) real or personal property and may guaranty such lease in the ordinary course of business;

(f) the Transactions shall be permitted as contemplated by the Transaction Documents;

(g) Borrower and the Subsidiaries may consummate Permitted Acquisitions;

(h) any Loan Party may be merged into Borrower (as long as Borrower is the surviving corporation of such merger and remains a Wholly Owned Subsidiary of Holdings) or any other Wholly Owned Subsidiary Guarantor; provided, however, that the Lien on and security interest in such property granted in favor of the Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of Section 5.12;

(i) any Subsidiary may dissolve, liquidate or wind up its affairs at any time (including, without limitation, by converting from a corporation to a limited liability company or other entity); provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect;

(j) Asset Sales by any Company to any other Company shall be permitted; provided that any such Asset Sale involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.06;

(k) Holdings may be merged with and into Borrower and Borrower may be merged with and into Holdings; provided that (i) following any such merger, all references in the Loan Documents to Holdings shall be deemed to be references to Parent and (ii)  if Holdings is the surviving entity then all references to Borrower in the Loan Documents shall be deemed to be references to the surviving entity and, in each case, the Loan Parties shall take such actions as the

Administrative Agent or the Collateral Agent may request to provide for the valid assumption of the Obligations and to confirm the validity and perfection of the security interests granted to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations; and

(l) Equity Interests may be issued to the extent permitted by Section 6.10.

To the extent the Required Lenders waive the provisions of this Section 6.04 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.04, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions deemed appropriate in order to effect the foregoing.

SECTION 6.05. Dividends

.  Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that:

(a) any Subsidiary of Borrower (i) may pay cash Dividends to Borrower or any Wholly Owned Subsidiary of Borrower and (ii) if such Subsidiary is not a Wholly Owned Subsidiary of Borrower, may pay cash Dividends to its shareholders generally so long as Borrower or its Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

(b) so long as no Default exists or would result therefrom, Borrower may pay Dividends to Holdings for the purpose of paying Dividends to Parent in order to enable Parent to repurchase outstanding shares of its capital stock (or options to purchase such capital stock) following the death, disability, retirement or termination of employment of employees, officers or directors of any Company or upon the exercise by any such person of any “put” right in respect of any such capital stock (or options); provided that the aggregate amount of Dividends paid by Borrower pursuant to this paragraph (b) shall not exceed an aggregate amount of $3.0 million (exclusive of any amounts repaid to Borrower concurrently therewith in respect of loans made pursuant to Section 6.03(j);

(c) Borrower may pay cash Dividends to Holdings for the purpose of paying cash Dividends to Parent, so long as all proceeds thereof are promptly used by Parent to pay its franchise taxes and operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including legal and accounting expenses and similar expenses and customary fees to non-officer directors of Parent); provided that the aggregate amount of Dividends paid to Holdings pursuant to this clause (c) shall not exceed $1.0 million in any fiscal year of Parent;

(d) Borrower or any Subsidiary may pay cash Dividends to Holdings for the purpose of paying cash dividends to Parent in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that Borrower and the Subsidiaries would have been liable for if any of the Companies had filed their taxes on a stand-alone basis, for the purpose of paying such taxes; provided that such payments shall be made by Parent no earlier than five days prior to the date on which Parent is required to make its payments to the Internal Revenue Service, as applicable;

(e) Borrower may pay Dividends to Holdings for the purpose of paying dividends to Parent of capital stock of Parent to the extent such capital stock of Parent is acquired by Borrower as a result of a foreclosure action following a default on an advance, loan and/or other extension of credit permitted pursuant to Section 6.03(j); and

(f) Borrower may pay Dividends to the extent permitted by Section 6.06(h).

SECTION 6.06. Transactions with Affiliates

.  Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and the Subsidiary Guarantors), other than on terms and conditions substantially as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that:

(a) Dividends may be paid to the extent provided in Section 6.05;

(b) loans may be made and other transactions may be entered into between and among any Company and its Affiliates to the extent permitted by Sections 6.01(d) and 6.03(d);

(c) customary director fees may be paid to directors of any Group Company;

(d) Borrower or any Subsidiary may make payments to Holdings pursuant to a Tax Sharing Agreement; provided that such payments otherwise meet the requirements for Dividends paid in accordance with Section 6.05(d);

(e) the Transactions may be effected;

(f) transfers of cash and assets to Borrower or any Subsidiary Guarantor may be made;

(g) commercially reasonable employment arrangements may be made with and compensation may be paid to the officers, directors, employees or consultants of any Company;

(h) payments (in the form of Dividends or otherwise) of cash amounts received by any Group Company under any escrow agreements entered into under the Merger Agreement that do not constitute Escrow Proceeds may be made to Holdings or any of its Affiliates; and

(i) the sale-leaseback transaction between Borrower and Holdings relating to the San Carlos Facility may be unwound.

SECTION 6.07. Financial Covenants

(a) Maximum Leverage Ratio.  Permit the Leverage Ratio, as of the last day of any Test Period, to exceed the ratio set forth opposite the date in the table below which is closest to the last day of such Test Period:

Date	Leverage Ratio
April 2, 2004	4.95 to 1.0
July 2 2004	4.95 to 1.0
October 1, 2004	4.95 to 1.0
December 31, 2004	4.65 to 1.0
April 1, 2005	4.65 to 1.0
July 1 2005	4.65 to 1.0
September 30, 2005	4.65 to 1.0
December 30, 2005	4.15 to 1.0
March 31, 2006	4.15 to 1.0
June 30, 2006	4.15 to 1.0
September 29, 2006	4.15 to 1.0
December 29, 2006	3.50 to 1.0
March 30, 2007	3.50 to 1.0
June 29, 2007	3.50 to 1.0
September 28, 2007	3.50 to 1.0
January 4, 2008	3.25 to 1.0
April 4, 2008	3.25 to 1.0
July 4, 2008	3.25 to 1.0
October 3, 2008	3.25 to 1.0
January 2, 2009	3.00 to 1.0
April 3, 2009	3.00 to 1.0
July 3, 2009	3.00 to 1.0
October 2, 2009	3.00 to 1.0
January 1, 2010	3.00 to 1.0
April 2, 2010	3.00 to 1.0
July 2, 2010	3.00 to 1.0

           (b) Minimum Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio, for any Test Period, to be less than the ratio set forth opposite the date in the table below which is closest to the last day of such Test Period:

Date	Interest Coverage Ratio
April 2, 2004	2.25 to 1.0
July 2 2004	2.25 to 1.0
October 1, 2004	2.25 to 1.0
December 31, 2004	2.50 to 1.0
April 1, 2005	2.50 to 1.0
July 1 2005	2.50 to 1.0
September 30, 2005	2.50 to 1.0
December 30, 2005	2.75 to 1.0
March 31, 2006	2.75 to 1.0
June 30, 2006	2.75 to 1.0
September 29, 2006	2.75 to 1.0
December 29, 2006	3.00 to 1.0
March 30, 2007	3.00 to 1.0
June 29, 2007	3.00 to 1.0
September 28, 2007	3.00 to 1.0
January 4, 2008	3.00 to 1.0
April 4, 2008	3.00 to 1.0
July 4, 2008	3.00 to 1.0
October 3, 2008	3.00 to 1.0
January 2, 2009	3.00 to 1.0
April 3, 2009	3.00 to 1.0
July 3, 2009	3.00 to 1.0
October 2, 2009	3.00 to 1.0
January 1, 2010	3.00 to 1.0
April 2, 2010	3.00 to 1.0
July 2, 2010	3.00 to 1.0

(c) Minimum Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, for any Test Period to be less than 1.20 to 1.0.

(d) Limitation on Capital Expenditures.  (i)  Permit the aggregate amount of Capital Expenditures made in any fiscal year to exceed $7.5 million; provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than $7.5 million for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 75% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 6.07(d) for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover).

SECTION 6.08. Prepayments of Other Indebtedness; Modifications of Certificate of Incorporation, Other Constitutive Documents or By-Laws and Certain Other Agreements, etc.

  (i) Make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Subordinated Indebtedness, except as otherwise permitted by this Agreement; (ii) cause or permit any other obligation (other than the Obligations and the Guaranteed Obligations) to constitute Designated Senior Debt (or any similar term), as defined in the documents governing any such Subordinated Indebtedness; (iii) amend or modify, or permit the amendment or modification, assignment or license of any Transaction Document (including, without limitation, all documents relating to the Equity Financing) in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders; or (iv) amend, modify or change the articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws of Borrower and the Subsidiaries, or any agreement entered into by them, with respect to their capital stock (including any shareholders’ agreement), or enter into any new agreement with respect to their capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (iv) which do not in any way materially adversely affect in any material respect the interests of the Lenders.

SECTION 6.09. Limitation on Certain Restrictions on Subsidiaries

.  Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary of Borrower, or pay any Indebtedness owed to Borrower or a Subsidiary of Borrower, (b) make loans or advances to Borrower or any of Borrower’s Subsidiaries or (c) transfer any of its properties to Borrower or any of Borrower’s Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Subordinated Note Documents as in effect on the Closing Date; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary of Borrower; (v) customary provisions restricting assignment of any agreement entered into by Borrower or a Subsidiary of Borrower in the ordinary course of business; (vi) any holder of a Lien permitted by Section 6.02 may restrict the transfer of the asset or assets subject thereto; (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement; (viii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.04 pending the consummation of such sale; (ix) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary of Borrower; or (x) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person’s organizational or governing documents or pursuant to any joint venture agreement or stockholders agreement solely to the extent of the Equity Interests of or assets held in the subject joint venture or other entity.

SECTION 6.10. Limitation on Issuance of Capital Stock

.  Borrower will not, and will not permit any Subsidiary to, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for stock splits, stock dividends and additional Equity Interest issuances which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower formed after the Closing Date pursuant to Section 6.11 may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such stock; and (iii) Borrower may issue common stock that is Qualified Capital Stock to Holdings.  All Equity Interests issued in accordance with this Section 6.10 shall, to the extent required by Section 5.11 or the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement.

SECTION 6.11. Limitation on Creation of Subsidiaries

.  Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that Borrower may (a) establish or create one or more Wholly Owned Subsidiaries of Borrower or one of its Wholly Owned Subsidiaries without such consent so long as (i) the relevant percentage of the Equity Interest of any new Subsidiary is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement in accordance with Section 5.11; and (ii) upon the creation or establishment of any such new Wholly Owned Subsidiary, such Subsidiary becomes a party to the applicable Security Documents and shall become a Subsidiary Guarantor hereunder and execute a Joinder Agreement and the other Loan Documents to the extent required by Section 5.11; and (b) establish, create or acquire one or more Subsidiaries that are not Wholly Owned Subsidiaries without such consent if such Subsidiaries are acquired in connection with a Permitted Acquisition or pursuant to Investments permitted by Section 6.03(g).

SECTION 6.12. Business

.  (a)  With respect to Holdings and Parent, engage in any business activities or have any assets or liabilities, other than (i) its ownership of the Equity Interests of Borrower and Holdings, respectively, (ii) the issuances of guarantees of Indebtedness of Borrower and pledges of Equity Interests, to the extent such Indebtedness and pledges of Equity Interests are permitted by this Agreement, (iii) issuances of its Equity Interests and other activities expressly permitted by this Agreement, (iv) in the case of Holdings, the borrowing of funds from Borrower pursuant to the Closing Date Intercompany Loan and (v) activities and assets reasonably related to the foregoing clauses (i), (ii), (iii) and (iv).

(b) With respect to Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date (or which are similar, complementary or reasonably related thereto or are reasonable extensions thereof).

SECTION 6.13. Limitation on Accounting Changes

.  Make or permit any change in accounting policies or reporting practices without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or are required by GAAP.

SECTION 6.14. Fiscal Year

.  Change its fiscal year-end to a date other than the Friday closest to September 30.

SECTION 6.15. Sale and Leaseback Transactions

.  Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.04 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

SECTION 6.16. Anti-Terrorism Law; Anti-Money Laundering

.  (a)  Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.16).

(b) Knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

ARTICLE VII

GUARANTEE

SECTION 7.01. The Guarantee

.  The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Credit Party under any Loan Document or Interest Rate Protection Agreement relating to the Loans, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 7.02. Obligations Unconditional

.  The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

         (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Credit Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 7.03. Reinstatement

.  The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of a Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Guarantors jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable out-of-pocket costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, inso insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith or willful misconduct of such Secured Party.

SECTION 7.04. Subrogation; Subordination

.  Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor or Borrower by reason of any payment by such Guarantor under the Guarantee in this Article VII is hereby subordinated to the prior payment in full in cash of the Guaranteed Obligations.  In addition, any Indebtedness of the Guarantors now or hereafter held by any Guarantor is hereby subordinated in right of payment in full in cash to the Guaranteed Obligations.  Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, any Guarantor shall prior to the payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.  Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 7.05. Remedies

.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

SECTION 7.06. Instrument for the Payment of Money

.  Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

SECTION 7.07. General Limitation on Guarantee Obligations

.  In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any other Credit Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01. Events of Default

.  In case of the happening of any of the following events (“Events of Default”):

(a) default shall be made in the payment of any principal of, or premium on, any Loan or the reimbursement with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any certificate furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d) default shall be made in the due observance or performance by any Credit Party of any covenant, condition or agreement contained in Section 5.02(a), 5.03(a), 5.08 or 5.13 or in Article VI;

(e) default shall be made in the due observance or performance by Parent, Holdings or any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in (a), (b) or (d) above) or the Fee Letter and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or the Required Lenders to Borrower;

(f) any Group Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations) when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $5.0 million at any one time;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Group Company, or of a substantial part of the property or assets of any Group Company, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Company or for a substantial part of the property or assets of any Group Company; or (iii) the winding-up or liquidation of any Group Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Group Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Company or for a substantial part of the property or assets of any Group Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $5.0 million (exclusive of amounts covered by insurance) shall be rendered against any Group Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Group Company to enforce any such judgment;

(j) an ERISA Event or noncompliance with respect to Foreign Plans shall have occurred so that, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of any Group Company or a combination thereof in an aggregate amount exceeding $5.0 million;

(k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Documents or except to the extent any loss of perfection or priority results from the failure of the Collateral Agent to file UCC continuation statements or maintain possession of certificates actually delivered to it representing the securities pledged to it under the Security Agreement)) in favor of the Collateral Agent, or shall be asserted by any Credit Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

(l) the Guarantees shall cease to be in full force effect;

(m) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Credit Party, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document; or

(n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Parent, Holdings or Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Parent, Holdings or Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE IX

COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01. Collateral Account

.  (a)  The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent and pursuant to a Control Agreement (to the extent requested), a restricted deposit account designated “Collateral Account”.  Each Credit Party shall deposit into the Collateral Account from time to time (i) the cash proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Loan Document, (ii) the cash proceeds of any Casualty Event with respect to Collateral to the extent contemplated herein or in any other Loan Document, and (iii) any cash such Credit Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.

(b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided.  So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall, within one Business Day’s of receiving a request of the applicable Credit Party for release of cash proceeds constituting (i) Net Cash Proceeds from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Credit Party, so long as such Credit Party has satisfied the conditions relating thereto set forth in Section 9.02, (ii) Net Cash Proceeds from any sale or other disposition of Collateral from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account, so long as such Credit Party has satisfied the conditions relating thereto set forth in Section 9.02 and (iii) with respect to the LC Sub-Account at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full.  At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply and provide notice to Borrower of such application or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 9.03 hereof, subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Sections 2.18(j) and 9.03.  The Credit Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.

(c) Amounts on deposit in the Collateral Account shall be invested from time to time in Cash Equivalents as the applicable Credit Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 9.03 hereof.

(d) Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Collateral Agent in a separate sub-account designated as the “LC Sub-Account” (the “LC Sub-Account”).

SECTION 9.02. Proceeds of Casualty Events

.  (a)  So long as no Event of Default shall have occurred and be continuing, in the event there shall be any Net Cash Proceeds in respect of any Casualty Event, the applicable Credit Party shall have the right, at such Credit Party’s option, to apply such Net Cash Proceeds in accordance with the applicable provisions of this Agreement.

(b) In the event any Net Cash Proceeds are required to be deposited in the Collateral Account in accordance with Section 2.10(f), the Collateral Agent shall not release any part of such Net Cash Proceeds until the applicable Credit Party has furnished to the Collateral Agent (i) an Officers’ Certificate setting forth:  (A) a brief description of the reason for the release, (B) the dollar amount of the expenditures to be made, or costs incurred by such Credit Party in connection with such release and (C) each request for payment shall be made on at least one Business Day’s prior notice to the Collateral Agent and such request shall state that the properties acquired in connection with such release have a fair market value at least equal to the amount of such Net Cash Proceeds requested to be released from the Collateral Account and (ii) all security agreements and Mortgages and other items required by the provisions of Sections 5.11 and 5.12 to, among other things, subject such reinvestment properties or assets to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

SECTION 9.03. Application of Proceeds

.  The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the

(c) highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(d) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Obligations (other than the Related Hedging Obligations) owing to the Secured Parties, in each case equally and ratably in accordance with the respective amounts thereof then due and owing and (ii) Related Hedging Obligations in accordance with the terms of the applicable Hedging Agreements; and

(e) Fourth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (c) of this Section 9.03, the Loan Parties shall remain liable for any deficiency.

ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01. Appointment

.  Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents.  Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

SECTION 10.02. Agent in Its Individual Capacity

.  Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

SECTION 10.03. Exculpatory Provisions

.  No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.  No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document.

SECTION 10.04. Reliance by Agent

.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by a proper person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

SECTION 10.05. Delegation of Duties

.  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

SECTION 10.06. Successor Agent

.  Each Agent may resign as such at any time upon at least 30 days’ prior notice to the Lenders, the Issuing Bank and Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of Borrower (not to be unreasonably withheld or delayed), to appoint a successor Agent from among the Lenders; provided, that no consent of Borrower shall be required if an Event of Default has occurred and is continuing.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent with the consent of Borrower (not to be unreasonably withheld), which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $250 million; provided, that no consent of Borrower shall be required if an Event of Default has occurred and is continuing; provided, further that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After an Agent’s resignation hereunder, the provisions of this Article X and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

SECTION 10.07. Non-Reliance on Agent and Other Lenders

.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

SECTION 10.08. No Other Administrative Agent

.  The Lenders identified in this Agreement and the Syndication Agent and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders.  Without limiting the foregoing, the Syndication Agent and the Documentation Agent shall not have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to the Syndication Agent and the Documentation Agent as it makes with respect to the Administrative Agent or any other Lender in this Article X.  Notwithstanding the foregoing, the parties hereto acknowledge that the Syndication Agent and the Documentation Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

SECTION 10.09. Indemnification

.  The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by a Credit Party and without limiting the obligation of the Credit Parties to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and other Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and other Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Notices

.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a) if to a Credit Party, to it at:

Communications & Power Industries, Inc.
c/o The Cypress Group L.L.C.
65 E.  55th Street
New York, New York 10022
Attention:  Michael F. Finley
Phone:  (212) 705-0150
Telecopy No.:  (212) 705-0199;

        (b) if to the Administrative Agent, or the Collateral Agent to it at:

UBS AG, Stamford Branch
677 Washington Boulevard
Stamford, Connecticut  06901
Attention:  Vladimira Holeckova
Phone:  (203) 719-6403
Telecopy No.:  (203) 719-4176; and

        (c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01 and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

SECTION 11.02. Waivers; Amendment

.  (a)  No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the written consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or set-offs required thereby without the written consent of each Lender, (v) change the percentage set forth in the definition of

“Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Guarantor from its Guarantee, or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Loan Commitments of each affected Class; provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (3) any waiver, amendment or modification prior to the earlier of (i) the date which is 30 days after the Closing Date and (ii) the date of the successful completion of the syndication of the Loans and Commitments (as determined by the Joint Lead Arrangers) may not be effected without the written consent of the Administrative Agent.  Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by Section 11.02(b) (other than clause (iii) of such Section), the consent of the Supermajority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace any of such non-consenting Lenders with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

SECTION 11.03. Expenses; Indemnity

.  (a)  The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

(i) all reasonable costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, execution and delivery of the Loan Documents, the administration of the Loans and Commitments, the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii) all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the reasonable fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law);

(iii) all reasonable costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and

(iv) all documentary and similar taxes and charges in respect of the Loan Documents.

For purposes of this Section 11.03(a), “Advisors” shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors; provided that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrower (which approval shall not be unreasonably withheld) and (y) in the case of clause (iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent.

(b) The Credit Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each of their respective partners, controlling persons, directors, officers, trustees, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, penalties, judgments, suits and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, under or from any property owned, leased or operated by any Group Company, or any Environmental Claim related in any way to any Group Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans or other Obligations, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank, the Swingline Lender or any Lender.  All amounts due under this Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(d) To the extent that Borrower fails to promptly pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

SECTION 11.04. Successors and Assigns

.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Affiliates of each of the Agents, the Issuing Bank, the Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender shall have the right at any time to assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than any Group Company or any Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, each of Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the primary syndication of the Commitment and Loans by the Joint Lead Arrangers or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of Revolving Commitments and Revolving Loans, $1.0 million, and (y) in the case of Term Loan Commitments and Term Loans, $1.0 million unless each of Borrower and the Administrative Agent otherwise consent (provided that substantially contemporaneous assignments to an assignee and one or more of its Lender Affiliates shall be aggregated for purposes of such minimum assignment amounts), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except that such fee will not be payable with respect to an assignment to a Lender or a Lender Affiliate), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of Borrower otherwise required under this paragraph shall not be required (1) if an Event of Default under Article VIII has occurred and is continuing or (2) prior to the earlier of (x) the date which is 30 days after the Closing Date and (y) date on which a successful syndication of the Loans and Commitments shall have been declared by the Joint Lead Arrangers; provided, however, that in the case of clause (2), Borrower shall have the consultation rights with respect to syndication of the Loans as set forth in the Commitment Letter.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

(c) the Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless (i) it has been recorded in the Register as provided in this paragraph or (ii) the original Note evidencing the assigned Loan (or portion thereof), if any, is returned to the Borrower marked “cancelled” and one or more new Notes are issued to the assignee, if requested by the assignee and the assigning Lender, if necessary.

(e) Any Lender shall have the right at any time, without the consent of Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), or (iii) of the first proviso to Section 11.02(b) that affects such Participant.  Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.14(c) as though it were a Lender.  Each Lender shall, acting for this purpose as an agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations, provided that no Lender shall be required to disclose or share the information contained in such register with the Borrower or any other party, except as required by applicable law.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.15(e) and (f) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of or notice to the Borrower or Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

SECTION 11.05. Survival of Agreement

.  All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regarless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.12, 2.14, 2.15 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the other Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06. Counterparts; Integration; Effectiveness

.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.07. Severability

.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08. Right of Setoff

.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process

(a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.
`
(c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan

Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 11.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12. Confidentiality

.  Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to such Agent’s and such Lender’s Affiliates and their directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (ii) to the extent requested by any regulatory authority or any quasi-regulatory authority (including the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (vii) with the written consent of Borrower, (viii) to the extent such Information (A) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (B) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary or (ix) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s advisor (so long as such contractual counterparty or advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.12).  For the purposes of this Section, “Information” means all information received from any Group Company relating to any Group Company or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to the any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Group Company.  Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 11.13. Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.14. Lender Addendum

.  Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

SECTION 11.15. Administrative Agent Consent to Defeasance

. Pursuant to Section 8.04(a) of the Indenture, dated as of August 11, 1995, as amended, with respect to the Public Debt Securities (the “Indenture”) and in connection with the Defeasance Activities, the Administrative Agent hereby consents to a covenant defeasance by Borrower pursuant to Article 8 of the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMMUNICATIONS & POWER INDUSTRIES, INC.,
as Borrower

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Chief Financial Officer

COMMUNICATIONS & POWER INDUSTRIES
HOLDING CORPORATION, as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Chief Financial Officer

CPI SUBSIDIARY HOLDINGS INC.,
as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary

COMMUNICATIONS & POWER INDUSTRIES
INTERNATIONAL INC., as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary

COMMUNICATIONS & POWER INDUSTRIES ASIA
INC., as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Treasurer

Communications & Power Industries, Inc.
Credit Agreement

CPI ACQUISITION CORP., as a Guarantor
INC., as a Guarantor

By:	/s/ MICHAEL F. FINLEY
	Name:	Michael F. Finley
	Title:	President

UBS SECURITIES LLC,
as a Joint Lead Arranger

By:	/s/ ERIC H. COMBS
	Name:	Eric H. Combs
	Title:	ED

By:	/s/ AMANDA J. MONTGOMERY
	Name:	Amanda J. Montgomery
	Title:	Managing Director

UBS AG, STAMFORD BRANCH, as Administrative
Agent, Collateral Agent and Issuing Bank

By:	/s/ WILFRED V. SAINT
	Name:	Wilfred V. Saint
	Title:	Associate Director Banking Products Services, US

By:	/s/ JOSELIN FERNANDES
	Name:	Joselin Fernandes
	Title:	Associate Director Banking Products Services, US

Communications & Power Industries, Inc.
Credit Agreement

UBS LOAN FINANCE LLC,
as Swingline Lender

By:	/s/ WILFRED V. SAINT
	Name:	Wilfred V. Saint
	Title:	Associate Director Banking Products Services, US

By:	/s/ JOSELIN FERNANDES
	Name:	Joselin Fernandes
	Title:	Associate Director Banking Products Services, US

BEAR, STEARNS & CO. INC.,
as a Joint Lead Arranger

By:	/s/ KEITH C. BARNISH
	Name:	Keith C. Barnish
	Title:	Senior Managing Director

BEAR STEARNS CORPORATE LENDING INC.,
as Syndication Agent

By:	/s/ KEITH C. BARNISH
	Name:	Keith C. Barnish
	Title:	Executive Vice President

WACHOVIA CAPITAL MARKETS, LLC,
as Co-arranger

By:	/s/ JEFFREY M. FOLEY
	Name:	Jeffrey M. Foley
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Documentation Agent

By:	/s/ JEFFREY M. FOLEY
	Name:	Jeffrey M. Foley
	Title:	Vice President

Communications & Power Industries, Inc.
Credit Agreement

ANNEX 1

Amortization Table

Date	Term Loan Amount
June 30, 2004	$225,000
September 30, 2004	$225,000
December 31, 2004	$225,000
March 31, 2005	$225,000
June 30, 2005	$225,000
September 30, 2005	$225,000
December 31, 2005	$225,000
March 31, 2006	$225,000
June 30, 2006	$225,000
September 30, 2006	$225,000
December 31, 2006	$225,000
March 31, 2007	$225,000
June 30, 2007	$225,000
September 30, 2007	$225,000
December 31, 2007	$225,000
March 31, 2008	$225,000
June 30, 2008	$225,000
September 30, 2008	$225,000
December 31, 2008	$225,000
March 31, 2009	$225,000
June 30, 2009	$225,000
September 30, 2009	$21,318,750
December 31, 2009	$21,318,750
March 31, 2010	$21,318,750
July 23, 2010	$21,318,750
Total	$90,000,000

Schedule 1.01(a)

Mortgaged Properties

Debtor	Location of Filing	Record Owner	Tenant
150 Sohier Road Beverly, MA 01915-5595	Essex Southern County Registry of Deeds, MA	Communications & Power Industries, Inc.	N/A
607/811 Hansen Way Palo Alto, CA 94303	Santa Clara County, CA	Board of Trustees of Leland Stanford Jr. University	Communications & Power Industries, Inc.

Schedule 1.01(b)

Refinancing Indebtedness To Be Repaid

Debtor	Lender	Amount
Communications & Power Industries Holding Corp.	Wells Fargo Bank, National Association	$17,551,256.59
Communications & Power Industries, Inc.	Foothill Capital Corporation	$909,797.46
Public Debt Securities	N/A	$80,068,000.00

Schedule 1.01(c)

Subsidiary Guarantors

CPI Subsidiary Holdings Inc.
Communications & Powers Industries International Inc.
Communications & Power Industries Asia Inc.

Schedule 3.03

Governmental Approvals; No Conflicts

None.

Schedule 3.06(a)

Subsidiaries

Company	Jurisdiction of Organization	No. Shares Outstanding	No. Shares Authorized	Record Holder(s)	No. Shares Covered by Outstanding Warrants, Options, Rights of Conversion, Etc.
CPI Subsidiary Holdings Inc.	Delaware	100 shares of Common Stock	1,000 Common Stock	Communications & Power Industries, Inc.	0
Communications & Power Industries International Inc.	Delaware	100 shares of Common Stock	1,000 Common Stock	CPI Subsidiary Holdings Inc.	0
Communications & Power Industries Asia Inc.	Delaware	100 shares of Common Stock	1,000 Common Stock	CPI Subsidiary Holdings Inc.	0
Communications & Power Industries Canada Inc.	Ontario Canada	11,125,100 Common Shares	*	CPI Subsidiary Holdings Inc.	0
Communications & Power Industries Europe Limited	England and Wales	155,612 shares	*	CPI Subsidiary Holdings Inc.	0
Communications & Power Industries Italia S.r.L.	Italy	Shares are not represented by a written document	*	CPI Subsidiary Holdings Inc.	0
Communications & Power Industries Australia Pty Limited	Australia	60,012 shares of Ordinary Stock	*	CPI Subsidiary Holdings Inc. Communications & Power Industries, Inc.	0

* Not available

Schedule 3.08

Material Agreements

Contracts

1.
Stock Sale Agreement, dated as of June 9,1995, by and between Varian Associates, Inc. and Communications & Power Industries, Inc. (as successor by merger to CPII Acquisition Corp., formerly known as Communications & Power Industries Holding Corporation), as amended by First Amendment and Second Amendment, each dated as of August 11, 1995

2.	Assignment and Assumption of Lessee's Interest in Lease (Units 1-4 Palo Alto) and Covenants, Conditions and Restrictions on Leasehold Interests (Units 1-12, Palo Alto)

3.	Fourth Amendment of Lease, entered into as of December 15, 2000, by and between the Board of Trustees of the Leland Stanford Junior University and Communications & Power Industries, Inc.

4.	Sublease, dated as of August 10, 1995, by and between Novellus (as successor in interest to Varian Associates, Inc.) and Communications & Power Industries, Inc.

5.
Sublease of 3120 Hansen Way (Building 4, Palo Alto), effective as of August 10, 1995, between Varian, Inc. (as successor to Varian Associates, Inc.) and Communications & Power Industries, Inc., as amended through April 28, 2000

6.
Distributor Agreement, dated as of April 1, 1992, between Communications & Power Industries, Inc. (as successor in interest to Varian Associates, Inc.) and Richardson Electronics Ltd, as amended April 10, 1992

7.	Key Components Supply Agreement, dated as of August 10, 1995, by and between Varian Associates, Inc. and Communications & Power Industries, Inc.

8.	Purchase Agreement, by and between Communication & Power Industries, Inc. and Varian Associates, Inc., dated as of August 10, 1995

9.	Indenture, dated January 23, 2004, among Communications & Power Industries, Inc., the Guarantors named therein and BNY Western Trust Company

10.
Indenture, dated August 11, 1995, among Communications & Power Industries, Inc. (as successor in interest to CPII Acquisition Corp.), the Guarantors (as defined therein) and BNY Western Trust Company (as successor in interest to U.S. Trust Company of California, N.A.), as amended by the First Supplemental Indenture, dated as of August 11,1995, and the Second Supplemental Indenture, dated as of December 22, 1995

11.	Purchase Agreement, among UBS Securities LLC, Bear, Steams & Co. Inc. and Wachovia Capital Markets, LLC, Communication & Power Industries, Inc. and the guarantors named therein, dated January 15, 2004

12.
Registration Rights Agreement, among UBS Securities LLC, Bear, Steams & Co. Inc. and Wachovia Capital Markets, LLC, Communication & Power Industries, Inc. and the guarantors (named therein), dated January 23, 2004

13.
Agreement and Plan of Merger, among CPI Acquisition Corp., CPI Merger Sub Corp., Communications & Power Industries Holding Corporation and Green Equity Investors II, L.P., as securityholders' representative, dated November 17, 2003

14.	Schedule 3.20

Acquisition Documents

1.	Agreement and Plan of Merger, dated as of November 17, 2003, by and among Parent, CPI Merger Sub. Corp., Holdings and GEI

2.	Voting and Indemnification Agreement, dated as of November 17, 2003, by and among the security holders party thereto, Parent, GEI and Holdings

3.	Subscription Agreement with Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II. C.V., 55th Street Partners II L.P. and Cypress Side-By-Side LLC (collectively, "Cypress")

4.	Side Letter, dated as of November 17, 2003, by Holdings to Parent re. the San Carlos Property

5.	Management Stockholders Agreement with Cypress, Parent and any other party named therein

6.	Registration Rights Agreement with Cypress, Parent and any other party named therein

7.	Transaction Fee Agreement with Cypress, Parent and any other party named therein

8.	Option Roll-Over Agreements

9.	Form of Non-qualified Stock Option Agreement

EXHIBIT A

[Form of]

LANDLORD’S ACCESS AGREEMENT

THIS LANDLORD’S ACCESS AGREEMENT (the “Agreement”) is made and entered into as of _________________, by and between ,_____________________ having an office at ______________(“Landlord”) and UBS AG, Stamford Branch, as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as hereinafter defined)), having an office at 677 Washington Boulevard, Stamford, Connecticut 06901 (in such capacity, “Collateral Agent”).

R E C I T A L S:

A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the “Real Property”).

B. Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to [                             ] (“Lessee” [or “Borrower”]) pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).

C. [Lessee,] [Communications & Power Industries, Inc., a Delaware company (“Borrower”),] Communications & Power Industries Holding Corporation, a Delaware corporation (“Holdings”) and the Collateral Agent, among others, have entered into a credit agreement, dated as of January 23,2004, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make certain loans to Borrower (collectively, the “Loans”).

D. [The Lessee is a subsidiary of Borrower.] [Borrower is a subsidiary of the Lessee]1

E. [The Lessee has, pursuant to the Credit Agreement, guaranteed the obligations of the Borrower under the Credit Agreement and the other documents evidencing and securing the Loans (collectively, the “Loan Documents”).]2

F. As security for the payment and performance of Lessee’s Obligations under the Credit Agreement and the other [documents evidencing and securing the Loans (collectively, the “Loan Documents”)] [Loan Documents], Collateral Agent (for the benefit of the Secured Parties) has or will acquire a security interest in and lien upon all of Lessee’s personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures

1 Include one of these alternatives if Borrower is not the Lessee.
2 Include if Borrower is not the Lessee

G. (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Personal Property”).

H. Collateral Agent has requested that Landlord execute this Agreement as a condition precedent to the making of the Loans under the Credit Agreement.

A G R E E M E N T:

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Collateral Agent, as follows:

1. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto and (iii) Landlord has sent no notice of default to Lessee under the Lease respecting a default which has not been cured by Lessee.

2. Landlord agrees that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Leased Premises.  Landlord further agrees that Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time in accordance with the terms of the Loan Documents; provided that Collateral Agent shall repair any damage arising from such removal.  Landlord further agrees that it will not hinder Collateral Agent’s actions in removing Personal Property from the Leased Premises or Collateral Agent’s actions in otherwise enforcing its security interest in the Personal Property.  Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal.  Landlord acknowledges that Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.

3. Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Personal Property in favor of the Collateral Agent (for the benefit of the Secured Parties) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest and agrees that such security interest shall be superior to any lien of the Landlord (statutory or otherwise) in the Personal Property.

4. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Collateral Agent.  Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises.

5. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

6. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that the Loans have been paid in full and all of Borrower’s other Obligations under the Credit Agreement and the other Loan Documents have been satisfied.

7. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BYAND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

8. Landlord agrees to execute, acknowledge and deliver such further instruments as Collateral Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord’s access agreement in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

as Landlord

By:
Name:
Title:

UBS AG, STAMFORD BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule A

Description of Real Property

A-1

Schedule B

Description of Lease

Lessor                        Lessee                      Dated                      Modification                  Location
Property
 Address

B-1

EXHIBIT C

[Form of]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger").

1.           The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Closing Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 11.04(d) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Swingline Commitment, Revolving Commitment and the Term Loans, Swingline Loans, Revolving Loans and participations held by the Assignor in Letters of Credit which are outstanding on the Closing Date.  From and after the Closing Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2.           The Assignor (i) warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of Parent, Holdings, the Borrower or any Subsidiary or the performance or observance by Parent, Holdings, the Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

3.           The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.           This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender (as defined in the Credit Agreement), the forms specified in Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee; (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement; and (iii) if the Assignee is not already a Lender or Lender Affiliate under the Credit Agreement, a processing and recordation fee of $3,500.

5.           This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York.

6.           Date of Assignment:

7.           Legal Name of Assignor:

8.           Legal Name of Assignee:

9.           Assignee's Address for Notices:

10.           Closing Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment unless the Administrative Agent shall otherwise agree):

11.           Percentage Assigned of Applicable Loan/Commitment:

Loan/Commitment	Principal Amount Assigned	Percentage Assigned of Applicable Loan/ Commitment (set forth, to at least 8 decimals, as a percentage of the Loan and the aggregate Commitments of all Lenders thereof)
Term Loans		$	%
Revolving Loans		$	%
Letters of Credit		$	%
Swingline Loans		$	%

The terms set forth above are hereby agreed to:

[                                            ].
as Assignor

By: ______________________________

      Name:
      Title:

[                                            ]
     as Assignee

By: ______________________________

      Name:
      Title:

Accepted:1

COMMUNICATIONS & POWER INDUSTRIES, INC.

By: ______________________________

     Name:
     Title:

UBS AG, STAMFORD BRANCH,
     as Administrative Agent [and Issuing Bank]

By: ______________________________

     Name:
     Title:

By: ______________________________

     Name:
     Title:

1 To be completed to the extent consent is required under Section 11.04(b) of the Credit Agreement.

UBS LOAN FINANCE LLC,
     as Swingline Lender

By: ______________________________

     Name:
     Title:

By: ______________________________

     Name:
     Title:

EXHIBIT D

[Form of]

BORROWING REQUEST

UBS AG, Stamford Branch,
as Administrative Agent for
the Lenders referred to below,
677 Washington Boulevard
Stamford, Connecticut  06901

Attention:                        [                              ]
Tel:        (203) [                         ]
Fax:        (203) [                         ]

Re:  Communications & Power Industries, Inc.

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger"). Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)           Class/Priority Class of Borrowing                                                                [Revolver] [Term Loan]

(B)           Date of Borrowing

  (which is a Business Day)

(C)           Principal amount of

  Borrowing1

(D)           Type of Borrowing                                                                [ABR] [Eurodollar]

(E)           Interest Period and the last day thereof2

(F)           Funds are requested to be disbursed to

the  Borrower's account with UBS AG,

Stamford Branch (Account No. ).

The Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.01(b), (c) and (d) of the Credit Agreement have been satisfied.

[Signature Page Follows]

1 ABR and Eurodollar Loans must be in an amount that is at least $[1.0] million and an integral multiple of $[250,000] or equal to the remaining available balance of the applicable Commitments.
2 Shall be subject to the definition of "Interest Period" in the Credit Agreement.

COMMUNICATIONS & power industries, INC.

By:
    Name:
    Title:              [Responsible Officer]

EXHIBIT E

[Form of]
INTEREST ELECTION REQUEST

UBS AG, Stamford Branch,
as Administrative Agent
677 Washington Boulevard
Stamford, Connecticut 06901

Attention:                                 [           ]
Tel: (203) [                           ]
Fax: (203) [                           ]
[Date]

Re:           Communications & Power Industries, Inc.

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.08 of the Credit Agreement dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation (“Borrower”), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation (“Holdings”), CPI ACQUISITION CORP., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and as issuing bank (in such capacity, “Issuing Bank”), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, “Syndication Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, “Documentation Agent”) and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, “Co-Arranger”).

Borrower hereby requests that on [________________]1 (the “Interest Election Date”),

1 Shall be a Business Day at least one Business Day prior to the date hereof in the case of an interest election of ABR Loans and three Business Days prior to the date hereof in the case of a conversion into/continuation of Eurodollar Loans, in each case to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m. (New York City time) on such initial Business Day.

1.           $[                      ] of the presently outstanding principal amount of the Loans originally made on [],

2.           and all presently being maintained as [ABR Loans] [Eurodollar Loans],

3.           be [converted into] [continued as],

4.           [Eurodollar Loans having an Interest Period of [one/two/three/six/nine/twelve months2] [ABR Loans].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

(a)           the foregoing [interest election] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement);

(b)           no Default or Event of Default has occurred and is continuing, or would result from such proposed [interest election] [continuation].

[Signature Page Follows]

2 Nine and twelve month Interest Periods may only be selected if available to all relevant Lenders.

Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

COMMUNICATIONS & POWER INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT F

[Form of]

JOINDER AGREEMENT

Reference is made to the Credit Agreement, dated as of January 23,2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger").

W I T N E S S E T H :

WHEREAS, the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans to or for the benefit of Borrower;

WHEREAS, pursuant to Section 5.11 of the Credit Agreement and Section 3.06 of the Security Agreement, each Subsidiary (other than any Foreign Subsidiary or Non-Guarantor Subsidiary) that was not in existence on the date of the Credit Agreement is required to become a Guarantor under the Credit Agreement and a Guarantor and Pledgor under the Security Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the "New Guarantor") is executing this joinder agreement ("Joinder Agreement") to the Credit Agreement and the Security Agreement in order to induce the Lenders to make additional Revolving Loans and as consideration for the Loans previously made.

NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

1.           Guarantee.  In accordance with Section 5.11 of the Credit Agreement and 3.06 of the Security Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement and a Guarantor and Pledgor under the Security Agreement with the same force and effect as if originally named therein as a Guarantor and a Guarantor and Pledgor.

2.           Representations and Warranties.  The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement and the Security Agreement applicable to it as a Guarantor and a Guarantor and Pledgor, respectively, thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Guarantor and Pledgor, respectively, thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor.

3.           Severability.  Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.           Counterparts.  This Joinder Agreement may be executed in counterparts, each of which shall constitute an original.  Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5.           No Waiver.  Except as expressly supplemented hereby, the Credit Agreement and the Security Agreement shall remain in full force and effect.

6.           Notices.  All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.

7.           Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

UBS AG, STAMFORD BRANCH, as
Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G

[Form of]
LENDER ADDENDUM

Reference is made to the Credit Agreement, dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation (“Borrower”), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation (“Holdings”), CPI ACQUISITION CORP., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and as issuing bank (in such capacity, “Issuing Bank”), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, “Syndication Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, “Documentation Agent”) and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, “Co-Arranger”).

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 11.14 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this [   ] day of January, 2004.

                         _________________________________
as a Lender
[Please type legal name of Lender above]

By: ______________________________
Name:
Title:
[If second signature is necessary:]

By: ______________________________
Name:
Title:
Accepted and agreed:

COMMUNICATIONS & POWER INDUSTRIES, INC.

By: ______________________________
Name:
Title:

UBS AG, STAMFORD BRANCH,
as Administrative Agent

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Schedule 1

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:	_____________________________
Notice Address: ______________________________

Attention: ______________________________
Telephone: ______________________________
Facsimile: ______________________________

2.	Term
Loan Commitment: ______________________________
Revolving
Commitment: ______________________________

EXHIBIT H

[Form of]

MORTGAGE

[The aggregate maximum principal amount of indebtedness that may be secured hereby is $___________________].

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
BY
[              ]
Mortgagor,
TO
UBS AG, STAMFORD BRANCH,
as Collateral Agent,
Mortgagee
_________________________
Dated as of ___________, 2004
Relating to Premises in:

This instrument prepared in consultation with counsel in
the State in which the Mortgaged Property is located by
the attorney named below, and after recording, please
return to:
Athy A. Mobilia, Esq.
Cahill Gordon & Reindel, LLP
80 Pine Street
New York, NY  10005
__________________

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT AND FIXTURE FILING

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Mortgage”), dated as of ___________, 2004, made by, _______________, a __________________ having an office at _______________, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the “Mortgagor”), in favor of UBS AG, STAMFORD BRANCH, a Connecticut licensed branch of a Swiss banking corporation, having an office at 677 Washington Boulevard, Stamford, Connecticut 06901, in its capacity as collateral agent for the Secured Parties, as defined in the Credit Agreement (hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Mortgagee”).

R E C I T A L S:

A. Pursuant to that certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among _________________, a _____________, as borrower, (the Borrower) the Guarantors from time to time party thereto, the Lenders, the Mortgagee, as administrative agent and collateral agent and issuing bank UBS Securities LLC, as joint lead arranger and bookrunner, and Bear Stearns Corporate Lending, Inc., as syndication agent, the Lenders have agreed to make to or for the account of the Borrower certain Loans (as hereinafter defined) and to issue certain Letters of Credit (as hereinafter defined) for the account of the Borrower.

B. It is contemplated that the Borrower and one or more of the Guarantors may enter into one or more Agreements with one or more of the Lenders or their respective Affiliates with respect to the Loans (the “Hedging Agreements”) designed to alter the risks arising from fluctuations in interest rates, currency values or commodity prices with respect to the Loans under the Credit Agreement.

C. The Borrower owns, directly or through its subsidiaries (as hereinafter defined), all of the issues and outstanding shares of the Mortgagor.

D. The Mortgagor has, pursuant to the Credit Agreement, guaranteed (the “Guarantee”) the obligations of the Borrower under the Credit Agreement and other Loan documents (as hereinafter defined).

E. The Mortgagor will receive substantial benefits from the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Mortgage.

F. The Mortgagor is or will be the legal owner of the Mortgaged Property (as hereinafter defined).

G. It is a condition, among others, to the obligations of the Lenders under the Credit Agreement that the Mortgagor execute and deliver the applicable Loan Documents (as hereinafter defined), including this Mortgage.

H. This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The following terms used in this Mortgage shall have the following meanings:

“ACM” shall have the meaning assigned to such term in Section 4.8(ii) hereof.

“Affiliate” shall have the meaning assigned to such term in the Credit Agreement.

“Alteration” shall mean any and all additions, modifications or changes, structural or nonstructural.

“Architect’s Certificate” shall have the meaning assigned to such term in Section 10.460 hereof.

“Borrower” shall have the meaning assigned to such term in Recital A hereof.

“Business Day” shall have the meaning assigned to such term in the Credit Agreement.

“Charges” shall mean any and all real estate taxes, real property assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for labor, materials and supplies and other claims arising by operation of law) against and which constitute a Lien against all or any portion of the Mortgaged Property constituting real property.

“Collateral” shall have the meaning assigned to such term in the Credit Agreement.

“Commitment” shall have the meaning assigned to such term in the Credit Agreement.

“Contested Liens” shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 9.1 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by this Mortgage, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien may be superior to the Lien and security interest created and evidenced hereby.

“Cost of Construction” shall mean the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by the Mortgagor or undertaken by tenants pursuant to the terms of the Leases, if any, for labor, materials and design costs, (ii) the cost of contract bonds and of insurance of every kind, nature or character that would be deemed by a Prudent Operator to be necessary or appropriate during the course of and with respect to the subject construction and (iii) the expenses incurred or assumed by the Mortgagor for test borings, surveys, estimates, any Plans and Specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Credit Party” shall have the meaning assigned to such term in the Credit Agreement.

“Default Rate” shall mean the rate set forth in Section 2.06(c) of the Credit Agreement.

“Destruction” shall mean any and all damage to, or loss or destruction of, the Premises or any part thereof in an amount in excess of $500,000.

“Environmental Law” shall have the meaning assigned to such term in the Credit Agreement.

“Environmental Study” shall have the meaning assigned to such term in Section 4.8(i) hereof.

“Estimate” shall have the meaning assigned to such term in Section 10.4(ii)(D) hereof.

“Event of Default” shall have the meaning assigned to such term in the Credit Agreement.

“Fixture” shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement or used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof.

“Full Replacement Cost” shall mean the Cost of Construction to replace the Improvements, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than would be determined by a Prudent Operator or as otherwise requested by the Mortgagee from time to time but in no event more than once per twelve (12) month period) by a Person selected by the Mortgagor and reasonably acceptable to the Mortgagee.

“GAAP” shall have the meaning assigned to such term in the Credit Agreement.

“Governmental Authority” shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence thereof, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property or any portion thereof.

“Guarantee” shall have the meaning assigned to such term in Recital D hereof.

“Guarantors” shall have the meaning assigned to such term in the Credit Agreement.

“Hazardous Materials” shall have the meaning assigned to such term in the Credit Agreement.

“Hedging Agreements” shall have the meaning assigned to such term in Recital B hereof.

“Improvements” shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land including, without limitation (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein.

“Indemnified Liabilities” shall have the meaning assigned to such term in Section 14.6(i) hereof.

“Indemnitees” shall have the meaning assigned to such term in Section 14.6(i) hereof.

“Insurance Certificate” shall mean a certificate evidencing the Insurance Requirements (i) in substantially the form commonly known as “ACORD 27” with respect to Property Insurance and “ACORD 25” with respect to Liability Insurance that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the Insurance Policies, (B) provides an obligation to give notice in advance to additional interest parties of termination and notification in advance of changes and (C) purports to convey all the privileges of the Insurance Policies to the certificate holders and (ii) that otherwise complies with the requirements with respect thereto set forth in Article VIII hereof.

“Insurance Policies” means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to Article VIII hereof and all renewals and extensions thereof.

“Insurance Requirements” means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) with respect to all of the foregoing binding upon the Mortgagor and applicable to the Mortgaged Property or any use or condition thereof.

“Land” shall mean the land described in Schedule A annexed to this Mortgage, together with all of the Mortgagor’s reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

“Landlord” shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.

“Leases” shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements or other agreement pursuant to which any Person is granted a possessory interest in or right to use or occupy all or any portion of the Mortgaged Property, in each case whether now existing or hereafter entered into, whether or not of record, and any and all amendments, modifications, supplements, replacements, extensions and renewals if any thereof, whether now in effect or hereafter coming into effect.

“Lenders” shall have the meaning assigned to such term in the Credit Agreement.

“Letter of Credit” shall have the meaning assigned to such term in the Credit Agreement.

“Liability Insurance” shall mean, collectively, the insurance policies and coverages described in clauses (ii) and, to the extent applicable, (vi) and (vii) of Section 8.1 hereof.

“Lien” shall have the meaning assigned to such term in the Credit Agreement.

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Loan Parties” shall have the meaning assigned to such term in the Credit Agreement.

“Loans” shall have the meaning assigned to such term in the Credit Agreement.

“Material Adverse Effect” shall have the meaning assigned to such term in the Credit Agreement.

“Mortgage” shall have the meaning assigned to such term in the Preamble hereof.

“Mortgaged Property” shall have the meaning assigned to such term in Section 2.1 hereof.

“Mortgagee” shall have the meaning assigned to such term in the Preamble hereof.

“Mortgagor” shall have the meaning assigned to such term in the Preamble hereof.

“Mortgagor’s Interest” shall have the meaning assigned to such term in Section 2.2 hereof.

“Net Cash Proceeds” shall have the meaning assigned to such term in the Credit Agreement.

“Net Condemnation Award” shall have the meaning assigned to such term in Section 10.2 hereof.

“Net Insurance Proceeds” shall have the meaning assigned to such term in Section 10.1 hereof.

“Notes” shall have the meaning assigned to such term in the Credit Agreement.

“Obligations” shall have the meaning assigned to such term in the Credit Agreement.

“Officers’ Certificate” shall have the meaning assigned to such term in the Credit Agreement.

“Permit” shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof, issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental permits, industrial permits or licenses and certificates of operation.

“Permitted Collateral Liens” shall have the meaning assigned to such term in Section 4.7(v) hereof.

“Permitted Liens” shall have the meaning assigned to such term in the Credit Agreement.

“Person” shall have the meaning assigned to the term “person” in the Credit Agreement.

“Plans and Specifications” shall have the meaning assigned to such term in Section 10.4(i) hereof.

“Premises” shall mean, collectively, the Land and the Improvements.

“Prior Liens” shall mean, collectively, the Liens identified in Schedule B annexed to this Mortgage.

“Proceeds” shall mean, all “proceeds” as such term is defined in the UCC.

“Property Insurance” shall mean, collectively, the insurance policies and coverages described in clauses (i), (iii), (iv), (v) and, to the extent applicable, (vii) of Section 8.1 hereof.

“Prudent Operator” shall mean a prudent operator of property similar in use and configuration to the Premises and located in or near the locality where the Premises are located.

“Records” shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications; operating and maintenance records, tenant lists, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

“Rental Value” shall mean the sum of (x) the total estimated gross rental income from tenant occupation of the Improvements as furnished and equipped under Leases and (y) the total amount of all other Charges which are the legal obligation of the Mortgagor, to the extent passed through to Tenants of the Premises under Leases.

“Rents” shall mean, collectively, any and all rents, additional rents other than reimbursements, royalties, percentage rent, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments as a condition to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease on account of any of the foregoing.

“Requirements of Law” shall have the meaning assigned to such term in the Credit Agreement.

“Restoration” shall have the meaning assigned to such term in Section 10.3 hereof.

“Restoration Commitment” shall have the meaning assigned to such term in Section 10.4(iii) hereof.

“Restoration Election Notice” shall have the meaning assigned to such term in Section 10.3 hereof.

“Restoration Letter of Credit” shall have the meaning assigned to such term in Section 10.4(iii) hereof.

“Security Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Security Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Secured Obligations” shall mean all Obligations whether (a) such Obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (b) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Credit Party or any other person and/or (c) now existing or hereafter arising.

“Secured Parties” shall have the meaning assigned to such term in the Credit Agreement.

“Subordination Agreement” shall mean a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit 1 annexed to this Mortgage with such changes as shall be reasonably agreed to by the Collateral Agent.

“Subsidiary” shall have the meaning assigned to the term “subsidiary” in the Credit Agreement.

“Taking” shall mean any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.

“Tax Escrow Fund” shall have the meaning assigned to such term in Section 7.2 hereof.

“Tenant” shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the. Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 1.2 Interpretation.  In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any Person include such Person’s successors and assigns and in the case of an individual, the word “successors” includes such Person’s heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words “consent,” “approve” and “agree,” and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question, (vi) the words “include” and “including,” and words of similar import, shall be deemed to be followed by the words “without limitation,” (vii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Mortgage in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Mortgage, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provisions hereof and (xi) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor’s sole cost and expense unless otherwise expressly provided herein.

SECTION 1.3 Resolution of Drafting Ambiguities.  The Mortgagor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.

ARTICLE II

GRANTS AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Mortgaged Property.  The Mortgagor hereby grants, mortgages, bargains, sells, assigns and conveys to the Mortgagee (for its benefit and for the benefit of the Secured Parties), and hereby grants to the Mortgagee (for its benefit and for the benefit of the Secured Parties), a security interest in and upon, all of the Mortgagor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the “Mortgaged Property”):

(i) Land;

(ii) Improvements;

(iii) Leases;

(iv) Rents;

(v) Permits;

(vi) Records; and

(vii) Proceeds;

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations; provided, however, that any agreement to which the Mortgagor is a party shall be excluded from the security interest granted by the Mortgagor under this Section 2.1 to the extent that the mortgage or assignment thereof or the creation of a security interest therein would constitute a breach of the terms of such agreement, or would permit any party to such agreement to terminate such agreement, in each case as entered into by the Mortgagor; provided, further, however, that any of the agreements excluded in accordance with the foregoing provision shall cease to be so excluded if, at such time, (x) the prohibition of mortgage or assignment or creation of a security interest in such agreement is no longer in effect, or is rendered ineffective as a matter of law, or (y) the Mortgagor has obtained all of the consents of the other parties to such agreement necessary for the assignment of, or creation of a security interest in, such agreement.

SECTION 2.2 Assignment of Leases and Rents.  As additional security for the payment and performance in full of all the Secured Obligations and subject to the provisions of Article VI hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably pledges, grants, sells, conveys, delivers, hypothecates, assigns, transfers and sets over to the Mortgagee (for its benefit and for the benefit of the Secured Parties), and grants to the Mortgagee (for its benefit and for the benefit of the Secured Parties), all of the Mortgagor’s estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the “Mortgagor’s Interest”):

(i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

(ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases including damages or other amounts payable to the Mortgagor as a result of such failure;

(iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceeding at law or in equity; and

(iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

SECTION 2.3 Secured Obligations.  This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.4 Future Advances.  This Mortgage shall secure future advances whenever hereafter made.  The maximum aggregate amount of all advances of principal under the Credit Agreement (which advances are obligatory to the extent the conditions set forth in the Credit Agreement relating thereto are satisfied) that may be outstanding hereunder at any time is $____________, plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with all other sums secured hereby.

SECTION 2.5 No Release.  Nothing set forth in this Mortgage shall (i) relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or (ii) impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor’s part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage, Hedging Agreements or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith.  The provisions of this Section 2.5 shall survive the termination hereof and the discharge of the Mortgagor’s other obligations under this Mortgage, Hedging Agreements and the other Loan Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

SECTION 3.1 Authority and Validity.  The Mortgagor represents and warrants that:

(i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(ii) it is duly qualified to transact business and is in good standing in the state in which the Mortgaged Property is located;

(iii) it has the full limited liability company power and lawful authority to execute and deliver this Mortgage and to mortgage and grant a Lien on and security interest in the Mortgaged Property and otherwise assign the Mortgagor’s Interest and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained; and

(iv) when executed and delivered this Mortgage will constitute a legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.2 Warranty of Title.  The Mortgagor represents and warrants that:

(i) it has good and marketable fee simple title to the Premises and the Landlord’s interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case, except for irregularities or deficiencies in title that, individually or in the aggregate do not interfere in a material respect with the ability of the Mortgagor to conduct its business as currently conducted at the Premises, subject to no Liens, except for Prior Liens and with respect to clause (iii) of the definition of Improvements only Permitted Liens;

(ii) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property except for irregularities or deficiencies in title that, individually or in the aggregate do not interfere in a material respect with the ability of the Mortgagor to conduct its business as currently conducted at the Premises;

(iii) it is in compliance with each material term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property; and

(iv) this Mortgage creates and constitutes a valid and enforceable Lien on the Mortgaged Property, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a security interest in the Fixtures, which Lien and security interest are subject only to Prior Liens, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3 Condition of Mortgage Property.  The Mortgagor represents and warrants that:

(i) to the best knowledge of Mortgagor there has been issued and there remains in full force and effect each and every Permit necessary for the present use, operation and occupancy of the Premises by the Mortgagor and its Tenants, if any, and the conduct of their respective businesses and all required zoning, building code, land use, environmental and other similar Permits;

(ii) to the best knowledge of Mortgagor the Premises and the present use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, set back or other development and use requirements of Governmental Authorities;

(iii) the Premises are served by all utilities (including, without limitation, public water and sewer systems) necessary for the present use thereof, and all utility services are provided by public utilities and the Premises have accepted or are equipped to accept such utility services and the Mortgagor has not received notice of termination of such utility service;

(iv) all public roads and streets necessary for service of and access to the Premises for the present and currently contemplated use thereof have been completed and have been dedicated and accepted as such by the appropriate Governmental Authorities;

(v) the Mortgagor has access to the Premises from public roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Mortgagor and its Tenants, if any, and invitees to conduct their respective businesses at the Premises in accordance with their business as currently conducted and the Mortgagor has not received notice of termination of such access;

(vi) the Mortgagor has not received written notice of any Taking or the commencement or pendency of any action or proceeding therefor;

(vii) since such time as Mortgagor has acquired possession of the Premises, there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty;

(viii) to the best knowledge of Mortgagor there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no known state of facts exists which could give rise to any such claim;

(ix) to the best knowledge of the Mortgagor, all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair (ordinary wear and tear excepted) and in compliance with all Requirements of Law;

(x) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Premises is located within such area, the Mortgagor has obtained the insurance prescribed in Article VIII hereof;

(xi) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvements is assessed and taxed together with the Premises or any portion thereof; and

(xii) Mortgagor has granted no, and to Mortgagor’s knowledge there are no, options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property.

SECTION 3.4 Leases.  The Mortgagor represents and warrants that:

(i) the Leases identified in Schedule C annexed hereto are the only Leases in existence on the date hereof with respect to the Premises;

(ii) true copies of such Leases, if any, have been previously delivered to the Mortgagee and there are no agreements with any Tenant under such Leases, if any, other than those agreements expressly set forth therein;

(iii) the Mortgagor is the sole owner of all of the Mortgagor’s Interest in such Leases, if any;

(iv) to the best of Mortgagor’s knowledge each of such Leases, if any, is in full force and effect, constitutes a legal, valid and binding obligation of the Mortgagor and the applicable Tenant thereunder, and is enforceable against the Mortgagor and such Tenant in accordance with its terms;

(v) to the best of Mortgagor’s knowledge there is no material default under any of such Leases, if any, and there is existing no condition which with the giving of notice or passage of time or both would cause a material default thereunder in each case, beyond all applicable notice and grace periods;

(vi) all Rents due under such Leases, if any, have been paid in full;

(vii) none of the Rents reserved under such Leases, if any, have been assigned or otherwise pledged or hypothecated except in favor of the Mortgagee pursuant to the provisions hereof;

(viii) none of the Rents (other than any security deposit collected in accordance with the provisions of the applicable Lease) have been collected for more than one (1) month in advance except as permitted under any such Lease entered into in accordance with the terms hereof;

(ix) to the best of Mortgagor’s knowledge there exists no offsets or defenses to the payment of any portion of the Rents and the Mortgagor owes no monetary obligation to any Tenant under any such Lease;

(x) the Mortgagor has received no written notice from any Tenant challenging the validity or enforceability of any such Lease which has not been withdrawn;

(xi) no such Lease contains any option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; and

(xii) each such Lease is subordinate to this Mortgage either pursuant to its terms or pursuant to a recordable Subordination Agreement.

SECTION 3.5 Insurance.  The Mortgagor represents and warrants that (i) the Premises and the use, occupancy and operation thereof comply with all Insurance Requirements and there exists no default under any Insurance Requirement, (ii) all premiums due and payable with respect to the Insurance Policies have been paid, (iii) all Insurance Policies are in full force and effect and the Mortgagor has not received notice of violation or cancellation thereof and (iv) all Insurance Certificates have been delivered to the Mortgagee in form satisfactory to the Mortgagee.

SECTION 3.6 Charges.  The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Lien not yet due and payable or are being contested in accordance with the provisions of the Credit Agreement.

SECTION 3.7 Environmental.  The Mortgagor represents and warrants that:

(i) it has obtained all Permits which are necessary with respect to the ownership and present operation of its business and the Mortgaged Property under any and all applicable Environmental Laws and is in compliance with all terms and conditions thereof;

(ii) it is in compliance with any and all applicable Environmental Laws;

(iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice of demand letter pending or threatened against it or any Affiliate under the Environmental Laws which could result in a fine, penalty or other cost or expense; and

(iv) there are no past or present events, conditions, activities, practices, incidents, actions or plans which may prevent compliance with the Environmental Laws, or which may give rise to any common law or legal liability including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Law or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on any Environmental Law.

SECTION 3.8 No Conflicts, Consents, etc.  Neither the execution and delivery hereof by the Mortgagor nor the consummation of the transactions herein contemplated nor the fulfillment of the obligations to be performed by Mortgagor hereunder (i) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Mortgagor is a party, or is bound or to which any of its properties or assets are subject except for violations that could not reasonably be expected to result in a Material Adverse Effect, (ii) conflicts with any Requirement of Law applicable to the Mortgagor or its property or (iii) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Mortgaged Property. No consent of any party (including, without limitation, equityholders or creditors of the Mortgagor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (i) the granting of a mortgage Lien on and security interest in the Mortgaged Property by the Mortgagor granted by it pursuant to - this Mortgage or for the execution, delivery or performance hereof by the Mortgagor except consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect or (ii) the exercise by the Mortgagee of the remedies in respect of the Mortgaged Property pursuant to this Mortgage.

SECTION 3.9 Benefit to the Mortgagor.  The Mortgagor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Loan Documents.

ARTICLE IV

CERTAIN COVENANTS OF MORTGAGOR

SECTION 4.1 Payment.  The Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Mortgagor under the Loan Documents and any Hedging Agreements.

SECTION 4.2 Preservation of Corporate Existence.  The Mortgagor shall:

(i) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization;

(ii) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located; and

(iii) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof except consents, authorizations and approvals the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect or negatively or adversely affect the validity, enforceability or priority created by this Mortgage.

SECTION 4.3 Title.  The Mortgagor shall:

(i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property to the extent that such rights and appurtenances are necessary to the conduct of the business of the Mortgagor at the Premises and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;

(ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain a valid and enforceable mortgage Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which mortgage Lien and security interest shall be subject only to Permitted Collateral Liens; and

(iii) promptly upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor’s right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof.  The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such participation.  In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the reasonable expense of the Mortgagor.  If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee to be applied as Net Cash Proceeds to the payment of the Secured Obligations in accordance with the provisions of Section 2.10(f) of the Credit Agreement.

SECTION 4.4 Maintenance and Use of Mortgaged Property; Alterations.

(i) Maintenance.  The Mortgagor shall cause the representations and warranties set forth in Section 3.3 (other than clauses (vi), (vii) and (viii)) hereof to continue to be true in each and every respect and shall pay or cause to be paid when due all Charges, costs and expenses relating thereto.

(ii) Maintenance of Premises.  The. Mortgagor shall not commit or suffer any waste on the Premises.  The Mortgagor shall, at all times, maintain the Premises in good, safe and insurable operating order, condition and repair, reasonable wear and tear excepted, and shall as quickly as practicable make or cause to be made all repairs, structural or nonstructural, which are necessary or appropriate in the conduct of the Mortgagor’s business.  The Mortgagor shall (A) not alter the use of all or any portion of the Premises without the prior written consent of the Mortgagee, (B) take all other actions which from the character or use of the Premises may be necessary or appropriate to maintain and preserve the value of the Premises and (C) to the extent Borrower elects to restore or rebuild the Improvements following a Casualty Event pursuant to Section 2.10 (f) of the Credit Agreement, restore any Improvement which may be damaged or destroyed, so that the same shall, to the extent permitted by applicable law, be at least substantially equal to its value, condition and character immediately prior to the damage or destruction. Except to the extent permitted pursuant to the provisions of Section 4.4(iii) hereof, the Mortgagor shall not remove, demolish or alter the design or structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Mortgagee.

(iii) Alterations.  The Mortgagor shall (A) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable local laws, ordinances and requirements and (B) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of Article IX hereof.

(iv) Permits.  The Mortgagor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by Section 3.3(i) hereof.  Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall comply with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force except to the extent non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(v) Zoning.  The Mortgagor shall not initiate, join in, or consent to any change in the zoning or any other permitted use classification of the Premises without which would be less restrictive than the current classification the prior written consent of the Mortgagee.

SECTION 4.5 Notices Regarding Certain Defaults.  The Mortgagor shall, promptly upon receipt of any written notice of (i) any material default by the Mortgagor under any material agreement primarily relating to the Mortgaged Property or any portion thereof or (ii) the failure to discharge any of Mortgagor’s material obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Mortgagee.

SECTION 4.6 Access to Mortgaged Property, Books and Records; Other Information.  The Mortgagor shall maintain its books and records and permit the Mortgagee to visit and inspect the Mortgaged Property in accordance with Section 5.07 of the Credit Agreement.

SECTION 4.7 Limitation on Liens; Transfer Restrictions.  Except as permitted by the Credit Agreement, the Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise; provided, however, the Mortgagor shall have the right to suffer to exist the following Liens in respect of the Mortgaged Property:  (i) Prior Liens (but not extensions, amendments, supplements or replacements of Prior Liens unless consented to by the Mortgagee), (ii) the Lien and security interest created by this Mortgage, (iii) Contested Liens (so long as no Event of Default shall have occurred and be continuing), (iv) Liens described in clauses (a), (b), (c), (d), (e), (g), (h), (1) and (m) of the definition of Permitted Liens and (v) Leases to the extent permitted pursuant to the provisions of Article V hereof (the Liens described in clauses (i) through (v) of this sentence, collectively, “Permitted Collateral Liens”).

SECTION 4.8 Environmental.

(i) Environmental Law.  The Mortgagor shall (A) comply with any and all present and future Environmental Laws, (B) not release, store, treat, handle, generate, discharge or dispose of any Hazardous Materials on, under or from the Mortgaged Property in violation of or in a manner that could result in any material liability under any present and future Environmental Law and (C) take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action required under any applicable Environmental Law to eliminate any such effect. In the event the Mortgagor fails to comply with the covenants in the preceding sentence, the Mortgagee may, in addition to any other remedies set forth herein, as agent for and at the Mortgagor’s sole cost and expense, cause any remediation, removal or response action relating to Hazardous Materials required by any applicable Environmental Law to be taken and the Mortgagor shall provide to the Mortgagee and its agents and employees access to the Mortgaged Property for such purpose.  The Mortgagee shall have the right at any time that the Secured Obligations are outstanding, in the event an Event of Default shall have occurred and be continuing, or at any time the Mortgagee believes circumstances exist which could result in a violation of or liability or obligation under any Environmental Law, at the sole cost and expense of the Mortgagor, to conduct (i) an environmental compliance audit and/or (ii) a Phase I or (iii) a Phase II environmental assessment, including soil, surface water or groundwater sampling (collectively referred to as “Environmental Study”) of the Mortgaged Property by such persons or firms appointed by the Mortgagee, and the Mortgagor shall cooperate in all respects in the conduct of such Environmental Study, including, without limitation, by providing access to the Mortgaged Property and to all records relating thereto.  To the extent that any Environmental Study identifies conditions which violate, or would reasonably be expected to give rise to liability or obligations under, Environmental Laws; the Mortgagor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies with the Environmental Laws.  The Mortgagor shall indemnify and hold the Mortgagee and each Lender harmless from and against all loss, cost, damage (including, without limitation, consequential damages) or expense (including, without limitation, reasonable attorneys’ and consultants’ fees and disbursements and the allocated costs of staff counsel) that the Mortgagee or such Lender may sustain by reason of the assertion against the Mortgagee or such Lender by any party of any claim relating to Hazardous Materials on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder.  The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof.

(ii) Asbestos.  The Mortgagor shall not install nor permit to be installed in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, “ACM”) except in compliance with all applicable Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, the Mortgagor shall promptly either (A) remove any ACM which such Environmental Laws require to be removed or (B) otherwise comply with such Environmental Laws with respect to such ACM, all at the Mortgagor’s sole cost and expense.  If the Mortgagor shall fail so to remove any ACM or otherwise comply with such laws or regulations, the Mortgagee may, in addition to any other remedies set forth herein, take the steps necessary to comply with applicable Environmental Laws and the Mortgagor shall provide to the Mortgagee and its agents and employees access to the Mortgaged Property for such purpose. Any costs or expenses incurred by the Mortgagee for such purpose shall be immediately due and payable by the Mortgagor and bear interest at the Default Rate. The Mortgagor shall indemnify and hold the Mortgagee and each Lender harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and expense (including, without limitation, reasonable attorneys’ and consultants’ fees and disbursements and the allocated costs of staff counsel) that the Mortgagee or such Lender may sustain, as a result of the presence of any ACM and any removal thereof required by all applicable Environmental Laws.  The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof.

SECTION 4.9 Estoppel Certificates.  The Mortgagor shall, from time to time but no more than once per fiscal quarter, upon ten (10) days’ prior written request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officers’ Certificate stating that this Mortgage and the Leases, are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications).

ARTICLE V

LEASES

SECTION 5.1 Mortgagor’s Affirmative Covenants with Respect to Leases.  With respect to each Lease, if any, the Mortgagor shall:

(i) observe and perform all material obligations imposed upon the Landlord under such Lease;

(ii) promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and

(iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.

SECTION 5.2 Mortgagor’s Negative Covenants with Respect to Leases.  With respect to each Lease, the Mortgagor shall not, without the prior written consent not to be unreasonably withheld or delayed of the Mortgagee:

(i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

(A)
in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month’s Rent;

(B)	the amount held by Landlord as a reasonable security deposit thereunder; and

(C)	any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

(ii) assign, transfer or hypothecate (other than to the Mortgagee hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;

(iii) enter into any amendment or modification of such Lease which would change the unexpired term thereof or decrease the amount of the Rents payable thereunder or materially impair the value or utility of the Mortgaged Property or the security provided by this Mortgage;

(iv) terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Mortgagor unless:

(A)
the Tenant under such Lease has not paid the equivalent of two (2) months’ Rent and the Mortgagor has made reasonable efforts to collect such Rent or has defaulted beyond all applicable grace and notice periods under a material obligation; or

(B)
the Mortgagor shall deliver to the Mortgagee an Officers’ Certificate to the effect that the Mortgagor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a Tenant(s) having a creditworthiness (as reasonably determined by the Mortgagor) sufficient to pay the Rent due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including all

(C)	operating expenses and other amounts payable under the new Lease (or Leases) without any abatement or concession; or

(v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the material obligations of such Tenants under their respective Leases or guarantors of Tenants from material obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator.

SECTION 5.3 Additional Requirements with Respect to New Leases.  In addition to the requirements of Sections 5.1 and 5.2 hereof, the Mortgagor shall not enter into any Lease after the date hereof unless the Tenant under such Lease has entered into a Subordination Agreement or such Lease is subordinate to this Mortgage by its terms in a manner reasonably acceptable to the Mortgagee.

ARTICLE VI

CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1 License to the Mortgagor.  The Mortgagee hereby grants to the Mortgagor a license to collect and apply the Rents to use and exercise all benefits and rights with respect to the Leases, and to enforce the obligations of Tenants and perform the obligations of Landlord under the Leases.  At the election of Mortgagee upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, upon notice to Mortgagor but without any other action or proceeding or the intervention of a receiver appointed by a court.

SECTION 6.2 Collection of Rents by the Mortgagee.

(i) Any Rents collected by the Mortgagee hereunder, after payment of all proper costs and charges, shall be applied to the Secured Obligations subject to the terms of the Credit Agreement.  The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee.  The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

(ii) The Mortgagor hereby authorizes Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand.

SECTION 6.3 No Release.  Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee.  No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases.  Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.

SECTION 6.4 Irrevocable Interest.  All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

SECTION 6.5 Amendment to Leases.  Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

ARTICLE VII

TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1 Payment of Charges.  Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement and Article IX hereof, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due, all Charges.  The Mortgagor shall, upon the Mortgagee’s request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

SECTION 7.2 Escrow of Taxes.  From and after the occurrence and during the continuance of an Event of Default, at the option and upon the request of the Mortgagee, the Mortgagor shall deposit with the Mortgagee in an account maintained by the Mortgagee (the “Tax Escrow Fund”), on the first day of each month, an amount estimated by the Mortgagee to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof.  Such amounts shall be held by the Mortgagee without interest to the Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent.  Nothing contained in this Article VII shall (i) affect any right or remedy of the Mortgagee under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the Default Rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Mortgagor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof; provided, however, that the Mortgagee’s failure to make any payment for which it has adequate funds in escrow hereunder shall not constitute an Event of Default of Mortgagor.  During the continuance of any Event of Default, the Mortgagee may, at its option, apply all or any part of the sums held pursuant to this Section 7.2 to payment and performance of the Secured Obligations.  The Mortgagor shall redeposit with the Mortgagee an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfillment of any other required conditions.

SECTION 7.3 Certain Statutory Liens.  Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement and Article IX hereof, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker’s compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, could reasonably be expected to result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or which could reasonably be expected to result in forfeiture of all or any part of the Mortgaged Property.

SECTION 7.4 Stamp and Other Taxes.  Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement and Article IX hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of Section 14.5 hereof.

SECTION 7.5 Certain Tax Law Changes.  In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien hereof on the Premises or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Mortgage, any Hedging Agreements or any other Loan Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.

SECTION 7.6 Proceeds of Tax Claim.  In the event that the proceeds of any tax claim are paid after the Mortgagee has foreclosed the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure subject to the terms of the Credit Agreement.  The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period.  The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall promptly be released to the Mortgagor.

ARTICLE VIII

INSURANCE

SECTION 8.1 Required Insurance Policies and Coverages.  The Mortgagor shall maintain in respect of the Premises the following insurance policies and coverages:

(i) Physical hazard insurance on an “all risk” basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the Full Replacement Cost of the Improvements, with policy limits and deductibles in such amounts as the Mortgagee may reasonably require from time to time but in no event more than one (1) time per twelve

(12) month period and, if the Mortgagee shall not have imposed any such requirements, as would be maintained by a Prudent Operator;

(ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any other adjoining streets, sidewalks and passageways, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon the Mortgagee and all court costs and attorneys’ fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises with policy limits and deductibles in such amounts as the Mortgagee may reasonably require from time to time but in no event more than one (1) time per twelve (12) month period and, if the Mortgagee shall not have imposed such requirements, in such amounts as would be maintained by a Prudent Operator;

(iii) Explosion insurance in respect of any boilers, machinery and similar apparatus located on or comprising the Premises, with policy limits and deductibles in such amounts as the Mortgagee may reasonably require from time to time but in no event more than one (1) time per twelve (12) month period, and, if the Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a Prudent Operator;

(iv) Business interruption insurance and/or loss of “rental value” insurance covering one (1) year of loss, the term “rental value” to mean the sum of (x) the total estimated gross rental income from tenant occupancy of the Improvements as furnished and equipped under Leases and (y) the total amount of all other charges which are the legal obligation of the Tenants of the Premises under Leases;

(v) If the Premises are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance with policy limits and deductibles in such amounts as the Mortgagee may reasonably require from time to time but in no event more than one (1) time per twelve (12) month period and, if the Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a Prudent Operator;

(vi) Worker’s compensation insurance as required by the laws of the state where the Premises are located to protect the Mortgagor and the Mortgagee against claims for injuries sustained in the course of employment at the Premises; and

(vii) such other insurance, against risks and with such policy limits and deductibles in such reasonable amounts as the Mortgagee may from time to time reasonably require, and, if no such requirements shall have been imposed, in such amounts as would be maintained by a Prudent Operator.

SECTION 8.2 Required Form of Insurance Policies.  Each Insurance Policy described in Section 8.1 hereof shall provide that:

(i) it may not be modified, reduced, canceled or otherwise terminated without at least thirty (30) days’ prior written notice to the Mortgagee;

(ii) the Mortgagee is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due;

(iii) all losses thereunder shall be payable notwithstanding any act or negligence of the Mortgagor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments;

(iv) to the extent such Insurance Policy constitutes Property Insurance, all losses payable thereunder shall be payable to the Mortgagee, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount, at least sufficient to prevent coinsurance liability; and

(v) with respect to Liability Insurance, the Mortgagee shall be named as an additional insured.

SECTION 8.3 Settlements.  Settlement or adjustment of any claim under any of the Insurance Policies, if such claim involves any loss in excess of $500,000 (in the reasonable judgment of the Mortgagor), shall require the prior written approval of the Mortgagee, and the Mortgagor shall cause each such policy to contain a provision to such effect.

SECTION 8.4 Renewals.  At least thirty (30) days prior to the expiration of any Insurance Policy, the Mortgagor shall deliver to the Mortgagee an Insurance Certificate renewing, extending or replacing such expiring Insurance Policy or Policies or other reasonable evidence of renewal, extension or replacing providing that the Insurance Policies are in full force and effect.

SECTION 8.5 Additional Insurance.  The Mortgagor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those Insurance Policies required to be maintained under this Article VIII unless the Mortgagee is included thereon as an additional insured and, if applicable, with loss payable to the Mortgagee under an endorsement containing the provisions described in Section 8.2 hereof.  The Mortgagor shall promptly notify the Mortgagee whenever any such separate insurance policy is obtained and shall promptly deliver to the Mortgagee the Insurance Certificate evidencing such insurance.

SECTION 8.6 Blanket Coverage.  The Mortgagor may maintain the coverages required by Section 8.1 hereof under blanket policies covering the Premises and other locations owned or operated by the Mortgagor or an Affiliate of the Mortgagor if the terms of such blanket policies otherwise comply with the provisions of Section 8.1 hereof and contain specific coverage allocations in respect of the Premises complying with the provisions of Section 8.1 hereof.

SECTION 8.7 Delivery After Foreclosure.  In the event that the proceeds of any property insurance claim are paid after the Mortgagee has foreclosed the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure subject to the terms of the Credit Agreement.  Mortgagee shall retain its interest in the Insurance Policies required to be maintained pursuant to this Mortgage during any redemption period.

ARTICLE IX

CONTESTING OF PAYMENTS

SECTION 9.1 Contesting of Taxes and Certain Statutory Liens.  The Mortgagor may at its own expense contest the validity, amount or applicability of any Charges, Permits or Requirements of Law by appropriate legal or administrative proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that (i) any such contest shall be conducted in good faith by appropriate proceedings instituted with reasonable promptness and diligently conducted and (ii) in connection with such contest, the Mortgagor shall have (A) made provision for the payment of such contested Charge and/or fees and expenses arising out of such contested Permits or Requirements of Law on the Mortgagor’s books if and to the extent required by GAAP, or (B) at the option and upon the request of the Mortgagee, have deposited with the Mortgagee a sum sufficient to pay and discharge such Charge and/or fees and expenses arising out of such contested Permits or Requirements of Law and the Mortgagor’s reasonable estimate of all interest and penalties accrued and payable therein, adequately bonded such amount or obtained a stay of enforcement of any such Lien pending the final determination of such proceeding or the Mortgagor has provided title insurance over a lien on account thereof or (C) in the case of any contested judgment, delivered to the Mortgagee an instrument in which an insurance carrier acceptable to the Mortgagee shall have agreed in writing that full insurance coverage (subject to a customary deductible) exists in respect of such contested judgment.  Notwithstanding the foregoing provisions of this Section 9.1, (i) no contest of any such obligations may be pursued by the Mortgagor if such contest would be reasonably likely to expose the Mortgagee or any Lender to (A) any possible criminal liability or (B) unless the Mortgagor shall have furnished a bond or other security therefor satisfactory to the Mortgagee or such Lender, as the case may be, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by the Mortgagor pursuant to this Section 9.1 shall become necessary to prevent the foreclosure because of non-payment, the Mortgagor shall pay or perform the same in sufficient time to prevent the foreclosure in respect of such default or prospective default.

SECTION 9.2 Contesting of Insurance.  The Mortgagor shall not take any action that could reasonably be likely to result in termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that could reasonably be likely to result in the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises and the Mortgagor shall otherwise comply in all respects with all Insurance Requirements in respect of the Premises; provided, however, that the Mortgagor may, at its own expense and after written notice to the Mortgagee, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Article VIII hereof or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of Article VIII hereof.

ARTICLE X

DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 10.1 Destruction.  If there shall occur any Destruction, the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Destruction.  The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Mortgagee.  All Net Cash Proceeds (as defined in clause c of the definition of such term in the Credit Agreement), together with any interest earned thereon, less the amount of any reasonable third-party expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the “Net Insurance Proceeds”), shall be applied in accordance with the provisions of Sections 2.10(f) and 9.02 of the Credit Agreement.

SECTION 10.2 Condemnation.  If there shall occur any Taking or the commencement of any proceeding thereof, the Mortgagor shall promptly notify the Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor.  The Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by it to permit such participation.  The Mortgagee may be represented by counsel satisfactory to it at the reasonable expense of the Mortgagor in connection with any such participation.  The Mortgagor shall pay reasonable fees, costs and expenses incurred by the Mortgagee in connection with any Taking and in seeking and obtaining any award or payment on account thereof.  Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to the Mortgagee.  The Mortgagor shall take all steps necessary to notify the condemning authority of such assignment.  The Net Cash Proceeds (as such term is defined in clause c of the definition of such term in the Credit Agreement), together with any interest earned thereon, less the amount of any reasonable third-party expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking (the “Net Condemnation Award”), shall be applied in accordance with the provisions of Sections 2.10(f) and 9.02 of the Credit Agreement.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1 Events of Default.  It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement.

SECTION 11.2 Remedies in Case of an Event of Default.  If any Event of Default shall have occurred and be continuing, the Mortgagee shall have all of the remedies provided to it under the Security Agreement and the Credit Agreement may at its option, in addition to any other action permitted under this Mortgage, the Security Agreement or the Credit Agreement or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

(i) by written notice to the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

(ii) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents.  The Mortgagee shall be under no liability to Mortgagor for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied pursuant to Section 9.03 of the Credit Agreement.

(iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 11.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

(iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Loan Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

SECTION 11.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

(i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity.  The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor’s Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed.  The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the

Mortgagor of all right, title, interest, equity and right of redemption, to the extent permitted by Law, including any statutory redemption, in and to the Mortgaged Property.  The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity.  So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over.  In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect.  One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

(ii) In the event of any sale made under or by virtue of this Article XI, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

(iii) The proceeds of any sale made under or by virtue of this Article XI, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article XI or otherwise, shall be applied pursuant to Section 9.03 of the Credit Agreement.

(iv) The Mortgagee (on behalf of any Lender or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article XI and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Mortgagee, or such Lender in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee or such Lender is authorized to deduct under this Mortgage.

(v) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(vi) If the Premises is comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section 11.3 in respect of any or a number of individual parcels.

SECTION 11.4 Additional Remedies in Case of an Event of Default.

(i) To the greatest extent permitted by law, the Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage.  In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

(ii) To the greatest extent permitted by law, any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

(iii) Any monies collected by the Mortgagee under this Section 11.4 shall be applied in accordance with the provisions of Section 11.3(iii).

SECTION 11.5 Legal Proceedings After an Event of Default.

(i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

(ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof.  The Mortgagor hereby consents to the appointment of such receiver.  Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to the Mortgagee.

(iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof.  To the extent permitted by applicable law, the Mortgagor hereby expressly (A) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (B) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (C) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage.  The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of gross negligence or willful misconduct.

SECTION 11.6 Remedies Not Exclusive.  No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity.  Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default.  Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect.  If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults.  If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor’s failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

ARTICLE XII

SECURITY AGREEMENT AND FIXTURE FILING

SECTION 12.1 Security Agreement.  To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law.  Without limiting the foregoing, upon and during the continuance of an Event of Default, such personal property may, at the Mortgagee’s option, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law.  The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place mutually agreed upon by the Mortgagor.  The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee’s rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days’ prior notice of the time and place of any intended disposition.

SECTION 12.2 Fixture Filing.  To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor: The Mortgagor having the address described in the Preamble hereof.	Name and Address of the secured party: The Mortgagee having the address described in the Preamble hereof.
This Financing Statement covers the following types or items of property:
The Mortgaged Property.
This instrument covers goods or items of personal property which are or are to become fixtures upon the property.
The name of the record owner of the Property on which such fixtures are or are to be located is the Mortgagor.

ARTICLE XIII

FURTHER ASSURANCES

SECTION 13.1 Recording Documentation To Assure Security.  The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein.  The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

SECTION 13.2 Further Acts.  The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time request, which may be necessary in the judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof.  Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its reasonable and diligent efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.  In the event the Mortgagor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 13.2, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.

SECTION 13.3 Additional Security.  Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person, additional security for the Secured Obligations.  Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee’s Lien and rights under this Mortgage.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.1 Covenants To Run with the Land.  All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor.  If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

SECTION 14.2 No Merger.  The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.

SECTION 14.3 Concerning Mortgagee.  The Mortgagee has been appointed as collateral agent pursuant to the Credit Agreement.  The actions of the Mortgagee hereunder are subject to the provisions of the Credit Agreement.  The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement.  The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage.  After any retiring Mortgagee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

(i) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.

(ii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

(iii) With respect to any of its rights and obligations as a Lender, the Mortgagee shall have and may exercise the same rights and powers hereunder.  The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Lender.  The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as collateral agent.

(iv) If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

SECTION 14.4 Mortgagee May Perform; Mortgagee Appointed Attorney-in- Fact.  If the Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Section 14.5 hereof.  Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Article IX hereof.  Neither the provisions of this Section 14.4 nor any action taken by the Mortgagee pursuant to the provisions of this Section 14.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default.  The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 14.5 Expenses.  Except to the extent paid by Borrower (as defined in the Credit Agreement) or Holder (as defined in the Credit Agreement) pursuant to Section 11.03 of the Credit Agreement, the Mortgagor will upon demand pay to the Mortgagee the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Mortgagee may incur in connection with (i) any action, suit or other proceeding affecting the Mortgaged Property or any part thereof commenced, in which action, suit or proceeding the Mortgagee is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of the Mortgagee to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Mortgaged Property with any Requirements of Law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (v) the exercise or enforcement of any of the rights of the Mortgagee or any Secured Party hereunder or (vi) the failure by the Mortgagor to perform or observe any of the provisions hereof.  All amounts expended by the Mortgagee and payable by the Mortgagor under this Section 14.5 shall be due upon demand therefor (together with interest thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations.  The Mortgagor’s obligations under this Section 14.5 shall survive the termination hereof and the discharge of the Mortgagor’s other obligations under this Mortgage, the Credit Agreement, any Hedging Agreements and the other Loan Documents.

SECTION 14.6 INTENTIONALLY DELETED

SECTION 14.7 Continuing Security Interest; Assignment.  This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee and the other Secured Parties and each of their respective successors, transferees and assigns.  No other Persons (including, without limitation, any other creditor of any Loan Party) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Hedging Agreement.

SECTION 14.8 Termination; Release.  When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Mortgage shall terminate.  Upon termination hereof or any release of the Mortgaged Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Mortgagee shall, upon the request and at the sole cost and expense of the Mortgagor, forthwith assign, transfer and deliver to the Mortgagor, against receipt and without recourse to or warranty by the Mortgagee, such of the Mortgaged Property to be released (in the case of a release) as may be in possession of the Mortgagee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Mortgaged Property, proper documents and instruments (including UCC termination statements or releases) reasonably satisfactory to the Mortgagor acknowledging the termination hereof or the release of such Mortgaged Property, as the case may be, or assigning same to a party designated by Mortgagor, and in each case in form and executed in all respects appropriate for recording or filing in all applicable state, county and municipal offices.

SECTION 14.9 Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Mortgagee.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Mortgage or any other Loan Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

SECTION 14.10 Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to the Mortgagor or the Mortgagee, addressed to it at the address set forth in the Credit Agreement (which in the case of the Mortgagor is the address for a Credit Party under Section 11.01(a) of the Credit Agreement), or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.10.

SECTION 14.11 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.  MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.  IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION.  THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14.12 Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14.13 Limitation on Interest Payable.  It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part.  All agreements between the Mortgagor and the Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned under the Credit Agreement, and Hedging Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement, and Hedging Agreement or any other Loan Document, exceed the maximum amount permissible under applicable Federal or state usury laws.  If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity.  If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor.  All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

SECTION 14.14 Business Days.  In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 14.15 Relationship.  The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and guarantor and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage, any Hedging Agreement or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.

SECTION 14.16 Intentionally Omitted.

SECTION 14.17 No Credit for Payment of Taxes or Impositions.  The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

SECTION 14.18 No Claims Against the Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 14.19 Obligations Absolute.  All obligations of the Mortgagor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor or any other Obligor;

(ii) any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement, any Letter of Credit, any other Loan Document, or any other agreement or instrument relating thereto;

(iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof, any Hedging Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 14.9 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

____________________., a ____________

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF _________                                           )
)
COUNTY OF                                                      )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that _____________________, whose name as ____________________________ of ____________________________________ is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, acting in his capacity as such _______________ and with full authority, executed the same voluntarily on the date hereof, for and on behalf of said corporation acting in its capacity as the sole member of said limited liability company.

Given under my hand and official seal this ______ day of ___________, 2003.

Notary Public
My Commission Expires: _____________

Schedule A

Schedule B

PRIOR LIENS

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the pro forma title insurance policy issued by First American Title Insurance Company, dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing Title Insurance Company reference number _____________ relating to the real property described in Schedule A attached hereto.

Schedule C

LEASES

None.

Exhibit 1

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _______, ____ by and between UBS AG, STAMFORD BRANCH, as collateral agent, having an office at 677 Washington Boulevard, Stamford, Connecticut 06901 (in such capacity, “Collateral Agent”), and _____________, having an office at ____________________ (“Tenant”).

R E C I T A L S:

A.           Tenant is the tenant under a certain lease dated ___________, _____ between _________________________, as landlord (“Landlord”), and Tenant, as tenant (as amended through the date hereof, the “Lease”), pursuant to which Tenant leased a portion (the “Leased Premises”) of the property known as ______________________________, located at ________________________, as more particularly described in Schedule A attached hereto (the “Property”).

B.           Landlord has or will grant a mortgage lien on and security interest in the Property to Collateral Agent (for its benefit and for the benefit of the lending institutions from time to time party to that certain credit agreement dated as of _______________, 2003) pursuant to one or more mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, the “Security Instruments”).

C.           Tenant has agreed to subordinate the Lease to the Security Instruments and to the lien thereof and Collateral Agent has agreed not to disturb Tenant’s possessory rights in the Leased Premises under the Lease on the terms and conditions hereinafter set forth.

A G R E E M E N T:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Subordination.  Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder are and shall at all times be subject and subordinate in all respects to the lien of the Security Instruments and the lien thereof, and to all rights of Collateral Agent thereunder, and to any and all advances to be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof.

2. Nondisturbance.  So long as Tenant complies with the provisions of this Agreement, pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Collateral Agent agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an “Acquiring Party”), that Tenant’s possession of the Leased Premises as described in the Lease will not be disturbed during the term of the Lease by reason of a foreclosure.  For purposes of this Agreement, a “foreclosure” shall include (but not be limited to) a sheriffs or trustee’s sale under the power of sale contained in the Security Instruments, the termination of any superior lease of the Property and any other transfer of the Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3. Attornment.  Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease.  The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.

4. No Liability.  Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Collateral Agent, any receiver nor any Acquiring Party shall be:

(a) liable for any act, omission, negligence or default of any prior landlord (including Landlord); or

(b) liable for any failure of any prior landlord (including Landlord) to construct any improvements or bound by any covenant to construct any improvement either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion right contained in the Lease; or

(c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

(d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord) or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

(e) liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or

(f) bound by any assignment, subletting, renewal, extension or any other agreement or material modification of the Lease made without the written consent of Collateral Agent; or

(g) bound by any consensual or negotiated surrender, cancellation or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action (i) against such prior landlord for prior losses or damages and (ii) against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

5. Certain Acknowledgments and Agreements by Tenant.

(h) Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Collateral Agent as security for the notes secured by the Security Instruments.  In the event Collateral Agent notifies Tenant of the occurrence of a default under the Security Instruments and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Collateral Agent, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Collateral Agent or as otherwise authorized in writing by Collateral Agent.  Landlord irrevocably authorizes Tenant to make the foregoing payments to Collateral Agent upon such notice and demand.

(i) Tenant shall send a copy of any and all notices or statements under the Lease to Collateral Agent at the same time such notices or statements are sent to Landlord.

(j) This Agreement satisfies any and all conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

6. Collateral Agent to Receive Default Notices.  Tenant shall notify Collateral Agent of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Collateral Agent shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default or, if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Estoppel.  Tenant hereby certifies and represents to Collateral Agent that as of the date of this Agreement:

(a) the Lease is in full force and effect;

(b) all requirements for the commencement and validity of the Lease have been satisfied and there are no unfulfilled conditions to Tenant’s obligations under the Lease;

(c) Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; to the best of Tenant’s knowledge, Landlord is not in default under the Lease; no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed;

(d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease;

(e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one (1) month in advance;

(f) Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Leased Premises;

(g) the Lease has not been modified or amended and constitutes the entire agreement between Landlord and Tenant relating to the Leased Premises;

(h) Tenant has not assigned, mortgaged, sublet, encumbered, conveyed or otherwise transferred any or all of its interest under the Lease; and

(i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary action.

8. Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above or addressed as such party may from time to time designate by written notice to the other parties.  For purposes of this Section 8, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

9. Successors.  The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties; provided, however, that in the event of the assignment or transfer of the interest of Collateral Agent, all obligations and liabilities of Collateral Agent under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Collateral Agent’s interest is assigned or transferred; and provided, further, that the interest of Tenant under this Agreement may not be assigned or transferred to any person other than an affiliate without the prior written consent of Collateral Agent.  In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord’s interest in the Lease, even if said owner shall be different from the Landlord named in the Recitals.

10. Duplicate Original; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

11. Limitation of Collateral Agent’s Liability.

(a) Collateral Agent shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(b) In the event that Collateral Agent shall acquire title to the Leased Premises or the Property, Collateral Agent shall have no obligation, nor incur any liability, beyond Collateral Agent’s then equity interest, if any, in the Leased Premises, and Tenant shall look exclusively to such equity interest of Collateral Agent, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Collateral Agent hereunder or under the Lease, and Collateral Agent is hereby released and relieved of any other obligations hereunder and under the Lease.

12. Modification in Writing.  This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

13. Lien of Security Instruments.  Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instruments or the provisions thereof.

14. Compliance with Lease.  Tenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease, the terms and provisions hereof shall be controlling.

15. Governing Law; Severability.  This Agreement shall be governed by the laws of the State of Alabama.  If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

16. Further Actions.  Tenant agrees at its own expense to execute and deliver, at any time and from time to time upon the request of Collateral Agent or any Acquiring Party, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate, in the opinion of Collateral Agent or any Acquiring Party, to fully implement or to further evidence the understandings and agreements contained in this Agreement.  Moreover, Tenant hereby irrevocably appoints and constitutes Collateral Agent or any Acquiring Party as its true and lawful attorney-in-fact to execute and deliver any such documents or instruments which may be necessary or appropriate, in the opinion of Collateral Agent or any Acquiring Party, to implement or further evidence such understandings and agreements and which Tenant, after thirty (30) days’ notice from Collateral Agent or any Acquiring Party, has failed to execute and deliver.

IN WITNESS WHEREOF, Collateral Agent and Tenant have duly executed this Agreement as of the date first above written.

as Collateral Agent

By:
Name:
Title:

as Tenant

By:
Name:
Title:

The undersigned, as the Landlord named in the Recitals, having duly executed this Agreement as of the date first written above, and as mortgagor, pledgor, assignor or debtor under the Security Instruments, hereby accepts and agrees for itself and its successors and assigns, (i) to be bound by the provisions of Section 5 hereof, (ii) that nothing contained in the foregoing Agreement (x) shall in any way be deemed to constitute a waiver by Collateral Agent of any of its rights or remedies under the Security Instruments or (y) shall in any way be deemed to release Landlord from its obligations to comply with the terms, provisions, conditions, covenants and agreements set forth in the Security Instruments and (iii) that the provisions of the Security Instruments remain in full force and effect and must be complied with by Landlord.

____________________________________, a
____________________________________

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK                                           )
) ss.:
COUNTY OF NEW YORK                                                      )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that ________________________________, whose name as ________________ of UBS AG, STAMFORD BRANCH, a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, ______ he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation..

GIVEN under my hand and official sale on this _____ day of _____________, 200__.

NOTARY PUBLIC

My Commission Expires: _____________

SCHEDULE A to EXHIBIT 1 of MORTGAGE

Description of Real Property

EXHIBIT I-1

[Form of]

TERM NOTE

$                                                                                                     New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [                                 ] (the "Lender") on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of ________________ DOLLARS ($____________), or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement.  Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated January 23, 2004, among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and booktunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, ("Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger"), and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

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This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents.  Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

I-1-2

COMMUNICATIONS & POWER INDUSTRIES, INC., as Borrower

By:

      Name:
      Title:

I-1-3

EXHIBIT I-2

[Form of]

REVOLVING NOTE

$__________________                                                                                                     New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of (the "Lender") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ______________ DOLLARS ($__________) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement.  Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger"), and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents.  Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been

I-2-1

granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

I-2-2

COMMUNICATIONS & POWER INDUSTRIES, INC., as Borrower

By:

      Name:
      Title:

I-2-3

EXHIBIT 1-3

[Form of]

SWINGLINE NOTE

$                            New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of UBS LOAN FINANCE LLC (the "Lender") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)  ($) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement defined below. Borrower further agrees to pay interest on the unpaid principal amount hereof in like money from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger"), and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been

I-3-1

granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

I-3-2

COMMUNICATIONS & power industries, INC., as Borrower

By:
Name:
Title:

I-3-3

EXHIBIT J-1

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement dated as of January 23, 2004 (the “Security Agreement”), among COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation (the “Company”), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation (“Holdings”), CPI ACQUISITION CORP., a Delaware Corporation (“Parent”), the Subsidiary Guarantors party thereto (collectively, the “Guarantors”) and the Collateral Agent (as hereinafter defined) and (ii) that certain Credit Agreement dated as of January 23, 2004 (the “Credit Agreement”), among the Company, Holdings, Parent, the Subsidiary Guarantors, certain other parties thereto and UBS AG, Stamford Branch, as Collateral Agent (in such capacity, the “Collateral Agent”).  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

The undersigned hereby certify to the Collateral Agent as follows:

1.           Names.  (a)  The exact legal name of the Company, Holdings, Parent and each domestic Subsidiary of the Company, as such name appears in their respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a).  The Company, Holdings, Parent and each domestic Subsidiary is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of the Company, Holdings, Parent and each domestic Subsidiary of the Company that is a registered organization, the Federal Taxpayer Identification Number of the Company, Holdings, Parent and each domestic Subsidiary of the Company and the state of formation of the Company and each domestic Subsidiary of the Company.

(b)           Set forth in Schedule 1(b) hereto is any other corporate or organizational names the Company, Parent, Holdings and each domestic Subsidiary the Company have had in the past five years, together with the date of the relevant change.

(c)           Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by the Company, Parent, Holdings and each domestic Subsidiary of the Company, or any other business or organization to which the Company, Parent, Holdings and each domestic Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 23, 1998 and the date hereof.  Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which the Company, Parent, Holdings and each domestic Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 23, 1998 and the date hereof.

2.           Current Locations.  (a) The chief executive offices of the Company, Holdings, Parent and each domestic Subsidiary of the Company are located at the addresses set forth in Schedule 2(a) hereto.

J-1-1

(b)           Set forth in Schedule 2(b) are all locations where the Company, Parent, Holdings and each domestic Subsidiary of the Company maintains any books or records relating to any Collateral.

(c)           Set forth in Schedule 2(c) hereto are all the other places of business of the Company, Parent, Holdings, and each domestic Subsidiary of the Company.

(d)           Set forth in Schedule 2(d) hereto are all other locations (other than those listed on Schedule 2(c), and Schedule 2(e)) where the Company, Parent, Holdings and each domestic Subsidiary of the Company maintains any of the Collateral consisting of inventory or equipment not identified above.

(e)           Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than the Company, Parent, Holdings and each domestic Subsidiary of the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment in aggregate value greater than $70,000.

3.           Extraordinary Transactions.  Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, all of the Collateral has been originated by the Company, Parent, Holdings and each domestic Subsidiary of the Company in the ordinary course of business or consists of goods which have been acquired by the Company, Parent, Holdings or any domestic Subsidiary of the Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.           File Search Reports.  Attached hereto as Schedule 4(a) is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which the Company, Parent, Holdings or any domestic Subsidiary of the Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on Schedule 7 with respect to real estate on which Collateral consisting of fixtures is or is to be located.  Attached hereto as Schedule 4(b) is a true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports.

5.           UCC Filings.  The financing statements (duly authorized by the Company, Parent, Holdings or the applicable domestic Subsidiary constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6.           Schedule of Filings.  Attached hereto as Schedule 6 is a Schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 and (ii) the appropriate filing offices for the filings described in Schedule 13(e) and (iii) any other

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actions required to create, preserve, protect and perfect the security interests in the Security Agreement Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents, to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office.  No other filings or actions are required to create, preserve, protect and perfect the security interests in the Security Agreement Collateral granted to the Collateral Agent pursuant to the Collateral Documents, other than with respect to foreign Collateral, to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office.

7.           Real Property.  Attached hereto as Schedule 7 is a list of all real property owned or leased by the Company, Parent, Holdings and each domestic Subsidiary of the Company.

8.           Termination Statements.  Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

9.           No Change.  The undersigned knows of no material anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 8 and Section 10 through Section 16 of this Perfection Certificate except as set forth on Schedule 9 hereto.

10.           Stock Ownership and other Equity Interests.  Attached hereto as Schedule 10 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of the Company, Parent, Holdings and each of the Company’s Subsidiaries as of the date hereof, other than the Series B 14% Senior Redeemable Exchangeable Cumulative Preferred Stock of the Company, with respect to which the Company has sent a notice of redemption to the holders on the date hereof, and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.  Also set forth on Schedule 10 is each equity investment of the Company, Parent, Holdings and each of the Company’s Subsidiaries that represents 50% or less of the equity of the entity in which such investment was made; provided however, that Schedule 10 does not include any equity or equity interests held by the Company for the benefit of the relevant beneficial owners in any Non-qualified Deferred Compensation Plan.

11.           Instruments and Tangible Chattel Paper.  Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case, in an aggregate value greater than $100,000, held by the Company, Parent, Holdings and any of the Company’s domestic Subsidiaries as of January 23, 2004, including all intercompany notes between the Company, Parent, Holdings and any of the Company’s Subsidiaries.

12.           Advances.  Attached hereto as Schedule 12 is (a) a true and correct list of all advances made by the Company to any of the Company’s domestic Subsidiaries, Parent, or

J-1-3

Holdings or made by any domestic Subsidiary of the Company to the Company, Parent, Holdings or any other domestic Subsidiary of the Company or made by Parent or Holdings to the Company or any domestic Subsidiary of the Company as of January 23, 2004 (other than those identified on Schedule 11), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreement and (b) a true and correct list of all material unpaid intercompany transfers of goods sold and delivered by or to the Company, Parent, Holdings or any domestic Subsidiary of the Company as of January 22, 2004.

13.           Intellectual Property.  (a) Attached hereto as Schedule 13(a) is a Schedule setting forth all of the Company’s and each of the Company’s Subsidiaries’ Patents, material and/or registered Patent Licenses (with respect to which such pledgor is the licensee), Trademarks and material and/or registered Trademark Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number and of each Patent, material and/or registered Patent License (with respect to which such pledgor is the licensee), Trademark and material and/or registered Trademark License (with respect to which such pledgor is the licensee) owned the Company, Parent, Holdings and each of the Company’s Subsidiaries; provided that with respect to the Patents listed as items number [57 through 131] of Schedule 13(a), the Company intends to abandon such Patents.  Attached hereto as Schedule 13(b) is a Schedule setting forth all of the Company’s, Parent’s, Holdings’ and each of the Company’s Subsidiaries’ Copyrights and material and/or registered Copyright Licenses (with respect to which such pledgor is the licensee) (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Copyright or material and/or registered Copyright License (with respect to which such pledgor is the licensee) owned by the Company, Parent, Holdings or any of the Company’s Subsidiaries.

(b)           Attached hereto as Schedule 13(c) in proper form for filing with the United States Patent and Trademark Office is a Schedule setting forth all of Parent’s, Holdings’, the Company’s and each of the Company’s domestic Subsidiaries’ Patents and Trademarks registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number Patent and Trademark owned by the Company, Parent, Holdings and each of the Company’s domestic Subsidiaries; provided that with respect to the Patents listed as items number [57 through 131] of Schedule 13(a), the Company intends to abandon such Patents.  Attached hereto as Schedule 13(d) in proper form for filing with the United States Copyright Office (as defined in the Security Agreement) is a Schedule setting forth all of the Company’s, Parent’s, Holdings’ and each of the Company’s domestic Subsidiaries’ United States Copyrights, including the name of the registered owner and the registration number of each Copyright owned by the Company, Parent, Holdings or any of the Company’s domestic Subsidiaries.

(c)           Attached hereto as Schedule 13(e) in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, are the filings necessary to preserve, protect and perfect the security interests in the Copyrights, Trademarks and Patents set forth on Schedule 13(c) and Schedule 13(d), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

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    14.           Commercial Tort Claims.  Attached hereto as Schedule 14 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by the Company, Parent, Holdings or any of the Company’s domestic Subsidiaries, including a brief description thereof.

15.           Deposit Accounts, Securities Accounts and Commodity Accounts.  Attached hereto as Schedule 15 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by the Company, Parent, Holdings and each of the Company’s domestic Subsidiaries, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

16.           Letter-of-Credit Rights.  Attached hereto as Schedule 16 is a true and correct list, as of January 22, 2004, of all Letters of Credit issued in favor of the Company, Parent, Holdings or any of the Company’s domestic Subsidiaries, as beneficiary thereunder.

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EXHIBIT J-1

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this 23rd day of 2004.

COMMUNICATIONS & POWER INDUSTRIES, INC.

By:

Name:  Joel A. Littman
Title:  Chief Financial Officer

COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION

By:

Name:  Joel A. Littman
Title:  Chief Financial Officer

CPI ACQUISITION CORP.

By:

Name:  Michael F. Finley
Title:  President

CPI SUBSIDIARY HOLDINGS INC.

By:

Name:  Joel A. Littman
Title:  Secretary

COMMUNICATIONS & POWER INDUSTRIES INTERNATIONAL INC.

By:

Name:  Joel A. Littman
Title:  Secretary

COMMUNICATIONS & POWER INDUSTRIES ASIA INC.

By:

Name:  Joel A. Littman
Title:  Treasurer

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EXHIBIT J-2

[Form of]

PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of [________,____], is delivered pursuant to [Section 5.01(e)] [Section 5.11] of that certain Credit Agreement dated as of January 23,2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger") and Section 3.06 of the Security Agreement.

The undersigned, the [                  ] of Borrower hereby certifies to the Collateral Agent and each other Secured Party that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date [as supplemented on [                               ]1 (the "Prior Perfection Certificate") [.][other than as follows:]

1.           Names.

(a)           Except as listed on Schedule 1(a) attached hereto and made a part hereof, Schedule 1(a) of the Prior Perfection Certificate sets forth the exact legal name of the Company, Holdings, Parent and each domestic Subsidiary of the Company, as such name appears in their respective certificate of incorporation or any other organizational document. The Company, Holdings, Parent and each domestic Subsidiary is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a), Also set forth in Schedule 1(a) is the organizational identification number, if any, of the Company, Holdings, Parent and each domestic Subsidiary of the Company that is a registered organization, the Federal Taxpayer Identification Number of the Company, Holdings, Parent and each domestic Subsidiary of the Company and the state of formation of the Company and each domestic Subsidiary of the Company.

1 Insert date of each Perfection Certificate Supplement.

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(b)           Except as listed on Schedule 1(b) attached hereto and made a part hereof, Schedule 1(b) of the Prior Perfection Certificate sets forth any other corporate or organizational names the Company, Parent, Holdings and each domestic Subsidiary the Company have had in the past five years, together with the date of the relevant change.

(c)           Except as listed on Schedule 1(c) attached hereto and made a part hereof, Schedule 1(c) of the Prior Perfection Certificate sets forth a list of all other names (including trade names or similar appellations) used by the Company, Parent, Holdings and each domestic Subsidiary of the Company, or any other business or organization to which the Company, Parent, Holdings and each domestic Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 23, 1998 and the date hereof. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which the Company, Parent, Holdings and each domestic Subsidiary of the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between January 23, 1998 and the date hereof.

2.           Current Locations.

(a)           Except as listed on Schedule 2(a) attached hereto and made a part hereof, Schedule 2(a) of the Prior Perfection Certificate sets forth the addresses for the chief executive offices of the Company, Holdings, Parent and each domestic Subsidiary of the Company.

(b)           Except as listed on Schedule 2(b) attached hereto and made a part hereof, Schedule 2(b) of the Prior Perfection Certificate sets forth all locations where the Company, Parent, Holdings and each domestic Subsidiary of the Company maintains any books or records relating to any Collateral.

(c)           Except as listed on Schedule 2(c) attached hereto and made a part hereof, Schedule 2(c) of the Prior Perfection Certificate sets forth all the other places of business of the Company, Parent, Holdings, and each domestic Subsidiary of the Company.

(d)           Except as listed on Schedule 2(d) attached hereto and made a part hereof, Schedule 2(d) of the Prior Perfection Certificate sets forth all other locations (other than those listed on Schedule 2(c) and Schedule 2(e)) where the Company, Parent, Holdings and each domestic Subsidiary of the Company maintains any of the Collateral consisting of inventory or equipment not identified above.

(e)           Except as listed on Schedule 2(e) attached hereto and made a part hereof, Schedule 2(e) of the Prior Perfection Certificate sets forth the names and addresses of all persons or entities other than the Company, Parent, Holdings and each domestic Subsidiary of the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment in aggregate value greater than $70,000.

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3.           Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, all of the Collateral has been originated by the Company, Parent, Holdings and each domestic Subsidiary of the Company in the ordinary course of business or consists of goods which have been acquired by the Company, Parent, Holdings or any domestic Subsidiary of the Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.           [Reserved]

5.           UCC Filings.  Except as listed on Schedule 5 attached hereto and made a part hereof, Schedule 5 of the Prior Perfection Certificate sets forth the financing statements (duly authorized by the Company, Parent, Holdings or the applicable domestic Subsidiary constituting the debtor therein), including the indications of the collateral, relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6.           Schedule of Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, Schedule 6 of the Prior Perfection Certificate sets forth a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 and (ii) the appropriate filing offices for the filings described in Schedule 13(e) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Security Agreement Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents, to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Security Agreement Collateral granted to the Collateral Agent pursuant to the Collateral Documents, other than with respect to foreign Collateral, to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office.

7.           Real Property. Except as listed on Schedule 7 attached hereto and made a part hereof, Schedule 7 of the Prior Perfection Certificate sets forth a list of all real property owned or leased by the Company, Parent, Holdings and each domestic Subsidiary of the Company.

8.           Termination Statements. Except as listed on Schedule 8(a) and Schedule 8(b) attached hereto and made a part hereof, Schedule 8(a) of the Prior Perfection Certificate sets forth the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) of the Prior Perfection Certificate with respect to each Lien described therein.

9.           No Change. The undersigned knows of no material anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 8 and Section 10 through Section 16 of the Prior Perfection Certificate except as set forth on Schedule 9 hereto.

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10.           Stock Ownership and other Equity Interests. Except as listed on Schedule 10 attached hereto and made a part hereof, Schedule 10 of the Prior Perfection Certificate sets forth a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of the Company, Parent, Holdings and each of the Company's Subsidiaries as of the date hereof, other than the Series B 14% Senior Redeemable Exchangeable Cumulative Preferred Stock of the Company, with respect to which the Company has sent a notice of redemption to the holders on the date hereof, and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 10 is each equity investment of the Company, Parent, Holdings and each of the Company's Subsidiaries that represents 50% or less of the equity of the entity in which such investment was made; provided however that Schedule 10 does not include any equity or equity interests held by the Company for the benefit of the relevant beneficial owners in any Non-qualified Deferred Compensation Plan.

11.           Instruments and Tangible Chattel Paper. Except as listed on Schedule 11 attached hereto and made a part hereof, Schedule 11 of the Prior Perfection Certificate sets forth a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case, in an aggregate value greater than $100,000 held by the Company, Parent, Holdings and any of the Company's domestic Subsidiaries as of January 23, 2004, including all intercompany notes between the Company, Parent, Holdings and any of the Company's Subsidiaries.

12.           Advances. Except as listed on Schedule 12 attached hereto and made a part hereof, Schedule 12 of the Prior Perfection Certificate sets (a) a true and correct list of all advances made by the Company to any of the Company's domestic Subsidiaries, Parent, or Holdings or made by any domestic Subsidiary of the Company to the Company, Parent, Holdings or any other domestic Subsidiary of the Company or made by Parent or Holdings to the Company or any domestic Subsidiary of the Company as of January 23, 2004 (other than those identified on Schedule 12), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Company, Parent, Holdings or any domestic Subsidiary of the Company as of January 22, 2004.

13.           Intellectual Property. Except as listed on Schedule 13(a) attached hereto and made a part hereof, Schedule 13(a) of the Prior Perfection Certificate sets forth a schedule setting forth all of the Company's and each of the Company's Subsidiaries' Patents, material and/or registered Patent Licenses (with respect to which such pledgor is the licensee), Trademarks and material and/or registered Trademark Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number and of each Patent, material and/or registered Patent License (with respect to which such pledgor is the licensee), Trademark and material and/or registered Trademark License (with respect to which such pledgor is the licensee) owned the Company, Parent, Holdings and each of the Company's Subsidiaries; provided that with respect to Patents listed as items number 57 through 131 of

J-2-4

Schedule 13(a), the Company intends to abandon such Patents. Except as listed on Schedule 13(b) attached hereto and made a part hereof, Schedule 13(b) of the Prior Perfection Certificate sets forth all of the Company's, Parent's, Holdings' and each of the Company's Subsidiaries' Copyrights and material and/or registered Copyright Licenses (with respect to which such pledgor is the licensee) (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each Copyright or material and/or registered Copyright License (with respect to which such pledgor is the licensee) owned by the Company, Parent, Holdings or any of the Company's Subsidiaries.

(b)           Except as listed on Schedule 13(c) attached hereto and made a part hereof, Schedule 13(c) of the Prior Perfection Certificate sets forth in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of Parent's, Holdings', the Company's and each of the Company's domestic Subsidiaries' Patents and Trademarks registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number Patent and Trademark owned by the Company, Parent, Holdings and each of the Company's domestic Subsidiaries; provided that with respect to the Patents listed as items number 57 through 131 of Schedule 13(a), the Company intends to abandon such Patents. Except as listed on Schedule 13(d) attached hereto and made a part hereof, Schedule 13(d) of the Prior Perfection Certificate sets forth in proper form for filing with the United States Copyright Office (as defined in the Security Agreement) is a schedule setting forth all of the Company's, Parent's, Holdings' and each of the Company's domestic Subsidiaries' United States Copyrights, including the name of the registered owner and the registration number of each Copyright owned by the Company, Parent, Holdings or any of the Company's domestic Subsidiaries.

(c)           Except as listed on Schedule 13(3) attached hereto and made a part hereof, Schedule 13(e) of the Prior Perfection Certificate sets forth in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, are the filings necessary to preserve, protect and perfect the security interests in the Copyrights, Trademarks and Patents set forth on Schedule 13(c) and Schedule 13(d), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

14.           Commercial Tort Claims. Except as listed on Schedule 14 attached hereto and made a part hereof, Schedule 14 of the Prior Perfection Certificate sets forth a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by the Company, Parent, Holdings or any of the Company's domestic Subsidiaries, including a brief description thereof.

15.           Deposit Accounts, Securities Accounts and Commodity Accounts. Except as listed on Schedule 15 attached hereto and made a part hereof, Schedule 15 of the Prior Perfection Certificate sets forth a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by the Company, Parent, Holdings and each of the Company's domestic Subsidiaries, including the

J-2-5

name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

16.           Letter-of-Credit Rights. Except as listed on Schedule 16 attached hereto and made a part hereof, Schedule 16 of the Prior Perfection Certificate sets forth a true and correct list, as of January 22, 2004 of all Letters of Credit issued in favor of the Company, Parent, Holdings or any of the Company's domestic Subsidiaries, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

J-2-6

IN WITNESS WHEREOF, we have hereunto signed this Certificate on [            ], 200[ ].

COMMUNICATIONS & POWER INDUSTRIES, INC.

By:
Name:
Title:

J-2-7

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation

J-2-8

Schedule 1(b)

Prior Organizational Names

Parent/Holdings/Company/Subsidiary	Prior Name	Date of Change

J-2-9

Schedule 1(c)

Changes in Corporate Identity; Other Names

Parent/Holdings / Company / Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used During Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

J-2-10

Schedule 2(a)

Chief Executive Offices

Parent/Holdings/Company/Subsidiary	Address	County	State

J-2-11

Schedule 2(b)

Location of Books

Parent/Holdings/Company/Subsidiary	Address	County	State

J-2-12

Schedule 2(c)

Other Places of Business

Parent/Holdings/Company/Subsidiary	Address	County	State

J-2-13

Schedule 2(d)

Additional Locations of Equipment and Inventory

Parent/Holdings/Company/Subsidiary	Address	County	State

J-2-14

Schedule 2(e)

Locations of Collateral in Possession of

Persons Other Than Company or Any Subsidiary

Parent/Holdings / Company / Subsidiary	Name of Entity in Possession of Collateral/Capacity of such Entity	Address / Location of Collateral	County	State

J-2-15

Schedule (3)

Transactions Other Than in the Ordinary Course of Business

Parent/Holdings/Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

J-2-16

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

J-2-17

Schedule 6

Filings/Filing Offices

Type of Filing1	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

1 UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

J-2-18

Schedule 7

Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Description of Lease Documents

J-2-19

Schedule 8(a)

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

J-2-20

Schedule 8(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

J-2-21

Schedule 9

Changes from Circumstances Described in Perfection Certificate

J-2-22

Schedule 10

Stock Ownership and other Equity Interests

Parent/Holdings/Company/Subsidiary: ______________

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

J-2-23

Schedule 11

Instruments and Tangible Chattel Paper

1.         Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.         Chattel Paper:

J-2-24

Schedule 12

Advances

Description and Date of Advance	From	To	Description and Date of Unpaid Intercompany Transfer of Goods	From	To

J-2-25

Schedule 13(a)

Patents and Trademarks

PATENTS:

             Registrations:
OWNER	REGISTRATION NUMBER	COUNTRY	DESCRIPTION

             Applications:
OWNER	APPLICATION NUMBER	COUNTRY	DESCRIPTION

             Licenses:
LICENSEE	LICENSOR	COUNTRY	REGISTRATION APPLICATION NUMBER	DESCRIPTION

TRADEMARKS:

             Registrations:
OWNER	REGISTRATION NUMBER	COUNTRY	TRADEMARK

             Applications:
OWNER	APPLICATION NUMBER	COUNTRY	TRADEMARK

             Licenses:
LICENSEE	LICENSOR	COUNTRY	REGISTRATION APPLICATION NUMBER	TRADEMARK

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Schedule 15(b)

Copyrights

             Registrations:
OWNER	COUNTRY	TITLE	REGISTRATION NUMBER

             Applications:
OWNER	COUNTRY	APPLICATION NUMBER

             Licenses:
LICENSEE	LICENSOR	COUNTRY	REGISTRATION APPLICATION NUMBER	DESCRIPTION

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Schedule 13(c)

Patents and Trademarks

PATENTS:

             Registrations:
OWNER	REGISTRATION NUMBER	DESCRIPTION

             Applications:
OWNER	APPLICATION NUMBER	DESCRIPTION

TRADEMARKS:

             Registrations:
OWNER	REGISTRATION NUMBER	DESCRIPTION

             Applications:
OWNER	APPLICATION NUMBER	DESCRIPTION

J-2-28

Schedule 13(d)

Copyrights

OWNER	REGISTRATION NUMBER	DESCRIPTION

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Schedule 15(e)

Intellectual Property Filings

J-2-30

Schedule 14

Commercial Tort Claims

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Schedule 15

Deposit Accounts. Securities Accounts and Commodity Accounts

OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

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Schedule 16

Letter of Credit Rights

J-2-33

EXHIBIT K

SECURITY AGREEMENT

By

COMMUNICATIONS & POWER INDUSTRIES INC.,
as Pledgor

and

THE GUARANTORS PARTY HERETO

and

UBS AG, STAMFORD BRANCH,
as Collateral Agent

________________________

Dated as of January 23, 2004

Page

PREAMBLE	1

RECITALS	1

ARTICLE I	DEFINITIONS AND INTERPRETATION	2

SECTION 1.01.	Definitions.	2

SECTION 1.02.	Interpretation	6

SECTION 1.03.	Perfection Certificate	7

ARTICLE II	GRANT OF SECURITY AND SECURED OBLIGATION	7

SECTION 2.01.	Pledge	7

SECTION 2.02.	Secured Obligations	8

SECTION 2.03.	Security Interest.	8

ARTICLE III	PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF SECURITY AGREEMENT COLLATERAL	9

SECTION 3.01.	Delivery of Certificated Securities Collateral	9

SECTION 3.02.	Perfection of Uncertificated Securities Collateral	9

SECTION 3.03.	Financing Statements and Other Filings	10

SECTION 3.04.	Other Actions	10

SECTION 3.05.	Motor Vehicles	14

SECTION 3.06.	Supplements; Further Assurances.	15

ARTICLE IV	REPRESENTATIONS, WARRANTIES AND COVENANTS	16

SECTION 4.01.	Title	16

SECTION 4.02.	Perfected First Priority Liens	16

SECTION 4.03.	Limitation on Liens	16

SECTION 4.04.	Other Financing Statements	16

SECTION 4.05.	Chief Executive Office; Change of Name; Jurisdiction of Organization.	17

SECTION 4.06.	Certain Provisions Concerning Securities Collateral.	17

- i -

Pa

SECTION 4.07.	Certain Provisions Concerning Intellectual Property.	19

SECTION 4.08.	Inspection and Verification	21

SECTION 4.09.	Payment of Taxes; Compliance with Laws; Contesting Liens; Claims	21

SECTION 4.10.	Transfers and Other Liens	22

SECTION 4.11.	Insurance	22

SECTION 4.12.	PPSA Acknowledgements	22

ARTICLE V	REMEDIES	22

SECTION 5.01.	Remedies	22

SECTION 5.02.	Notice of Sale	24

SECTION 5.03.	Waiver of Notice and Claims	25

SECTION 5.04.	Certain Sales of Security Agreement Collateral.	25

SECTION 5.05.	No Waiver; Cumulative Remedies.	26

SECTION 5.06.	Certain Additional Actions Regarding Intellectual Property	26

ARTICLE VI	MISCELLANEOUS	26

SECTION 6.01.	Concerning Collateral Agent.	26

SECTION 6.02.	Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact	28

SECTION 6.03.	Expenses	28

SECTION 6.04.	Continuing Security Interest; Assignment	29

SECTION 6.05.	Termination; Release	29

SECTION 6.06.	Modification in Writing	29

SECTION 6.07.	Notices	29

SECTION 6.08.	Governing Law; Jurisdiction; Consent to Service of Process.	30

- ii -

Page

SECTION 6.09.	WAIVER OF JURY TRIAL	31

SECTION 6.10.	Severability of Provisions	31

SECTION 6.11.	Execution in Counterparts	31

SECTION 6.12.	Business Days	31

SECTION 6.13.	No Claims Against Collateral Agent	31

SECTION 6.14.	No Release	32

SECTION 6.15.	Obligations Absolute	32

SIGNATURES

EXHIBIT 1                      Form of Issuer Acknowledgment
EXHIBIT 2                      Form of Copyright Security Agreement
EXHIBIT 3                      Form of Patent Security Agreement
EXHIBIT 4                      Form of Trademark Security Agreement
EXHIBIT 5                      Form of Bailee Letter

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EXHIBIT K

SECURITY AGREEMENT

SECURITY AGREEMENT (the "Agreement"), dated as of January 23, 2004, made by COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation having an office at 811 Hansen Way, Palo Alto, California, 94303, (the "Borrower"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"), as pledgors, collateral assignors and debtors (Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of UBS AG, STAMFORD BRANCH, having an office at 677 Washington Boulevard, Stamford, Connecticut 06901, in its capacity as Collateral Agent for the lending institutions (the "Lenders") from time to time party to the Credit Agreement (as hereinafter defined), as pledgee, collateral assignee and secured party (in such capacities and together with any successors in such capacities, the "Collateral Agent").

RECITALS

WHEREAS, pursuant to that certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; all terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement), among Borrower, the Guarantors, the Lenders, UBS Securities LLC and Bear Stearns & Co., Inc., as Joint Lead Arrangers and bookrunners, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, Wachovia Bank National Association, as Documentation Agent and Wachovia Capital Markets, LLC as Co-Arranger the Lenders have agreed to make to or for the account of Borrower certain Loans and to issue certain Letters of Credit for the account of Borrower.

WHEREAS, it is contemplated that one or more of the Pledgors may enter into one or more Hedging Agreements in respect of the Loans with one or more persons.

WHEREAS, each Guarantor has, pursuant to the Credit Agreement, among other things, guaranteed (the "Guarantee") the obligations of Borrower under the Credit Agreement and the other Loan Documents.

WHEREAS, each Guarantor will receive substantial benefits from the execution, delivery and performance of the Loan Documents and each is, therefore, willing to enter into this Agreement.

WHEREAS, each Pledgor is or will be the legal and/or beneficial owner of the rights in the Collateral to be pledged by it hereunder.

WHEREAS, it is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to any Lender issuing Letters of Credit under the Credit Agreement or entering into any Hedging Agreement in respect of the Loans that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

WHEREAS, this Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.01.                                Definitions.

(a)           Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)           The following capitalized terms used herein that are defined in the UCC have the meanings assigned to the uncapitalized definitions thereof in the UCC:

"Account"; "Bank"; "Certificates of Title"; "Chattel Paper"; "Commercial Tort Claims"; "Commodity Account"; "Commodity Contract"; "Commodity Intermediary"; "Documents"; "Electronic Chattel Paper"; "Entitlement Holder"; "Entitlement Order"; "Equipment" (provided that Equipment shall include all Fixtures); "Financial Asset"; "Fixtures"; "General Intangibles"; "Goods"; "Inventory"; "Letter-of-Credit Rights"; "Letters of Credit"; "Proceeds"; "Securities Account"; "Securities Intermediary"; and "Tangible Chattel Paper".

(c)           The following terms shall have the following meanings:

"Agreement" shall mean this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

"Bailee Letter" shall be an agreement in form substantially similar to Exhibit 5 annexed hereto.

"Borrower" shall have the meaning assigned to such term in the Preamble hereto.

"Claims" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Security Agreement Collateral.

"Collateral Account" shall mean a collateral account or sub-account established and maintained by the Collateral Agent (or a Lender that agrees to be an administrative sub-agent for the Collateral Agent) in its name as Collateral Agent for the Secured Parties in accordance with the provisions of Section 9.01 of the Credit Agreement and all property from time to time on deposit in the Collateral Account including, without limitation, all Cash Equivalents and all certificates and instruments from time to time representing or evidencing such investments.

"Collateral Agent" shall have the meaning assigned to such term in the Preamble hereto.

"Control Agreement" shall mean an agreement in form and substance reasonably acceptable to Collateral Agent sufficient to establish control, in favor of the Collateral Agent for the benefit of the Secured Parties, over any applicable Investment Property (including, without limitation any Securities Account or Commodity Account) or Deposit Account.

"Copyrights" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law and whether established or registered in the United States or any other country) now owned or hereafter created or acquired by or assigned to such Pledgor, whether published or unpublished, and all copyright registrations and applications made by such Pledgor, including, without limitation, the copyrights, registrations and applications listed in Schedule 13(b) of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor's use of any copyrights, (b) reissues, renewals, continuations and extensions thereof, (c) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world and (e) rights to sue for past, present or future infringements thereof.

"Copyright Security Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 2.

"Credit Agreement" shall have the meaning assigned to such term in the Recitals hereto.

"Credit Agreement L/Cs" shall mean "Letter of Credit" as such term is defined in the Credit Agreement.

"Deposit Account" shall mean, collectively, with respect to each Pledgor, (a) all "deposit accounts" as such term is defined in the UCC and in any event shall include, without limitation, the LC Sub-Account and the Collateral Account and all accounts and sub-accounts relating to any of the foregoing accounts and (b) all cash, funds, checks, notes and any instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

"Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Equity Interests, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Equity Interests or Pledged Notes.

"Guarantee" shall have the meaning assigned to such term in the Recitals hereto.

"Guarantors" shall have the meaning assigned to such term in the Preamble hereto, but shall not include any Foreign Subsidiaries.

"Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Article 9, rather than Article 3, of the UCC to the extent such instruments evidence any amounts payable under or in connection with any item of Security Agreement Collateral or Mortgaged Real Property or such instruments constitute Proceeds of any item of Security Agreement Collateral or Mortgaged Real Property, and in any event shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

"Intellectual Property" shall mean, collectively, with respect to each Pledgor, (a) all Patents, (b) all Trademarks, (c) all Copyrights, (d) all Licenses and (e) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person or entity, pricing and cost information and business and marketing plans and proposals.

"Issuers" shall mean the collective reference to each issuer of any Pledged Equity Interests.

"Investment Property" shall mean, collectively, with respect to each Pledgor, all "investment property" as such term is defined in Article 9 of the UCC, provided that investment property shall not include any Equity Interests held by the Borrower for the benefit of the relevant beneficial owners of any non-qualified deferred compensation account.

"Joinder Agreement" shall mean the form of joinder agreement attached to the Credit Agreement as Exhibit F.

"Lenders" shall have the meaning assigned to such term in the Preamble hereto.

"Licenses" shall mean, collectively, with respect to each Pledgor, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark or Copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including the license and distribution agreements listed in Schedules 13(a) and 13(b) of the Perfection Certificate, together with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (c) rights to sue for past, present and future infringements or violations thereof and (d) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

"Operative Agreement" shall mean (a) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (b) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

"Patent Security Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

"Patents" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country), including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 13(a) of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world and (f) rights to sue for past, present or future infringements thereof.

"Pledged Equity Interests" shall mean with respect to each Pledgor, (a) the issued and outstanding Equity Interests of each Issuer listed on Schedule 10 of the Perfection Certificate and (b) all Distributions (other than cash Distributions) from time to time received, receivable or otherwise distributed to such Pledgor in respect or in exchange for any or all of the Pledged Equity Interests; provided, however, that such Pledged Equity Interests shall not include shares representing more than 65% of the voting power of all classes of Equity Interests entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, such pledgor shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

"Pledged Notes" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate (and each other intercompany note hereafter acquired by such Pledgor) and all amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

"Pledgor" shall have the meaning assigned to such term in the Preamble hereto.

"PPSA" shall mean the Personal Property Security Act (Ontario) as amended from time to time.

"Secured Obligations" shall mean all Obligations whether (a) such Obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (b) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Credit Party or any other person and/or (c) now existing or hereafter arising.

"Securities Collateral" shall mean, collectively, the Pledged Equity Interests, the Pledged Notes and the Distributions.

"Security Agreement Collateral" shall have the meaning assigned to such term in Section 2.01 hereof.

"Trademark Security Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 4.

"Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country) including, without limitation, the registrations and applications listed in Schedule 13(a) of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (b) reissues, continuations, extensions and renewals thereof, (c) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world, (e) rights to sue for past, present and future infringements thereof and (f) all goodwill of such Pledgor's business symbolized thereby.

"UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Security Agreement Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall also mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 1.02.                                Interpretation.  The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement.  If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

SECTION 1.03.                                Perfection Certificate.  The Collateral Agent and each Credit Party agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.01.                                Pledge.  As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges, collaterally assigns and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and to and pledge of all of, subject only to Permitted Liens, the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Security Agreement Collateral"):

(a)           Accounts;

(b)           Chattel Paper;

(c)           Commercial Tort Claims;

(d)           Deposit Accounts;

(e)           Distributions;

(f)           Documents;

(g)           Equipment;

(h)           General Intangibles;

(i)           Goods;

(j)           Instruments;

(k)           Intellectual Property;

(l)           Inventory;

(m)           Investment Property and Financial Assets;

(n)           Letters of Credit and Letter-of-Credit Rights;

(o)           Pledged Equity Interests;

(p)           Pledged Notes;

(q)           all books and records relating to the Security Agreement Collateral;

(r)           to the extent not covered by clauses (a) through (q) of this sentence, all other personal property and any and all Proceeds of any and all of the foregoing;

provided, however, that (i) any agreement to which any Pledgor is a party shall be excluded from the security interest granted by such Pledgor pursuant to this Section 2.01 to the extent that the collateral assignment thereof or the creation of a security interest therein would constitute a breach of the terms of such agreement, or would permit any party to such agreement to terminate such agreement, in each case as entered into by the applicable Pledgor, (ii) any of the agreements excluded in accordance with the foregoing clause (i) shall cease to be so excluded if, at such time, (A) the prohibition of collateral assignment or creation of a security interest in such agreement is no longer in effect, or is rendered ineffective as a matter of law, or (B) the applicable Pledgor has obtained all of the consents of the other parties to such agreement necessary for the collateral assignment of, or creation of a security interest in, such agreement and (iii) in no event shall clause (i) of this proviso be applicable to the Acquisition Documents.

Notwithstanding the foregoing provisions of this Section 2.01, the Security Agreement Collateral shall not include any property or asset hereafter acquired by Pledgor which is subject to a Lien permitted to be incurred pursuant to Section 6.02(g) of the Credit Agreement solely to the extent that the documents evidencing such Lien prohibit the grant of a security interest on or Lien on such property or asset; provided, however, that at such time as such property or asset is no longer subject to such Lien or such prohibition, such property or asset shall (without any act or delivery by any person) constitute Security Agreement Collateral hereunder.

SECTION 2.02                                Secured Obligations.  This Agreement secures, and the Security Agreement Collateral is collateral security for, the payment in full when due of the Secured Obligations.

SECTION 2.03                                Security Interest.

(a)           Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction, or the PPSA, as applicable, for the filing of any financing statement or amendment, including, without limitation, (i) whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor, (ii) in the case of any financing statements, a description of the Security Agreement Collateral as "all assets which the Pledgor now owns or hereinafter acquires rights," and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Security Agreement Collateral relates.

The Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

(b)           Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in Ontario and in any relevant jurisdiction in the United States any initial financing statements, financing change statements or amendments thereto if filed prior to the date hereof.

(c)           The Collateral Agent is further authorized to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country, provided that no such filing in any other country may be made unless the value of the Intellectual Property of all Pledgors in such country is materially greater than the cost of such filings) including, without limitation, this Agreement, the Copyright Security Agreement, the Patent Security and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Pledgor hereunder, without the signature of any Pledgor if permitted by law, and naming any Pledgor or the Pledgors, as debtors, and the Collateral Agent for the benefit of the Secured Parties, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF SECURITY AGREEMENT COLLATERAL

SECTION 3.01                                Delivery of Certificated Securities Collateral.  All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to the Collateral Agent, shall promptly upon receipt thereof by any Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  The Collateral Agent shall provide prompt notice to the Pledgor of any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.  In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.02                                Perfection of Uncertificated Securities Collateral.  If any of the Pledged Equity Interests are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall take such action, as the Collateral Agent may request, to ensure the validity and perfection of such pledge to the reasonable satisfaction of the Collateral Agent (including, if requested by the Collateral Agent, causing the applicable

Issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Equity Interests substantially in the form of Exhibit 1 annexed hereto).

SECTION 3.03                                Financing Statements and Other Filings.  The only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Pledgor to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of the Security Agreement Collateral to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) are listed in Schedule 6 of the Perfection Certificate.  Each Pledgor agrees that at any time and from time to time, at the sole cost and expense of the Pledgors, it will execute and file and refile, or permit the Collateral Agent to file and refile, such financing statements, financing change statements, continuation statements and other documents (including, without limitation, this Agreement), in form reasonably acceptable to the Collateral Agent, in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law in order to perfect, continue and maintain a valid, enforceable, first priority security interest in the Security Agreement Collateral as provided herein to the extent a security interest can be perfected by filing under the UCC (or any foreign equivalent, including, without limitation, the PPSA) or with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to any Security Agreement Collateral.  Each Pledgor hereby authorizes the Collateral Agent to file any such financing, financing change or continuation statement or other document without the signature of such Pledgor where permitted by law.

SECTION 3.04                                Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Security Agreement Collateral, each Pledgor represents as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Security Agreement Collateral:

(a)           Instruments and Tangible Chattel Paper.  If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $600,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b)           Deposit Accounts.  For each Deposit Account that any Pledgor at any time opens or maintains, such Pledgor shall promptly notify the Collateral Agent thereof and either (A) pursuant to a Control Agreement cause the applicable depository Bank to agree to comply at any time with instructions from the

Collateral Agent to such Bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Pledgor or any other person, or (B) arrange for the Collateral Agent to become the customer of the applicable depository Bank with respect to the Deposit Account, with the Pledgor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Deposit Account pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent. As of the date hereof, such Pledgor maintains no Deposit Accounts other than (A) those set forth in Schedule 15 to the Perfection Certificate or (B) those for which the applicable Pledgor has provided notice thereof to Collateral Agent pursuant to the preceding sentence.  Each such Deposit Account is subject to a Control Agreement which is in full force and effect.  The Collateral Agent agrees with each Pledgor that (x) the Collateral Agent shall not give any such instructions directing the disposition of funds, issue a notice of sole control or any similar instructions or withhold any withdrawal rights from any Pledgor, unless an Event of Default has occurred and is continuing or after giving effect to any withdrawal that would occur and (y) the Collateral Agent shall promptly deliver notice to the applicable depository Bank rescinding any notice of sole control or any similar instructions at such time as an Event of Default is no longer continuing.  The provisions of this Section 3.04(b) shall not apply to the Collateral Account or to any other Deposit Accounts for which the Collateral Agent is the depository or as set forth in clause (ii) below.  The Collateral Agent shall deliver a copy of any notice of sole control or similar instructions to the applicable Pledgor simultaneously with the delivery of such notice to the applicable depository Bank; provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.

(ii)           Each Pledgor uses foreign Deposit Accounts for substantially the purposes disclosed, as of the date hereof, to the Collateral Agent or as otherwise agreed with the Collateral Agent.  With respect to such foreign Deposit Accounts, the Pledgors shall not be subject to the provisions of Section 3.04(b)(i) hereof.  In addition, the provisions of Section 3.04(b)(i) shall not apply to (A) Borrower's Deposit Account at Beverly National Bank listed on Schedule 15 to the Perfection Certificate to the extent that the total funds held in such account is less than $100,000 at any time (B) any Deposit Account governed by an agreement which requires such account to sustain a zero balance at the end of each day and (C) any Deposit Account which does not hold any property of any Pledgor.

(c)           Investment Property.  (i) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall immediately notify the Collateral Agent thereof and such Pledgor shall either (A) pursuant to a Control Agreement cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor, such nominee or any other person, or (B) arrange for the Collateral Agent to become the registered owner of the securities.  If any securities constituting Investment Property, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a Securities Intermediary or Commodity Intermediary, such Pledgor shall promptly notify the Collateral Agent thereof and, either (A) pursuant to a Control Agreement cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders or other instructions from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or to apply any value distributed on account of any Commodity Contract as directed by the Collateral Agent to such Commodity Intermediary, as the case may be, in each case without further consent of any Pledgor, such nominee or any other person, or (B) in the case of Financial Assets constituting Investment Property or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Pledgor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property pursuant to an agreement in form and substance satisfactory to the Collateral Agent.  As of the date hereof, such Pledgor maintains no Securities Accounts or Commodity Accounts with any Securities Intermediary or Commodity Intermediary other than (i) as set forth in Schedule 15 to the Perfection Certificate or (ii) those for which the applicable Pledgor has provided notice thereof to Collateral Agent pursuant to the preceding sentence.  Each such Securities Account or Commodities Account is subject to a Control Agreement which is in full force and effect.  The Collateral Agent agrees with each of the Pledgors that (x) the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, shall not issue a notice of sole control or any similar instructions and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur and (y) the Collateral Agent shall promptly deliver notice to the applicable Securities Intermediary or Commodities Intermediary rescinding any notice of sole control or any similar instructions at such time as an Event of Default is no longer continuing.  The provisions of this Section 3.04(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.  The Collateral Agent shall deliver a copy of any notice of sole control or any similar instructions to the applicable Pledgor simultaneously with the delivery of such notice to the applicable Securities Intermediary or Commodity Intermediary; provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.  Notwithstanding the foregoing, the provisions set forth in this Section 3.04(c)(i), shall not apply to any Investment Property (x) held by any Pledgor for less than two days solely in connection with short-term repurchase agreements and (y) held by any Pledgor for less than ninety one days solely in held by any Pledgor for less than ninety one days solely in connection with short-term repurchase agreements, provided that the aggregate value of such Investment Property described in this clause (y) is less then $2,500,000 in the aggregate for all Pledgors.

(ii)           As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property, Pledged Notes and Pledged Equity Interests, and the risk of loss of, damage to, or the destruction of the Investment Property, Pledged Notes, and Pledged Equity Interests whether in the possession of, or maintained as a security entitlement by, or subject to the control of, the Collateral Agent (unless due to the gross negligence or willful misconduct of the Collateral Agent), a Securities Intermediary, Commodities Intermediary, the Pledgor or any other person; provided, however, that nothing contained in this Section 3.04(c) shall release or relieve any Securities Intermediary or Commodities Intermediary, of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property pledged by it or this Agreement.  In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.04(c) in accordance with Section 6.03 hereof.

(d)           Electronic Chattel Paper and Transferable Records.  If any amount payable under or in connection with any of the Security Agreement Collateral shall be evidenced by any Electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The requirement in the preceding sentence shall apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in this sentence exceeds $600,000 in the aggregate for all Pledgors.  The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case maybe, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e)           Letter-of-Credit Rights.  If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, such

Pledgor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.  The actions in the preceding sentence shall be taken to the extent that (x) the amount under such Letter of Credit, together with all amounts under Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, exceeds $5,000,000 in the aggregate for all Pledgors or (y) the amount under such Letter of Credit exceeds $2,000,000.  The provisions of this Section 3.04(e) shall not apply to Letters of Credit issued in favor of any Pledgor in connection with sales of goods to foreign jurisdictions in the ordinary course of such Pledgor's business.

(f)           Commercial Tort Claims.  If any Pledgor shall at any time hold or acquire a Commercial Tort Claim pursuant to which such Pledgor reasonably expects to recover more than $300,000 relating to any of the Security Agreement Collateral, the Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(g)           Bailee Letters.  Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth on Schedule 2(e) to the Perfection Certificate a Bailee Letter, and use commercially reasonable efforts to obtain a Bailee Letter from all such bailees who from time to time have possession of the Pledged Collateral in the ordinary course of such Pledgor's business and if reasonably requested by the Collateral Agent.  A Bailee Letter shall not be required if the value of the Pledged Collateral held by such bailee is less than $70,000, provided that the aggregate value of the Pledged Collateral held by all bailees who have not delivered a Bailee Letter is less than $500,000 in the aggregate.  Notwithstanding the foregoing, the provisions set forth in this Section 3.04(g) with respect to Bailee Letters, shall not apply to consignment Inventory held by customers of any Pledgor on a trial or sample basis in the ordinary course of such Pledgor's business.

SECTION 3.05                                Motor Vehicles.  Upon the request of the Collateral Agent, each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles owned by it with the Collateral Agent listed as lienholder therein, provided that the book value of such motor vehicles is at least $600,000 greater than the book value of such motor vehicles owned by all of the Pledgors as of the date hereof.

SECTION 3.06                                Supplements; Further Assurances.

(a)           The Pledgors shall cause each person which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a Joinder Agreement and, upon such execution and delivery, such person shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein.  The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

(b)           Each Pledgor shall, upon obtaining any Pledged Equity Interests or Pledged Notes of any person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a Perfection Certificate Supplement, and the certificates and other documents required under this Article III in respect of the additional Pledged Equity Interests, Pledged Notes or other possessory Security Agreement Collateral which is to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Equity Interests or Pledged Notes.

(c)           Each Pledgor agrees to take such further actions, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Security Agreement Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Security Agreement Collateral.  Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Security Agreement Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, financing change statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments.  If a Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Security Agreement Collateral.  All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.01                                Title.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns the rights in each item of Collateral pledged by it hereunder free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Credit Agreement.

SECTION 4.02                                Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings specified on Schedule 6 of the Perfection Certificate (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed form) and completion of the actions described in Article III hereof will constitute valid perfected security interests in all of the Security Agreement Collateral located either in the United States or Ontario to the extent a security interest can be perfected by filing under the UCC, the PPSA or with the United States Patent and Trademark Office or United States Copyright Office or by possession in favor of the Collateral Agent as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any persons purporting to purchase any Collateral from such Pledgor subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and covenants of good faith and fair dealing, and (b) are prior to all other Liens on the Security Agreement Collateral in existence on the date hereof except for Permitted Liens which are permitted to be senior to the security interests granted pursuant to this Agreement by the Credit Agreement.

SECTION 4.03                                Limitation on Liens.  Such Pledgor is as of the date hereof, and, as to Security Agreement Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all rights in the Security Agreement Collateral pledged by it hereunder free from any Lien or other right, title or interest of any person other than Permitted Liens.  Such Pledgor shall, at its own cost and expense, defend title to the Security Agreement Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time improperly claiming (except to the extent related to a Permitted Lien) any interest therein adverse to the Collateral Agent or any other Secured Party.

SECTION 4.04                                Other Financing Statements.  There is no (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Security Agreement Collateral other than financing statements relating to Permitted Liens.  So long as any of the Secured Obligations remain unpaid, or the Commitments of the

Lenders to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Security Agreement Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of Permitted Liens.

SECTION 4.05                                Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a)           The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of such Pledgor is indicated next to its name in Schedule 1(a) of the Perfection Certificate. Such Pledgor shall not (a) change its corporate name, (b) establish any other location where Security Agreement Collateral is maintained, (c) change its identity or type of organization or corporate structure, (d) change its Federal Taxpayer Identification Number or organizational identification number (including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (B) with respect to such change, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Security Agreement Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain access agreements or waivers of landlord's or warehousemen's liens with respect to such new location, if applicable.  Each Pledgor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

(b)           Each Pledgor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Security Agreement Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Pledgor is engaged, but in any event to include complete accounting records as required by the Credit Agreement, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing in summary form the type, amount and location of any and all Security Agreement Collateral.

SECTION 4.06                                Certain Provisions Concerning Securities Collateral.

(a)           Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of its Operative Agreements and the Operative Agreements of any Issuer in which such Pledgor owns an equity interest, except that the Operative

Agreements for Communications & Power Industries Italia S.r.L., Communications & Power Industries Australia Pty Limited and Communications & Power Industries Europe Limited shall be delivered to the Collateral Agent within 45 days of the date hereof.  All such Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified except as permitted by the Credit Agreement.  Each Pledgor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any such Operative Agreement within ten days after such Pledgor gives or receives such notice.

(b)           Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Equity Interests pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, except where such default or non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the applicable Operative Agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Equity Interests of such Pledgor.

(c)           So long as no Event of Default shall have occurred and be continuing and the Pledgors shall not have received written notice from the Collateral Agent stating its intention to exercise its rights under Section 4.06(d):

(i)           Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may have an adverse effect on the value of the Security Agreement Collateral or the Lien and security interest intended to be granted to the Collateral Agent hereunder.

(ii)           Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Security Agreement Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly delivered to the Collateral Agent as Security Agreement Collateral in the same form as so received (with any necessary endorsement).

(iii)           The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 4.06(c)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 4.06(c)(ii) hereof.

(d)           Upon the occurrence and during the continuance of any Event of Default and receipt by the Pledgors of written notice from the Collateral Agent stating its intention to exercise its rights under this Section:

(i)           All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 4.06(c)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall there; upon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)           All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.06(c)(ii) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Security Agreement Collateral such Distributions.

(e)           Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 4.06(d)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 4.06(d)(ii) hereof.

(f)           All Distributions which are received by any Pledgor contrary to the provisions of Section 4.06(d)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly be paid over to the Collateral Agent as Security Agreement Collateral in the same form as so received (with any necessary endorsement).

SECTION 4.07                                Certain Provisions Concerning Intellectual Property.

(a)           Each Pledgor agrees that it will use commercially reasonable efforts to not, nor will it knowingly permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is in Borrower's reasonable judgment material to the conduct of the business of the Pledgors, taken as a whole, may become prematurely invalidated or dedicated to the public, and agrees that it shall continue to mark any material products, taken as a whole, covered by an issued Patent as required under applicable patent laws unless in the Borrower's reasonable judgment a failure to so mark such material products would not be material to the would not be material to the conduct of the Pledgor's business taken as a whole.

(b)           Each Pledgor will use its commercially reasonable efforts to, for each Trademark that is in Borrower's reasonable judgment material to the conduct of the business of the Pledgors, taken as a whole, and for which such Pledgor then intends to continue the use in its business (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude an adjudication of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent required under applicable law and (iv) not knowingly use or knowingly permit its licensee's use of such Trademark in violation of any third party rights.

(c)           Each Pledgor will use its commercially reasonable efforts, for each work covered by a material Copyright that is in Borrower's reasonable judgment material to the conduct of the business of the Pledgors, taken as a whole, to use, distribute and/or display the work with appropriate copyright notice as required under applicable copyright laws.

(d)           Each Pledgor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of the business of the Pledgors, taken as a whole, may have become abandoned, cancelled, lost or dedicated to the public, or of any determination or development which would have a material adverse effect on the business of the Pledgors, taken as a whole, regarding such Pledgor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e)           Each Pledgor will exercise its reasonable business judgment in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, Canada or in any other country to the extent reasonably required by the Collateral Agent, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Pledgors, taken as a whole, including when applicable or necessary in such Pledgor's reasonable business judgment timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if in Borrower's reasonable judgment consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(f)           In the event that any Pledgor has reason to believe that any Security Agreement Collateral consisting of Intellectual Property material to the conduct of any Pledgor's business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor promptly shall notify the Collateral Agent and shall, if in Borrower's reasonable judgment consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages and/or injunctive relief for such infringement, misappropriation or dilution, and take such other actions in Borrower's reasonable judgment as are appropriate under the circumstances.

(g)           Upon and during the continuance of an Event of Default and at the request of the Collateral Agent, each Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License to effect the assignment of all of such Pledgor's right, title and interest thereunder to the Security Agreement Collateral Agent or its designee.

(h)           As of the date hereof, all Intellectual Property owned by each Pledgor and registered with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) in the name of Varian Associates, Inc.  is not material to the conduct of the business of the Pledgors, taken as a whole.  To the extent that any such Intellectual Property becomes material to the conduct of the business of the Pledgors, taken as a whole, each Pledgor owning such Intellectual Property agrees to cause such Intellectual Property to be registered with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) in the name of such Pledgor and to notify the Collateral Agent of such registration.

SECTION 4.08                                Inspection and Verification.  Each Pledgor will grant the Collateral Agent or any representative designated by the Collateral Agent the same access and inspection rights as granted to the Administrative Agent by the Companies pursuant to Section 5.07 of the Credit Agreement.  For the avoidance of doubt, in respect of Accounts or Security Agreement Collateral in the possession of any third person, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or any designated representative shall have the right to contact such account debtors or third persons in possession of such Security Agreement Collateral for verification purposes; provided that Borrower shall have received prior notice thereof.  The Collateral Agent (i) shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party and (ii) shall share any information it gains from such inspection or verification with Borrower, upon written request therefor.

SECTION 4.09                                Payment of Taxes; Compliance with Laws; Contesting Liens; Claims.  Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Security Agreement Collateral have been paid and discharged except to the extent such Claims constitute a Permitted Lien or a Lien not yet due and payable.  Notwithstanding the foregoing, each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall satisfy the Contested Collateral Lien Conditions. Notwithstanding the foregoing provisions of this Section 4.09, no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to any possible criminal liability.

SECTION 4.10                                Transfers and Other Liens.  No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Security Agreement Collateral pledged by it hereunder except as permitted by the Credit Agreement.  No Pledgor shall make or permit to be made an assignment for security, pledge or hypothecation of the Security Agreement Collateral or shall grant any other Lien in respect of the Security Agreement Collateral, except as permitted by Section 6.02 of the Credit Agreement.

SECTION 4.11                                Insurance.  Each Pledgor, at its own expense, shall maintain or cause to be maintained, insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.04 of the Credit Agreement.  Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor's true and lawful agent (and attorney-in-fact) for the purposes, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Security Agreement Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  The Collateral Agent shall provide prompt notice to the Pledgor of any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.  All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Secured Obligations.

SECTION 4.12                                PPSA Acknowledgements.  Each Pledgor acknowledges that (a) value has been given, (b) it has rights in the Pledged Equity Interests and (iii) it has not agreed to postpone the time of attachment of the security interests granted hereunder.

ARTICLE V

REMEDIES

SECTION 5.01                                Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Security Agreement Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

(a)           Personally, or by agents or attorneys, immediately take possession of the Security Agreement Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Security Agreement Collateral is located, remove such Security Agreement

Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Security Agreement Collateral and use in connection with such removal and possession (i) any and all services, supplies, aids and other facilities of any Pledgor and (ii) intellectual property, other than Trademarks, of any Pledgor, with no right of sublicense or assignment and solely to the extent permitted by all agreements relating to intellectual property of any Pledgor;

(b)           Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Security Agreement Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Security Agreement Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts into the Collateral Account;

(c)           Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Security Agreement Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(d)           Take possession of the Security Agreement Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (i) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (ii) store and keep any Security Agreement Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (iii) while the Security Agreement Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  Each Pledgor's obligation to deliver the Security Agreement Collateral as contemplated in this Section 5.01(d) is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(e)           Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Security Agreement Collateral for application to the Secured Obligations as provided in Article IX of the Credit Agreement;

(f)           Following written notice from the Collateral Agent to the Pledgors in ac accordance with Section 4.06(d), retain and apply the Distributions to the Secured Obligations as provided in the Credit Agreement;

(g)           Following written notice from the Collateral Agent to the Pledgors in accordance with Section 4.06(d), exercise any and all rights as beneficial and legal owner of the Security Agreement Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Security Agreement Collateral; and

(h)           All the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 5.02 hereof, sell, assign or grant a license to use the Security Agreement Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable.  The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Security Agreement Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Security Agreement Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Security Agreement Collateral payable by such person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall not be obligated to make any sale of Security Agreement Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Security Agreement Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Security Agreement Collateral to more than one offeree.

The Collateral Agent shall provide contemporaneous notice to the Pledgor of any action taken in subsections 5.01(a), (b) (c), (d), (e) and (h); provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.

SECTION 5.02                                Notice of Sale.  Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  No notification need be given to any Pledgor if it has signed, during the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 5.03                                Waiver of Notice and Claims.  Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Security Agreement Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession, (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article V in the absence of gross negligence or willful misconduct.  Any sale of, or the grant of options to purchase, or any other realization upon, any Security Agreement Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Security Agreement Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 5.04                                Certain Sales of Security Agreement Collateral.

(a)           Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Security Agreement Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b)           Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

SECTION 5.05                                No Waiver; Cumulative Remedies.

(a)           No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(b)           In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Security Agreement Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 5.06                                Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01                                Concerning Collateral Agent.

(a)           The Collateral Agent has been appointed as Collateral Agent pursuant to the Credit Agreement.  The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Security Agreement Collateral), in accordance with this Agreement and the Credit Agreement.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith.  The Collateral Agent may resign and a successor Collateral Agent may be appointed (or the Lenders shall assume the responsibilities of the Collateral Agent) in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b)           The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Security Agreement Collateral in its possession if such Security Agreement Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any person with respect to any Security Agreement Collateral.

(c)           The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)           With respect to any of its rights and obligations as a Lender, the Collateral Agent shall have and may exercise the same rights and powers hereunder.  The term "Lenders," "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity as a Lender.  The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with such Pledgor or any Affiliate of such Pledgor to the same extent as if the Collateral Agent were not acting as collateral agent.

(e)           If any item of Security Agreement Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions of this Agreement shall control, unless such other document explicitly provides that the terms of such document shall control.

SECTION 6.02                                Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact.  If an Event of Default shall have occurred and be continuing, the Collateral Agent may (but shall not be obligated to) remedy or cause to be remedied any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provision of Section 6.02 of the Credit Agreement.  Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 6.03 hereof.  Neither the provisions of this Section 6.02 nor any action taken by Collateral Agent pursuant to the provisions of this Section 6.02 shall prevent any such failure by any Pledgor to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default.  Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time during the continuance of an Event of Default in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.  Except where prior notice is expressly required by the terms of this Agreement, the Collateral Agent shall provide prompt notice to the Pledgor following any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Collateral Agent's right to take such action or the validity of any such action.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 6.03                                Expenses.  Each Pledgor will promptly pay to the Collateral Agent the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (a) any action, suit or other proceeding affecting the Security Agreement Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Security Agreement Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Security Agreement Collateral with any requirements of any Governmental Authority or law), (b) the collection of the Secured Obligations, (c) the enforcement and administration hereof, (d) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Security Agreement Collateral, (e) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (f) the failure by any Pledgor to perform or observe any of the provisions hereof.  All amounts expended by the Collateral Agent and payable by any Pledgor under this Section 6.03 shall be due upon demand therefor (together with interest thereon accruing at the default rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations.  Each Pledgor's obligations under this Section 6.03 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 6.04                                Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Security Agreement Collateral and shall (a) be binding upon the Pledgors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns.  No other persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Hedging Agreement.

SECTION 6.05                                Termination; Release.  The Security Agreement Collateral shall be released from the Lien of this Agreement in accordance with Section 6.04 of the Credit Agreement.  Upon termination hereof or any release of Security Agreement Collateral in accordance with Section 6.04 of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that Collateral Agent has not encumbered the released assets, such of the Security Agreement Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Security Agreement Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Security Agreement Collateral, as the case may be.

SECTION 6.06                                Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be  effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 6.07                                Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 6.07.  Failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices or other communications.

    SECTION 6.08                                Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction.

(c)           Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.07.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 6.09                                WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 6.10                                Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 6.11                                Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

       SECTION 6.12                                Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

       SECTION 6.13                                No Claims Against Collateral Agent.  Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Security Agreement Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

  SECTION 6.14                                No Release.  Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed under or in respect of any of the Security Agreement Collateral or from any liability to any person under or in respect of any of the Security Agreement Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any Hedging Agreement, any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement or the other Security Documents, or under or in respect of the Security Agreement Collateral or made in connection herewith or therewith.  The obligations of the Pledgor contained in this Section 6.14 shall survive the termination hereof and the discharge of the Pledgor's other obligations under this Agreement, the Credit Agreement, any Hedging Agreement and the other Security Documents.

  SECTION 6.15                                Obligations Absolute.  All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(a)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or any other Credit Party;

(b)           any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Hedging Agreement or any other agreement or instrument relating thereto;

(d)           any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e)           any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any other Loan Document or any Hedging Agreement except as specifically set forth in a waiver granted pursuant to the provisions of Section 6.06 hereof; or

(f)           any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

COMMUNICATIONS & POWER INDUSTRIES,
      INC., as Pledgor

By:
Name:  Joel A. Littman
Title:   Chief Financial Officer

COMMUNICATIONS & POWER INDUSTRIES,
      HOLDING CORPORATION, as Pledgor

By:
Name:  Joel A. Littman
Title:   Chief Financial Officer

CPI ACQUISITION CORP., as Pledgor

By:
Name:
Title:

CPI SUBSIDIARY HOLDINGS INC., as Pledgor

By:
Name:  Joel A. Littman
Title:   Secretary

COMMUNICATIONS & POWER INDUSTRIES
      INTERNATIONAL INC., as Pledgor

By:
Name:  Joel A. Littman
Title:   Secretary

COMMUNICATIONS & POWER INDUSTRIES
      ASIA INC., as Pledgor

By:
Name:  Joel A. Littman
Title:   Treasurer

UBS AG, STAMFORD BRANCH,
     as Collateral Agent

By:
Name:  Wilfred V. Saint
Title:     Associate Director Banking
              Products Services, US

By:
Name:  Joselin Fernandes
Title:     Associate Director Banking
              Products Services, US

EXHIBIT L

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger").

 (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.15 of the Credit Agreement The Non-U.S. Lender hereby represents and warrants that:

1.      The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

2.      The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

3.      The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

L-1

EXHIBIT M

FORM OF SOLVENCY CERTIFICATE
I, the undersigned, and the Chief Financial Officer of COMMUNICATIONS & POWER INDUSTRIES, INC, a Delaware corporation (the "Borrower"), DO HEREBY CERTIFY on behalf of the Borrower that:

1.           This Certificate is furnished pursuant to Section 4.02(j) of the Credit Agreement, dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent''), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent'') for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger").

2.           After the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof, (a) the fair value of the assets of each Loan Party exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have hereunto set my hand this [   ] day of January 2004.

COMMUNICATIONS & POWER INDUSTRIES, INC.

By:
Name:
Title: Chief Financial Officer

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EXHIBIT N

[Form of]

INTERCOMPANY NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a "Payor"), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans (other than loans pursuant to Section 6.03(p) of the Credit Agreement) and advances (including trade payables) made by such Payee to such Payor (other than any loans and advances evidenced by an intercompany note as of the date hereof and pledged to the Collateral Agent pursuant to the terms of the Security Agreement).  Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note ("Note") is an Intercompany Note referred to in the Credit Agreement dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger"), and is subject to the terms thereof, and shall be pledged by each Payee, to the extent required pursuant to the Security Agreement or the Credit Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor's guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "Senior Indebtedness"):

(i)       In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "Restructured Debt Securities")) shall be made to the holders of Senior Indebtedness;

(ii)       if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

(iii)       if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and the Administrative Agent, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Guarantor shall not be subordinated to, and shall pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

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1 To be executed by all Loan Parties, Holdings and all Subsidiaries.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

By:

     Name:
     Title: